UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
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       Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SALLYBEAUTY
HOLDINGS, INC.

PROXY
2024
STATEMENT

ion
COLOR BRILLIANCE
PERMANENT
MEDIUM COPPER BLONDE
NEONS
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1N - BLACK
BONDING PERMANENT HAIR COLOR
ASP
GEL POLISH

3001 Colorado Boulevard, Denton, Texas 76210

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

To our stockholders,

In fiscal 2024 we delivered operational improvements across both our Sally and BSG business segments, driven by our actions around performance marketing, product innovation, digital marketplaces, expanded distribution and new services. These efforts and our other strategic initiatives continued to mature and gain traction as we progressed through the year, building momentum and strengthening our sales performance in the second half of the year and our profit performance in the final quarter of the year. We generated strong cash flow from operations for the full year, which we deployed to complete a key acquisition for BSG, invest in our strategic initiatives, further reduce our debt levels, and return cash to our stockholders by repurchasing over five million shares in 2024.

A few notable operational successes in fiscal 2024 include: building new and lasting relationships with customers through effective engagement, education and marketing initiatives; driving growth and customer engagement in both Sally and BSG through product innovation across third party and owned brands; expanding our marketplace initiative that is fueling digital sales growth and attracting new customers to the Sally brand through our partnerships with high-visibility platforms, including Amazon, DoorDash, Instacart and Walmart; and completing the strategic acquisition of Exclusive Beauty Supplies of Florida, which expands BSG’s distribution rights for key brands like Moroccanoil, Olaplex, Rusk and Verb.

A Look Ahead

We are pleased to be entering fiscal 2025 from a position of operational and financial strength at both Sally and BSG.

It is evident that our commitment to our core pillars is working. Our priorities in fiscal 2025 are clear: we will be focusing on several initiatives under our strategic pillars of Enhancing our Customer Centricity, Growing our High Margin Own Brands and Amplifying Innovation, and Increasing the Efficiency of our Operations. These initiatives include a Sally Beauty brand refresh designed to move us from a trusted beauty supplier to a more dynamic beauty powerhouse, and a pilot store refresh designed to reimagine Sally stores and create a new shopping experience that inspires customers to find joy in their beauty journey from discovery to results. Our 2025 priorities also include continuing the momentum of Licensed Colorist on Demand (our high-touch professional consultation service), furthering product innovation at Sally and BSG, and expanding our Happy Beauty Co. concept pilot. These efforts, as well as improvements to our overall profitability, will be aided by our Fuel for Growth Program which we expect to drive cumulative gross margin and SG&A benefits of approximately $70 million by the end of fiscal 2025, building on the $28 million benefit in fiscal 2024.

We have confidence that our industry leadership position, talented teams and strong cash flow will continue to provide us with the flexibility to define our future and return value to you, our stockholders.

Annual Meeting Details

You are invited to attend the annual meeting of stockholders of SBH, to be held virtually on Friday, January 24, 2025 at 9:00 a.m., central time. Details of the business to be conducted at the annual meeting are given in the Official

Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter. We encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting.

It is important that your shares be represented and voted whether you plan to attend the annual meeting. Your prompt vote over the Internet, by telephone via toll-free number or by mailing a written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting.

On behalf of the SBH team, I would like to express our appreciation for your continued investment in SBH.

Denise Paulonis

Director, President and Chief Executive Officer

December 11, 2024

 2024 Proxy Statement

SALLY BEAUTY

HOLDINGS, INC.

3001 Colorado Boulevard, Denton, Texas 76210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the “Company”) will be held virtually on Friday, January 24, 2025, at 9:00 a.m., central time, for the purpose of considering and acting upon the following:

(1)	The election of the nine directors named in the accompanying Proxy Statement for a one-year term;

(2)

To approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as disclosed in the accompanying Proxy Statement;

(3)	The approval of the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan;

(4)	The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2025 fiscal year;

(5)	To vote on a stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and

(6)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 25, 2024 will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 24, 2025:

The Proxy Statement and the 2024 Annual Report to stockholders are available at:

www.edocumentview.com/sbh

By Order of the Board of Directors,

Cade Newman

Corporate Secretary

December 11, 2024

IMPORTANT:

We urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors), Proposal 2 (approval of an advisory resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation), Proposal 3 (approval of the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan) or Proposal 5 (stockholder proposal) unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

4	2024 PROXY STATEMENT SUMMARY

12	PROPOSAL 1 – ELECTION OF DIRECTORS

17	BOARD NOMINEE QUALIFICATIONS AND EXPERIENCE

19	CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

19	Board Purpose and Structure

19	Corporate Governance Philosophy

20	Board Diversity

21	Sustainability

	21	Purpose and Values

	21	Governance

	22	Ethics Code

	22	Human Capital

	26	Culture and Belonging

	28	Philanthropy and Community Impact

	29	Environmental Sustainability

	30	Responsible Sourcing and Supply Chain

	31	Data Protection and Cybersecurity

31	Director Independence

32	Nomination of Directors

32	Stockholder Recommendations or Nominations for Director Candidates

33	Director Qualifications

33	Annual Election of Directors

33	Mandatory Retirement of Directors

33	Directors Who Change Their Present Job Responsibilities

33	Board Self Evaluations

34	Board Meetings and Attendance

34	Board Leadership Structure

34	Communications with the Board

35	Board’s Role in the Risk Management Process

 2024 Proxy Statement

35	Committees of the Board of Directors

37	Compensation Committee Interlocks and Insider Participation

38	Compensation Risk Assessment

38	Related Party Transactions

40	Directors’ Compensation and Benefits

40	Narrative Discussion of Director Compensation Table

41	Director Indemnification Agreements

42	No Material Proceedings

43	BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

44	Securities Owned by Directors and Executive Officers

45	Persons Owning More than Five-percent

47	PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

48	EXECUTIVE OFFICERS

50	EXECUTIVE COMPENSATION

50	Compensation Discussion and Analysis

74	Compensation and Talent Committee Report

75	Compensation Tables

86	CEO Pay Ratio

87	Pay Versus Performance

90	PROPOSAL 3 – APPROVAL OF THE SALLY BEAUTY HOLDINGS, INC. 2025 OMNIBUS INCENTIVE PLAN

100	PROPOSAL 4 – RATIFICATION OF SELECTION OF AUDITORS

101	Report of the Audit Committee

102	PROPOSAL 5 – STOCKHOLDER PROPOSAL

104	DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS

105	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

111	OTHER MATTERS

A-1	APPENDIX 1 – NON-GAAP FINANCIAL NUMBERS RECONCILIATION

A-2	APPENDIX 2 – SALLY BEAUTY HOLDINGS, INC. 2025 OMNIBUS INCENTIVE PLAN

www.sallybeautyholdings.com 3

2024 PROXY STATEMENT SUMMARY

Proxies are being solicited by the Board of Directors of Sally Beauty Holdings, Inc. (NYSE: SBH) (“we,” “us,” or the “Company”) to be voted at our 2025 Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. Central Time, January 24, 2025

PLACE	This year’s annual meeting will be virtual and will be held solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/M4WVJMF and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. Please refer to the Q&A section beginning on page 105 for instructions on how to attend the virtual meeting.

RECORD DATE	November 25, 2024

VOTING	Stockholders as of the Record Date are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

On or about December 11, 2024, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. The Notice contains instructions on how to access over the internet the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (FY24).

VOTING MATTERS

PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1: Elect nine directors	FOR each Nominee	12

Proposal 2: Approve, on an advisory basis, compensation of our named executive officers (NEOs)	FOR	47

Proposal 3: Approve the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan	FOR	90

Proposal 4: Ratify KPMG LLP as our independent registered public accounting firm for fiscal 2025	FOR	100

Proposal 5: Vote on a stockholder proposal regarding director election resignation guideline	AGAINST	102

 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY

DIRECTOR NOMINEES

Nine nominees are standing for election at the 2025 Annual Meeting for one-year terms as directors. The following table provides summary information about each of the director nominees as well as their committee memberships. The table also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange (“NYSE”) and relevant rules of the Securities and Exchange Commission (“SEC”). Additional information about each nominee’s background and experience can be found beginning on page 12. To be elected, each nominee must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election.

Name	Age	Director Since	Occupation	Experience / Qualification	Indep.	AC	CC	NG/ CR	EC

Denise Paulonis	52	May 2018	President & CEO, Sally Beauty Holdings, Inc.	Management, Finance, Audit, International Retail					•

Rachel R. Bishop, Ph.D.	51	July 2022	President, Hefty Tableware, Reynolds Consumer Products	Consumer Products, Retail, ESG, M&A	✓		•	•

Jeffrey Boyer	66	July 2022	COO, Fossil Group, Inc.	Management, Audit, Retail	✓	•	•

Diana S. Ferguson (Board Chair)	61	Jan. 2019	Principal, Scarlett Investments LLC	Management, Finance	✓		C		•

Dorlisa K. Flur	59	Jan. 2020	Advisor, Former Chief Strategy & Transformation Officer, Southeastern Grocers	Management, Mass Market Retail Transformation	✓	•		•

James M. Head	59	Jan. 2021	Former CFO, MultiPlan Corporation	Finance, Strategy, M&A	✓	•			C

Lawrence “Chip” P. Molloy	63	July 2022	Retired; Former CFO, Sprouts Farmers Market	Management, Finance, Audit	✓	C			•

Erin Nealy Cox	54	July 2021 (Also Aug. 2016 to Nov. 2017)	Partner, Kirkland & Ellis	Cyber Security, Governance, Legal	✓			C	•

Debra Perelman	51	—	Former President & CEO, Revlon, Inc.	Beauty Industry, Finance, Retail, Management	✓

Committees:

AC = Audit  CC = Compensation & Talent NG/CR = Nominating, Governance and Corporate Responsibility EC = Executive

C = Chair

Each director nominee elected will serve until the 2026 annual meeting. The Board recommends a vote FOR each nominee.

www.sallybeautyholdings.com 5

2024 PROXY STATEMENT SUMMARY

BOARD NOMINEES SNAPSHOT

Diversity	Independence

67%
Women

6 of 9

Director Nominees are Women

1 of 9

Director Nominees is racially/ethnically diverse

89%
Independent

8 of 9

Director Nominees are Independent

Age Mix	Tenure

 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY

FY24 PERFORMANCE

COMPARABLE SALES (1)
9.6%
0.6%
1.4%
0.3%
FY21
FY22
FY23
FY24

3-YEAR AVERAGE ROIC (3)
18.9%
17.1%
18.3%
15.4%
FY19-21
FY20-22
FY21-23
FY22-24

OI
(Millions)
$418
$338
$325
$283
FY21
FY22
FY23
FY24

AOI (1)(2)
(Millions)
$461
$391
$341
$315
FY21
FY22
FY23
FY24

DILUTED EPS
$2.10
$1.66
$1.69
$1.43
FY21
FY22
FY23
FY24

ADJUSTED DILUTED EPS (2)
$2.40
$2.16
$1.83
$1.69
FY21
FY22
FY23
FY24

(1)   Please see “Executive Compensation — Compensation Discussion and Analysis — FY24 Executive Compensation Program — Annual Incentive” section for Comparable Sales and Adjusted Operating Income (“AOI”) definition.

(2)   Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including AOI, AOIM and Adjusted Diluted EPS. Please see Appendix 1 for a reconciliation of these measures to financial measures derived in accordance with U.S. GAAP.

(3)   3-Year Average Return on Invested Capital (“ROIC”) is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period.

•  Net Sales were $3.72 billion, a 0.3% decrease over the prior year.

•  Global E-Commerce Sales were $364 million and represented 9.8% of total net sales.

•  GAAP operating earnings of $283 million and GAAP operating margin of 7.6%, Adjusted Operating Earnings of $315 million and Adjusted Operating Margin of 8.5%.

•  Repurchased 5.1 million shares at an aggregate cost of $60 million.

www.sallybeautyholdings.com 7

2024 PROXY STATEMENT SUMMARY

FY24 STRATEGIC OBJECTIVES AND ACCOMPLISHMENTS

Enhancing Our Customer Centricity

✓  Build our BSG ecosystem to leverage digital tools to drive full service and expand B2B2C (a business model where one company sells to another that resells to consumers) business leveraging ‘Cosmo Prof Direct’ learnings

•  BSG sales force identified over 10,000 sales prospects and made over 2,350 conversions, far exceeding our goal, and is working on launching a new ordering platform

•  Defined a product roadmap and support model for ‘Cosmo Prof Direct’ and launched user experience enhancements

✓  Deliver inspiration at Sally through education and expertise

•  Expanded ‘Licensed Colorist on Demand’ to a total of 61 Licensed Colorists, serving 162,000 customers year-to-date and generating $5.1M total revenue

•  Continued learning through ‘Studio by Sally’ by measuring the performance of 6 pilot stores and refined our operating model based on these learnings

•  Developed and executed a Sally brand refresh test (marketing and store layout)

✓  Advance customer relationship management (“CRM”) activities to drive long-term growth

•  Delivered year-over-year CRM sales increases of 33.4% for BSG and 14.2% for Sally through app engagement, well exceeding our initial expectations

•  Delivered customer algorithm reporting for the organization

✓  Grow e-commerce / marketplace DoorDash and Instacart) sales

•  Grew BSG e-commerce sales by $12M and Sally marketplaces by $13.1M, well exceeding our goal

•  Implemented an operational improvement roadmap

✓  Expand Mexico store base

•  Successfully opened 12 new locations in Mexico

Growing High Margin Own Brands and Amplifying Innovation

✓  Expand BSG distribution footprint and launch new brands and new products to drive growth

•  Secured Amika store distribution including AMLP franchise locations in all remaining states, Morroccanoil in additional states and Briogeo product line in 500 stores

•  Continued momentum of FY23 expansions to achieve $49.9M growth, well exceeding our goal, in Amika, Color Wow, Danger Jones and Morroccanoil

•  Completed acquisition of Exclusive Beauty Supplies of Florida

✓  Grow our own brands (“OB”) and launch new branded color and care innovation in Sally

•  Grew OB penetration in the U.S. and Canada to 36.6% and 31.7% in Europe

•  Expanded Bondbar with new SKUs across color and care, leading to strong performance

•  Launched clean initiative with Inspired by Nature

✓  Continue the Happy Beauty pilot, innovating the concept as we learn

•  Approved 10 additional stores to be opened by late 2024

 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY

Increasing Operational Efficiency and Optimizing Our Capabilities

✓  Create ‘Fuel for Growth’ by thinking differently about how we operate

•  Delivered $24M+ in savings from adjustments to our transportation, shipping, etc.

•  On track for a run rate of at least $72M in savings during FY25, to be refined through the long-range planning process

✓  Advance our end-to-end supply chain capabilities to benefit customers and associates while also increasing flexibility for the future

•  Maintained 90%+ in-stocks for both Sally and BSG through the year, exceeding our goal

•  Maintained weeks of supply <26 for Sally and <22 for BSG

Progress on Sustainability

✓  Advance the following areas related to Sustainability

•  Culture & Belonging

•  Launched 2 additional Employee Resource Groups (Veterans and Disabilities / Neurodivergence)

•  Maintained our gender parity in leadership roles

•  Improved our BIPOC (black, indigenous, and people of color) representation in leadership roles

•  Philanthropy & Community Engagement

•  Launched our charitable foundation (SBH Inspires) externally and enabled payroll deductions for associates

•  Environmental Sustainability & Responsible Sourcing

•  On track for all new production runs, starting January 2025, fitting the regulated criteria will meet or exceed our goal of 25% PCR in componentry

•  Surpassed our 2% reduction goal in Co2 emissions for OB

•  Achieved a +25% year-over-year decline in electricity usage in stores with EMS (energy management system) / LED (light-emitting diode) investments

www.sallybeautyholdings.com 9

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 2024 Proxy Statement

2024 PROXY STATEMENT SUMMARY

FY24 CORPORATE GOVERNANCE HIGHLIGHTS

•	Adopted Cyber Incident Materiality Determination Policy
•	Current Director Nominee slate will result in gender-diverse Board with 67% women, 33% men

FY24 SUSTAINABILITY HIGHLIGHTS – The Board continued its focus on advancing company-wide sustainability efforts, which are focused on the main areas where we can have a meaningful impact:

1) Associates

•

Implemented an organizational health survey in Corporate and field leadership to assess areas of opportunity to improve performance and efficiency and to focus our efforts to enhance our ways of working across SBH; implemented action plans in response

•	Adding adoption and surrogacy benefit for next benefits year
•

Enhanced our learning and development programs and opportunities by providing specifically designed Academies to support individuals through their career path; investing in external mentorship/ coaching programs to enhance our high potential leaders’ personal development; enhancing our partnership with LinkedIn Learning to bring AI personalized career coaching and career development

2) Culture and Belonging

•	Launched two additional Employee Resource Groups – Veterans and People with Disabilities/Neurodivergent Thinking
•	Continued focused conversational education and training efforts
•	Designed and launched our new “Culture Splash” newsletter to share news and updates
•	Created our Employee Value Propositions, outlining our best-in-class culture, ways of working and benefits targeted at various populations, to attract and retain our associates

3) Philanthropy and Community Impact:

•	SBH Inspires Foundation:

•	Continued developing the Foundation’s infrastructure and governance
•	Raised over $60,000 to support efforts against domestic violence and abuse

•	In-kind Product: donated over $80,000 of SBH product to local and national shelters supporting those in transition
•	Employee Disaster Relief Fund: raised over $40,000 to assist associates impacted by natural disasters

4) Environmental Sustainability, Responsible Sourcing (Supply Chain): Made progress towards reducing our environmental impact by reducing energy usage and increasing energy efficiency

5) Data Privacy and Cybersecurity Oversight: Each quarter during FY24, our Chief Information Security Officer delivered detailed reports to the full Board on: risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, risk mitigation activities, learnings from data security incidents of peer companies, results of third-party assessments and testing, and updates on associate training

FY24 STOCKHOLDER OUTREACH – During FY24, we engaged with investors and sell-side analysts by hosting numerous meetings, investor calls and attending investor conferences. We believe that listening to investors is essential to good governance and to the long-term sustainability of our company.

FY24 EXECUTIVE COMPENSATION HIGHLIGHTS – Highlights of our Named Executive Officer compensation program – including NEO Changes and Compensation Program Changes for FY24 and FY25 – are described in the CD&A section beginning on page 50.

www.sallybeautyholdings.com 11

PROPOSAL 1

ELECTION OF DIRECTORS

Our current Board of Directors consists of nine individuals, eight of whom qualify as independent of us under the rules of the NYSE. Eight of our current nine directors are standing for re-election. Our Certificate of Incorporation and our By-Laws provide for the annual election of each of our directors for one-year terms.

Following the recommendations of our Nominating, Governance and Corporate Responsibility Committee, our Board of Directors has nominated the following nine individuals for election to our Board of Directors: Ms. Paulonis, Ms. Bishop, Mr. Boyer, Ms. Ferguson, Ms. Flur, Mr. Head, Mr. Molloy, Ms. Nealy Cox and Debra Perelman. Accordingly, this Proposal 1 seeks the election of these nine individuals to be directors, each with a one-year term that will expire at the annual meeting of stockholders in 2026. Due to a job change Mr. Conroy is not standing for re-election, but will serve out his current term.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Except for Debra Perelman who is standing for election to our Board for the first time, each director nominee is a current director with a term expiring at this annual meeting. Each director nominee has furnished to us the following information with respect to their principal occupation or employment and principal directorships:

Denise A. Paulonis

Director, President and Chief Executive Officer, age 52

Ms. Paulonis has served on our Board of Directors since May 2018 and is the Company’s President and Chief Executive Officer, a role she has held since October 2021. Prior to being appointed to her current role, Ms. Paulonis served as Chief Financial Officer of Sprouts Farmers Market, Inc. Prior to joining Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo and McKinsey & Company, after starting her career at Procter & Gamble. She holds an M.B.A. from The Wharton School at the University of Pennsylvania and a Bachelors of Science in Finance and Economics from Miami University. Ms. Paulonis has served on the Conagra Brands Board of Directors since August 2022. We believe that Ms. Paulonis’ executive, management and finance experience well qualifies her to serve on our Board.

 2024 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Rachel R. Bishop, Ph.D.

Director, age 51

Ms. Bishop was elected to our Board of Directors in July 2022. Ms. Bishop brings more than 20 years of experience in consumer goods, manufacturing and retail. She currently serves as President, Hefty Tableware at Reynolds Consumer Products (NASDAQ: REYN), where she oversees a $1Bn portfolio of consumer products and leads Reynolds’ ESG programming. She was a member of the management team that led Reynolds through a successful IPO in January 2020. Prior to joining Reynolds in 2019, she held senior positions with Treehouse Foods, Inc., (NYSE: THS) from 2014 through 2018, including President, Snacks Division and SVP & Chief Strategy Officer. Her previous roles include GVP Retail Development and Global Merchandising at The Walgreen Co., now Walgreens Boots Alliance Inc., and started her business career with eight years at McKinsey & Company. Ms. Bishop holds a Ph.D. in Materials Science and Engineering from Northwestern University, and a Bachelor of Science in Materials Science and Engineering, and in Geophysics from Brown University. We believe that Ms. Bishop’s strong executive background in consumer products, retail, ESG, M&A and strategic planning well qualifies her to serve on our Board.

Jeffrey Boyer

Director, age 66

Mr. Boyer was elected to our Board of Directors in July 2022. Mr. Boyer is an experienced finance and operations executive and retail industry veteran. He currently serves as Chief Operating Officer of Fossil Group (NASDAQ: FOSL) after having held the roles of Chief Financial Officer and Treasurer from October 2017 to April 2020. Mr. Boyer also served as a director on Fossil Group’s Board from 2007 to 2017, including serving as Chair and a member of its Audit Committee. Prior to joining Fossil Group, Mr. Boyer held Chief Financial Officer roles at Pier 1 Imports, Tuesday Morning, and Michaels Stores, Inc., among others. He began his career at PricewaterhouseCoopers. Mr. Boyer holds a Bachelor of Science in Finance from the University of Illinois. We believe that Mr. Boyer’s extensive finance and operations experience, and his executive leadership in retail, well qualifies him to serve on our Board.

www.sallybeautyholdings.com 13

PROPOSAL 1

ELECTION OF DIRECTORS

Diana S. Ferguson

Director, age 61

Ms. Ferguson was elected to our Board of Directors in January 2019 and has served as Chair of the Board since January 2023. Ms. Ferguson has served as a principal of Scarlett Investments, LLC, a private investment firm, since 2013. She formerly served as Chief Financial Officer to Cleveland Avenue, LLC, a venture capital investment firm, from September 2015 to December 2020. She also served as Chief Financial Officer of the Chicago Board of Education from February 2010 to May 2011 and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company from April 2008 to November 2008 when Folgers was sold. Prior to joining Folgers, she was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc. Ms. Ferguson also served as the Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation, and in a number of leadership positions at Sara Lee Corporation, including Senior Vice President of Strategy and Corporate Development, as well as Treasurer.

She currently is a director of Mattel, Inc., where she serves on the Audit Committee and is also a director of Gartner, Inc., where she serves on the Audit Committee. We believe that Ms. Ferguson’s executive, management and finance experience well qualifies her to serve on our Board.

Dorlisa K. Flur

Director, age 59

Ms. Flur has served on our Board of Directors since 2020. Ms. Flur is a corporate director and strategic advisor to companies in the retail industry. She was recently appointed as a director of SpartanNash and serves on its Audit and Compensation Committees. She also serves as a director of United States Cold Storage, a wholly-owned subsidiary of John Swire & Sons, Ltd., and chairs its Strategy Committee. She is on the Board of Trustees for BlueCross BlueShield of NC and serves on its Audit and Governance & Nominating Committees. She previously served on the board of Hibbet, Inc. from 2019 to 2024. Ms. Flur has served as strategic advisor to Southeastern Grocers, Inc. since August 2018 and was previously its Chief Strategy and Transformation Officer from August 2016 to July 2018. Ms. Flur previously served as Executive Vice President, Omnichannel for Belk, Inc. from 2013 to 2016, where she integrated stores and eCommerce and also led supply chain. Prior to that she was Vice Chair, Strategy and Chief Administrative Officer at Family Dollar Stores, Inc. where she held a series of top operating roles including real estate, marketing and merchandising as the company scaled from 5000 to 7500 stores.

Ms. Flur is a former partner of McKinsey & Company, Inc. and co-led its Charlotte, North Carolina office. She is recognized by the National Association of Corporate Directors as NACD Directorship Certified™ and also served as one of 24 Commissioners on its 2024 Blue Ribbon Commission on technology leadership in the boardroom. We believe that Ms. Flur’s governance, executive and management experience, including extensive work driving transformations within mass market retail, well qualifies her to serve on our Board.

 2024 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

James M. Head

Director, age 59

Mr. Head was elected to our Board of Directors in January 2021. Mr. Head serves as Strategic Advisor at MultiPlan Corporation where he was the Executive Vice President and Chief Financial Officer from November, 2021 to August, 2024. Prior to his roles at MultiPlan, Mr. Head served as a Partner at BDT & Company, LLC from 2016 until June 2021 and, prior to that, worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016. We believe that Mr. Head’s financial, strategic, and transactional experience – including over 30 years as an investment banker involved in complex financial and strategic transactions – well qualifies him to serve on our Board.

Lawrence “Chip” P. Molloy

Director, age 63

Mr. Molloy was elected to our Board of Directors in July 2022. Mr. Molloy brings finance, private equity and board experience to Sally Beauty. He retired from Sprouts Farmers Market (NASDAQ: SFM) in January 2024 where he was Chief Financial Officer from September 2021 through 2023, Chair of the Audit and Compensation Committees of Sprouts’ board from 2012 to 2021 and Interim Chief Financial Officer from June 2019 to February 2020. Previously, Mr. Molloy served as a director and Chair of Torrid’s Audit Committee from 2018 to 2021 and Interim Chief Executive Officer of Torrid from January 2018 through August 2018. His previous roles include serving as Senior Advisor at Roark Capital Group, a private equity firm focused predominately on the restaurant and retail sectors, as well as holding Chief Financial Officer roles at Under Armour and PetSmart. Prior to his business career, Chip served as a U.S. Navy fighter pilot for 10 years, later retiring from the Naval Reserve with the rank of Commander. Mr. Molloy holds an MBA from the University of Virginia and a Bachelor of Science in Computer Science from the US Naval Academy. We believe that Mr. Molloy’s extensive executive and finance experience well qualifies him to serve on our Board.

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PROPOSAL 1

ELECTION OF DIRECTORS

Erin Nealy Cox

Director, age 54

Ms. Nealy Cox has served on our Board of Directors since July 2021 and is a partner in the Government, Regulatory and Internal Investigations Group at Kirkland & Ellis. Ms. Nealy Cox is a trial attorney, cybersecurity expert and former federal prosecutor who served as an independent director on our Board from August 2016 to November 2017. She resigned from the Board when she was nominated and confirmed as the U.S. Attorney for the Northern District of Texas. Ms. Nealy Cox served in this role until January 2021.

Prior to her appointment as the U.S. Attorney, she served briefly in 2017 as a senior advisor at McKinsey & Co. in the consulting firm’s cybersecurity and risk practice. From 2008 to 2016 Ms. Nealy Cox was executive managing director at Stroz Friedberg, a cybersecurity and investigations consulting firm. She began her career serving as an Assistant U.S. Attorney for ten years in the Northern District of Texas. We believe that Ms. Nealy Cox’s executive management, cybersecurity and legal experience well qualifies her to serve on our Board.

Debra Perelman

Director Nominee, age 51

Ms. Perelman is a successful advisor and investor who partners with investors and management teams to scale CPG brands. She is currently Executive Chair of Stripes Beauty, an L Catterton backed business as well as advisor to several beauty and wellness businesses. Ms. Perelman served as President and Chief Executive Officer of Revlon, Inc. from May 2018 to August 2023 and as Chief Operating Officer from January 2018 to May 2018. Prior to joining Revlon, Ms. Perelman served as Executive Vice President, Strategy and New Business Development from January 2012 until January 2018 at MacAndrews & Forbes Incorporated where she focused on new technology investment opportunities, strategy and portfolio management. Ms. Perelman is currently a director of AMC Networks, where she serves on the Audit Committee. Ms. Perelman sits on the board of Sakara, a nutrition based meal delivery business. She also sits on Mastercard’s Innovate Steering Committee. Ms. Perelman is co-founder and board member of the Child Mind Institute, an independent, national nonprofit dedicated to transforming the lives of children and families struggling with mental health and learning disorders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

 2024 Proxy Statement

BOARD NOMINEE QUALIFICATIONS AND EXPERIENCE

BOARD NOMINEE SKILLS

Skills category	Bishop	Boyer	Ferguson	Flur	Head	Molloy	Nealy Cox	Paulonis	Perelman	Total

Public Company CEO/C-Ievel experience at corporate or significant operating subsidiary or business unit level	✓	✓	✓	✓	✓	✓		✓	✓	8
Professional services experience in a senior role at a top consulting, investment banking, or legal firm	✓		✓	✓	✓		✓	✓		6

Public Board Governance experience as director of a publicly traded company	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Independence satisfies the NYSE’s independence requirements	✓	✓	✓	✓	✓	✓	✓		✓	8
Financial Expertise satisfies the NYSE’s definition of “audit committee financial expert”		✓	✓	✓	✓	✓		✓		6

Beauty Industry experience in manufacturing, distribution, or sale of cosmetics and other personal care products	✓			✓		✓		✓	✓	5
Retail Sector experience in a senior management role responsible for retail operations	✓	✓	✓	✓		✓		✓	✓	7
International Operations executive-level experience in a firm with global operations	✓	✓	✓		✓	✓	✓	✓	✓	8

Marketing/branding/merchandising experience building or repositioning a consumer brand	✓			✓				✓	✓	4
Cyber/technology leadership experience or special expertise/certification in cybersecurity, AI, digital transformation		✓		✓			✓		✓	4
Strategic Growth experience in portfolio management, new business development or M&A	✓		✓		✓	✓		✓	✓	6

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BOARD NOMINEE DIVERSITY

Gender Identity

	Female	Male	Non-Binary	Did Not Disclose Gender

Director Nominees (9)	6	3	—	—
Demographic Background

Asian, South Asian, Southeast Asian or East Asian	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

Middle Eastern	—	—	—	—

Black or African American	1	—	—	—

Hispanic or Latino	—	—	—	—

Native American or Alaskan Native	—	—	—	—

White	5	3	—	—

Multiracial or Biracial	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

 2024 Proxy Statement

CORPORATE GOVERNANCE,

THE BOARD AND ITS COMMITTEES

BOARD PURPOSE AND STRUCTURE

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

•	providing strategic guidance to our management;
•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;
•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;
•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers; and
•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

CORPORATE GOVERNANCE PHILOSOPHY

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved and oversees a comprehensive system of corporate governance policies and programs. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating, Governance and Corporate Responsibility Committee to reflect changes in regulatory requirements and evolving oversight practices.

Because our Board is committed to corporate governance best practices, we are committed to integrating responsible sustainability and corporate responsibility initiatives into our operations and strategic business objectives.

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BOARD DIVERSITY

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background, personality, and professional experience – is a necessity that improves the quality of strategic decision-making and long-term vision, and represents the kind of company we aspire to be.

Over the past eight years the Board has made meaningful efforts to diversify board membership, increasing the percentage of women on our Board from 22 percent to 67 percent if the current slate of Director Nominees is elected. In addition, two years ago we began disclosing the demographic background and gender identity of each director nominee. This enhanced diversity has strengthened board-level expertise in critical areas such as: consumer goods and global retailing; corporate financial management; strategic planning and transaction execution; data protection and cybersecurity; and integrated marketing, digital experience, e-commerce and mobile.

Our Board’s leadership by example on diversity continues to be recognized. In November 2023 the Company became a three-time winner of a “Corporate Champions” award, bestowed by the Women’s Forum of New York, which promotes gender parity and diversity on corporate boards. The Women’s Forum named SBH as a “50% Plus Corporate Champion”, the highest tier awarded for S&P 500 and Fortune 1000 companies with board seats held by women. In FY23 Women Inc. magazine named our female directors to their celebrated list of “Most Influential Corporate Board Directors.” In FY22 the National Association of Corporate Directors (NACD) named SBH director Dorlisa Flur to the prestigious 2022 NACD Directorship 100™, which honors “those who have demonstrated exemplary board leadership and innovation in corporate governance.” The NACD also named our Board as a nominee for a 2023 NACD NXT™ Recognition Award.

These awards showcase board expertise and practices that promote greater diversity and inclusion.

Under our Corporate Governance Guidelines, the Nominating, Governance and Corporate Responsibility Committee recommends to the Board criteria for selection of directors and reviews periodically with the Board the criteria adopted by the Board. Although the Guidelines do not contain a specific policy on diversity, the Board demonstrates – by its own diverse composition – its commitment to diversity and inclusion.

The Corporate Governance Guidelines are available on our website at https://investor.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Our Board recognizes that they play a crucial role in setting the tone for the Company’s workplace culture. The Board has encouraged leaders to hire exceptional employees that bring diversity of thought that allows us to better anticipate the needs and concerns of our various customers. By hiring people with diverse voices, listening to them, and responding accordingly, we believe that we are taking the necessary steps to maintain our long-term sustainability.

 2024 Proxy Statement

SUSTAINABILITY

PURPOSE AND VALUES

Every aspect of our sustainability program is integrally tied to and reflects our company purpose and values. Our purpose and values reflect and emphasize our commitment to being a good corporate citizen and inspiring a more sustainable world. We are committed to reflecting our purpose and core values in everything we do, especially in our culture and sustainability focus areas of responsible supply chain and energy management.

Our culture initiatives are our commitments to strive to create a world that is more colorful and welcoming, where people can be themselves and where differences are seen as beautiful. Our sustainability initiatives are our commitments to being part of something bigger, and caring for our people, customers, communities, and planet.

GOVERNANCE

Our Board of Directors believes that sustainability issues are essential to our Company’s long-term performance and value creation. The Board is committed to corporate governance best practices and to integrating responsible sustainability initiatives into our operations and strategic business objectives.

Our Board and the Nominating, Governance and Corporate Responsibility Committee have oversight of the Company’s sustainability efforts. On a regular basis, this committee receives updates on management’s execution of sustainability initiatives.

On an annual basis, this committee advises on the long-term design of the Company’s sustainability program. In 2020, the Compensation and Talent Committee was delegated oversight authority over the Company’s cultural and belonging programs and goals. The charters for both Committees are available at http://investor.sallybeautyholdings.com. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Management of sustainability-related projects is led by our Senior Vice President, Chief Legal & Human Resources Officer, who coordinates a cross-functional team of subject matter experts to drive sustainability across SBH globally. Management reports regularly to and engages with the Board and its Committees regarding progress against our sustainability goals.

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ETHICS CODE

Our Company’s core values regarding corporate responsibility are reflected in our Code of Business Conduct and Ethics (“Ethics Code”), which is the standard of conduct that applies to all our employees, officers and directors. The Ethics Code reflects the Board’s beliefs about how we should conduct ourselves individually and as a company and includes the following core principles relating to corporate responsibility and sustainability matters: we intend to operate our business as a good corporate citizen; conduct operations with regard to the welfare of our employees and for the protection of the environment; and provide equal opportunity to all employees.

Our Ethics Code is available on our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Ethics Code that applies to our principal executive officer, our principal financial officer, our principal accounting officer, or persons performing similar functions.

Our sustainability strategy is informed by the SASB standards for specialty retailers and focuses primarily on the following six areas where we believe we can continue to have a material, meaningful impact: Human Capital; Culture; Philanthropy and Community Impact; Environmental Sustainability; Responsible Sourcing and Supply Chain; and Data Protection and Cybersecurity.

HUMAN CAPITAL

OUR PEOPLE AND PURPOSE Our Company’s purpose is “To inspire a more colorful, confident, and welcoming world.” Our purpose represents the impact that we intend to have in the world. We believe that the most immediate impact our Company can have is how we support, engage with and value our associates. At SBH, we deeply appreciate and care for our associates and believe they are a material and essential part of our global operations and strategy.

 2024 Proxy Statement

OUR CULTURE AND VALUES  Our Company values are the beating heart of our Company, and they embody how we intend to live up to and achieve our purpose. Our five core values form the bedrock of our culture and are reflected in our greatest asset – our people. Very simply, our values underscore SBH’s commitment to building a diverse, inclusive company by helping each associate experience a genuine sense of belonging. They embody a culture where each associate can bring their full selves to work, and where everyone contributes to the conversation. Where each associate inspires their team and their customers with their passion and knowledge. Where associates are empowered to make decisions, to deliver for our customers, and to take ownership of their growth and development through education, training, and leadership opportunities. Where we take care of each other, our communities, and the planet.

BE YOURSELF.
Come as you are—everyone is welcome here.

BE AN INSPIRATION.
Share your passion and knowledge with your team, your customers, the world.

BE BOLD.
Dive in. Move fast. Say yes.

BE AN OWNER.
Drive growth. Create your future.

BE PART OF SOMETHING BIGGER.
Take care of each other, our community, and our planet.

TALENT OVERSIGHT/GOVERNANCE  Our Board has made oversight of talent and culture a priority through its Compensation and Talent Committee, which oversees the Company’s human resource strategies and initiatives on compensation and benefits, culture, and associate engagement and well-being. The Compensation and Talent Committee regularly receives updates from SBH senior management regarding culture, associate engagement, demographics, talent development, retention and turnover, and succession planning.

Our key human capital management objectives are to retain, develop and recruit a diverse group of highly qualified and dynamic associates and leaders throughout the Company. At SBH, we intend that our talent oversight policies and programs will create an inclusive environment and empower everyone at SBH to contribute to and share responsibility for our Company’s success.

TALENT AND CAREER DEVELOPMENT  SBH is committed to encouraging the growth, well-being and career development of our associates through various methods, including training events, continuous learning opportunities online, independent development plans, and education financial assistance.

•

We offer associates a streamlined learning and development platform (“Thrive”), which is designed to onboard, upskill, and communicate with our associates by connecting them with relevant content in partnership with LinkedIn Learning. Thrive helps our associates facilitate their career and job competency growth.

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•

In the fall of 2024, we are collaborating even more with LinkedIn learning which will enable associates to drive their career paths even further, by having access to personally curated learning resources.

•	We also have a variety of Leadership Development programs and training available to leaders (and potential leaders) at various levels throughout our field, supply chain and support center teams.
•

We have a comprehensive Performance Management process, which includes opportunities for associates to receive feedback and to design for themselves an Individual Development Plan, which is a tool designed to help each person grow as an individual and as a professional and strengthen leadership competencies and succession pipelines.

•

Through our Education Assistance Program we offer financial assistance either for professional certification programs or courses in pursuit of an associate’s, bachelor’s or graduate degree through an accredited institution.

•	We have partnered with an external mentoring partner to provide opportunities for our high-potential associates to help them personally grow and further progress their careers.
•

Using subject matter experts, we have designed and launched various Academies within SBH to help support career growth and grow key job skills and competencies to ensure that we can train and retain talent in a competitive labor market.

COMMUNICATION AND ENGAGEMENT  SBH’s senior leadership team strives to maintain consistent communication and an open-door policy with our associates. We encourage dialogue and transparency on a regular basis. Ways in which we communicate with and hear back from our teams include:

•

Company-wide Town Hall Meetings. These are held at least 4 times per year. Each Town Hall consists of business updates from our CEO and other senior leaders, followed by open-ended Q&A in an “Ask Me Anything” format. Functional leaders also conduct Town Halls with their teams to update on key strategies and to have team-building events.

•

Live Streams and Virtual Meetings. Our leaders engage with our dispersed field and supply chain teams through both formal updates and more informal live sessions using tools such as WebEx, Zoom and Facebook Live.

•

Summits. Both of our Sally and Beauty Systems Group teams have conducted summits with field leadership teams every fall for several years, usually at the beginning of our fiscal year. These summits include everything from leadership development to systems training to product knowledge showcases, and everything in between. More recently, we have had more cross-functional summits in our Corporate Support Center focused on marketing, social media, technology and E-Commerce.

•

Organizational Health Survey. We conducted our first organizational health survey of our Support Center associates and Field Leadership team to learn how we can leverage our unique cultural strengths and areas of opportunity that will enable us to grow and prosper. From this, we identified areas of focus and set about creating cross-functional working groups supported by investment where required, to create action plans/priorities for making improvements in how we operate as an organization.

•

Engagement on Culture and Belonging. We continue to engage with our associates globally on issues like inclusion and belonging. We use surveys and other methods for our associates to provide feedback regarding where and how we can improve. We are committed to listening to our associates about their experiences and concerns in this important area, and to responding with empathy and action in a responsible, proactive way. Over the last few years, we have conducted substantive, thoughtful training of SBH leaders and teams, focusing on building empathy and understanding of issues such as prejudice, discrimination, privilege, social identity, unconscious bias, neurodivergent thinking, and mental wellness. Over the past four years, we have provided a comprehensive set of e-learning training sessions, and the majority of new associates are required to take this training as part of their onboarding program.

 2024 Proxy Statement

We also continue to design and implement a series of open dialogues between leaders and their teams about issues of Culture and Belonging. In the US/Canada, we also recently expanded from four Employee Resource Groups to six – adding Veterans and People with Disabilities/Neurodivergent Thinking – providing resources and structure for the ERGs to implement strategies to drive initiatives for enhancing our culture, communication, community outreach, and commerce opportunities. These ERGs connect with our associates on a regular basis and are dedicated to uplifting the community they support.

•

Employee Value Proposition (EVP): We developed and launched our SBH employee value proposition both internally and externally; providing six different versions for each part of our organization. We have used these short engaging EVPs to help provide a snapshot of our culture and what is unique about working in different parts of our organization. This has been a useful tool to help with retention and attracting talent.

HEALTH, SAFETY, WELL-BEING SBH places a high value on the health, safety and well-being of our associates and this is reflected in our values and culture. As a company we evidence this commitment in many ways, including our compensation and benefits package; and our provision of safe, healthy working conditions.

•

Compensation. Wage, Holiday, Leave Programs, Parental Leave: Our full-time employees receive vacation, sick time, 6 holidays and 3 floating holidays annually. SBH also provides medical leave for up to 6 weeks for all associates who do not otherwise qualify for leave under the U.S. Family and Medical Leave Act. In addition, we provide personal leave (up to 30 days) for associates who have been with SBH for at least 6 months with an average of 30 work hours per week. We recently added a paid parental leave program providing 6 weeks of fully paid leave for the birth, adoption or placement of a child. Bonuses and incentives: Our Annual Incentive Plan (AIP) provides annual incentive awards to participating associates based on company-wide sales and performance metrics established periodically by the Board. The AIP is designed to attract and retain key associates and motivate participants to achieve profitability and growth for our Company. We also provide a quarterly bonus program for field management teams – District Managers, Area Managers, Store Managers and Distribution Center Warehouse Managers and Supervisors.

•

Benefits. Healthcare and pension: SBH offers medical coverage, pharmacy coverage, telehealth coverage for minor medical needs, and preventive in-network care is covered 100% on all plans. Three medical plans are offered, and the Company makes monthly contributions to each plan. We offer access to health and well-being resources through an employee assistance program and other resources. Beginning in 2022, many of these benefits – including fundamental medical benefits – were made available to our part-time associates. SBH also offers a 401(k) Retirement Savings Plan that gives associates an opportunity to save for retirement on a tax-advantaged basis, with company-funded match. Flexible working hours: we instituted a Flex Work Week Program at our Corporate Support Center and offer flexible scheduling in our distribution centers. Our stores also do their best to accommodate scheduling needs as much as possible. In our Corporate Support Center, we have instituted hybrid work arrangements for most positions and expanded remote work opportunities based on the type of work performed. We will monitor and continue to evolve how this works over time.

•

Safe Working Conditions; Supplier Vendor Code of Conduct. We believe that every associate has the right to safe and humane working conditions, and we require all our suppliers to understand and comply with our Supplier Code of Conduct. SBH values our partnerships with suppliers and vendors and understands the impact they can have on our associates. Thus, SBH has included rules governing their conduct, both with respect to expectations while interacting with our associates, and, with our foreign suppliers, assurances that they too are providing a safe and healthy working environment for their associates. Whistleblower Policy: We have an Employee Concern Line – operated by an independent company – which allows for complaints to be made securely and anonymously. To further strengthen the integrity and protections of this confidential reporting mechanism, complaints about any Vice President or above are reported to an independent ombudsperson. The Employee Concern Line is only one part of our broad-scope effort to provide associates with resources to safely deal with and report any harassment, discrimination, bullying, retaliation, etc. We have formalized these procedures in our Freedom from Discrimination and Harassment Policy and our SBH Cares Policy, each of which

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reflects our core values and is made available to all associates. Our Supplier Code of Conduct reflects our whistleblower policy; we require vendors and suppliers to provide their employees with whistleblower protection without fear of retaliation for calling attention to legal or ethical issues. Our commitment to the safety of our associates is also evidenced by our background check policy for new hires, training and policy communications related to handling both associate and customer incidents, partnerships to maintain the stores and make necessary repairs, as well as ongoing support in the field and at the Corporate Support Center.

CULTURE & BELONGING

OUR VALUES At Sally Beauty Holdings we celebrate differences, inclusivity and self-expression. This fundamental aspect of SBH is rooted in our belief that beauty is for everyone and that everyone should find their own path to beauty.

Our associates and customers care about celebrating self-expression. We want our company and our stores to be places where all our associates and customers feel safe, valued for who they are, and experience a sense of belonging. Accordingly, we continually seek to evolve our people and culture-focused education, initiatives, and ways of working.

WE FIND BEAUTY IN EVERYONE.
Join us on our mission to create a more colorful, confident, and welcoming world.

Culture and Belonging are core to our brand values and are at the heart of who we are as a Company – at the Board level, throughout our global workforce, and in our shared commitment to serving a varied customer base and their communities.

OUR BOARD Our Board’s composition leads the Company’s commitment to Culture and Belonging. Having voices rooted in different backgrounds and experiences on our Board enhances the Board’s expertise, broadens its viewpoint, and sets the tone to encourage leaders at all levels of the Company to listen to the concerns of our associates and customers alike. Our Compensation and Talent Committee provides regular hands-on oversight of our Culture and Belonging initiatives. Our Board believes that listening to and understanding different voices is crucial to the Company’s success and long-term sustainability.

 2024 Proxy Statement

OUR WORKFORCE One of our core values is “Be Yourself”, which to us means simply “Come as you are – everyone is welcome here.” Throughout our global workforce, this is something we take to heart and live out every day.

We are committed to fostering an inclusive workforce where everyone is welcome, and each person can be authentic about who they are at work. We believe our culture of acceptance fosters and directly enhances the culture, engagement and performance of our global workforce.

Our SBH team in the U.S. and Canada is over 88% women and over 50% racially/ethnically diverse.

We recognize and celebrate the bedrock values of inclusion belonging, and engagement within our teams. For us these are key drivers of the success of the business, as our associates should – and do – reflect the various qualities of our customers and what they desire and expect from SBH. To that end, we are committed to ensuring an inclusive slate of candidates for our job openings.

OUR CUSTOMERS We have an incredibly varied customer base that we serve in almost every community in the US, and we have an obligation to be accepting and inclusive of them and to serve them to the best ability. SBH customers span the entire continuum of gender, ethnic, and economic demographics. We sell products to treat and style every kind of hair; we deliver a tailored assortment of beauty products that serve the local communities where our over 3,751 U.S. and Canadian stores are located. Serving the varied demographics and needs of our customers drives a culture and workforce that embraces and reflects the communities we serve.

Some examples of customer-focused actions we have taken in the past few years include:

•

Our Beauty Systems Group segment continues to optimize the “MOVE” panel established over five years ago to focus on strengthening connections with textured hair-focused salons and stylists and the Black entrepreneurs that own those salons. Our Move panel was established to assist and advise us for the first two years per World of Texture. We currently use the Move panel as an advisory group as needed.

•	Sally was named top 10 most trustworthy consumer goods companies on Newsweek’s 2024 List of “Most Trustworthy Companies in America.”

MINORITY AND WOMEN-OWNED BRANDS SBH has a long history of partnering with women and minority-owned beauty brands, with SBH often providing their first major distribution point with a national or even international footprint. In the past year, an additional three minority-owned brands have launched new products that SBH distributes. Our assortment includes:

•	49 Female Owned or Founded Brands
•	58 Black Owned or Founded Brands
•	7 Hispanic Owned or Founded Brands
•	16 Asian Owned or Founded Brands
•	6 LGBTQA+ Owned or Founded Brands

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SBH intends to continue to build off this legacy of success by maintaining and growing our assortment of minority and women-owned or founded brands.

FY24 ACCOMPLISHMENTS In FY24, in addition to continuing many of the initiatives and programs already in place, we made progress on Culture and Belonging in the following ways:

•

We continued our multi-phase, year-round foundational leadership training focused on building an understanding of issues such as prejudice, discrimination, privilege, social identity, unconscious bias, and mental and emotional well-being, which were followed by leaders having open dialogues with their teams about these important issues.

•

We recently launched formal training on Understanding Neurodivergent Thinking and People with Disabilities, to build greater awareness and the importance of welcoming people with different perspectives to help drive innovation at SBH.

•

We continued SBH’s Culture & Belonging initiative, “One & All” communication campaigns on cultural awareness, providing short ‘10 minute’ chats to our field organization and introducing a quarterly cultural newsletter, sharing information and photographs to help build a sense of belonging.

•

We have expanded our Employee Resource Groups (ERGs) from four to six which are associate-led groups organized around a common identity or passion. Our first four ERGs are Women, LGBTQA+, and Black and Hispanic associates, and our two additional ERGs are People with Disabilities/Neurodivergent Thinking, and Veterans. We actively invest in our ERGs and provide support to enable them to drive initiatives around Culture/ Community/Careers and Commerce.

•

We continue to embed our Culture & Belonging initiatives and strategies within our global LATAM and Sally Europe business units, adapting plans to accommodate local differences and measuring the impact.

We will continue to develop and evolve how we enhance our culture throughout SBH. Early in 2025 we plan to complete another engagement survey that will include focused questions on culture, inclusivity and belonging, to help continue to collect feedback to continuously evolve our strategies and build on education. We recognize the value these initiatives bring to our Company, our associates, our customers and the communities we serve.

PHILANTHROPY AND COMMUNITY IMPACT

OUR VALUES We are guided in our philanthropy and volunteering strategy by our purpose and core values. To us this means we place a high value on sharing our passion with, and taking care of, our community and the planet. We are committed to positively impacting the growth and well-being of our associates, customers and the communities in which we live and work by supporting causes that reflect the passion of our associates and customers. We want our associates and customers to realize the power of taking action – as an individual and as a team – and how much change we can drive in the world from small actions that we choose to take together.

OUR PEOPLE SBH encourages associates to be aware of and involved in charitable works in their community. We accomplish this by partnering with the United Way of Denton County and Denton County Friends of the Family in Denton, Texas where our Corporate Support Center is located. On a national level, we support the National Domestic Violence Hotline.

OUR FOUNDATION In FY22, we established SBH Inspires Foundation to implement our charitable initiatives and facilitate goals consistent with the company’s purpose, values and long-term vision. In FY23, we identified our core charitable cause: ending domestic violence and abuse, and supporting survivors. This decision is rooted in our commitment to engage, inspire and support our associates, customers and communities we serve.

 2024 Proxy Statement

It is our goal for the Foundation to have an immediate, meaningful impact that grows over time and partners with nonprofit organizations that work tirelessly to support the eradication of domestic violence and support of survivors. We partnered with two nonprofits, both locally and nationally, who have the expertise to support our philosophy, strategy and mission.

ACTIONS During FY24 we took the following steps to inspire our associates and customers, and to drive positive change through philanthropy:

•	SBH Inspires Foundation: raised over $60,000 to support efforts against domestic violence and abuse. Continued developing the Foundation’s infrastructure and governance.
•	In-kind Product: donated over $80,000 of SBH product to local and national shelters supporting those in transition.
•	Employee Disaster Relief Fund: raised over $40,000 to assist associates impacted by natural disasters.

Going forward we will continue to develop and leverage the Foundation both to reflect and bring life to our purpose and values.

ENVIRONMENTAL SUSTAINABILITY

PURPOSE AND VALUES In FY24 we continued to build on the strong progress we have made to responsibly manage our environmental impact. This progress is consistent with our desire to inspire a more colorful, confident and welcoming world, and to ultimately be part of something bigger than ourselves. We believe we have a duty to take care of the communities in which we operate, and to take care of our planet. We will continue to focus on improving our long-term sustainability and reducing our environmental impact across our global footprint.

GOVERNANCE The Board and the Nominating, Governance and Corporate Responsibility Committee have strategic oversight over sustainability matters and initiatives. Management of sustainability-related projects is led by our Chief Legal & Human Resources Officer who coordinates a cross-functional team of subject matter experts to drive sustainability. Management reports regularly to and engages with the Board and its Committees regarding progress against our goals.

ACCOMPLISHMENTS In FY24, we continued to evolve our focus on our global sustainability efforts. Through our global cross-functional Sustainability Working Group, this year we continued to focus on three key aspects of driving our sustainability across our global business: Own Brand - sustainable packaging; Own Brand - responsible supply chain and energy management; and Employee Engagement – educating employees about SBH’s global sustainable activities and creating interactive events on Earth Day.

Energy Management Progress

In FY24 we focused on continuing to align environmental and sustainability initiatives with our purpose, values and core business strategies to create a more sustainable company across our global footprint. Steps we took toward this included:

•	Assessing and better understanding the data relating to key aspects of our carbon footprint
•	Identifying baseline measurements to inform our carbon neutrality actions and opportunities.
•	Implementing supply chain changes, including shifting additional stores to a biweekly shipping cadence, to deliver a reduction of over 1,000 metric tons of carbon emissions
•	Achieving a 25+% year-over-year decline in electricity usage in stores with EMS and/or LED investments we made in late FY23

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RESPONSIBLE SOURCING AND SUPPLY CHAIN

At SBH we believe that we are part of something bigger, and have a responsibility to take care of our community and our planet; we want to look outside our company and seek out ways to contribute positively in the world. We believe that one way we can achieve our purpose and reflect core values in our global operations is to accelerate sustainability in product development, packaging and sourcing, and we are committed to doing that. We continue to make progress toward our long-term sustainability goals.

Our Merchandising and Sourcing teams are regularly in contact with our vendors and suppliers about using more sustainable, cleaner and greener products and packaging. We seek to lock arms with vendors on the approach to sustainability issues and products. All finished formulas in our owned-brand products are cruelty-free, i.e., not tested on animals. In addition, our Company strives to avoid product formulations that contain parabens and phthalates.

In FY20, we launched Inspired By Nature, a line of hair color and care under our Ion brand, that utilizes strict sustainability guidelines as it relates to packaging: hair color is filled in 100% recycled aluminum tubes; hair color caps are made from PCR; unit cartons for all hair color are produced with materials that are sourced from sustainably-managed forests; and hair care packaging is fully recyclable.

As we head into FY25, we are in a position to ensure our own brand product packaging in the U.S. is comprised of more than 25% post-consumer recycled materials. It is our intent to continue to increase that percentage over time, and to pursue similar goals in both Europe and Latin America. Across the globe, we are also endeavoring to reduce the total packaging on our own brand products.

In Europe, we adopted new policies around eco-friendly owned brands development, and have (1) consistently altered packaging to sustainable solutions, and (2) offered products with eco-friendly ingredients and eco-friendly certification. We have also issued a “Green Magazine” to share our initiatives with outside stakeholders.

In Europe, we launched WUNDERBAR, a fully re-shaped Care and Styling range that includes sustainable packaging (plastic from the ocean), eco-friendly ingredients and eco-friendly certification.

Our commitment to sustained responsible sourcing and ethical practices throughout our supply chain is also reflected in our Supplier Code of Conduct and Code of Business Conduct and Ethics.

Our Supplier Code of Conduct (Supplier Code) applies to our vendors’ and suppliers’ business activities, including work performed through subcontractors. The Supplier Code requires suppliers to comply with our standards regarding “Ethical Sourcing” (e.g., forced labor, child labor, human trafficking, conflict minerals, land rights), “Employment Practices” (e.g., fair treatment, non-discrimination, wages and benefits, and freedom of association), and “Health and Safety” (e.g., occupational safety, occupational injury and illness, sanitation and housing).

In addition, we expect all suppliers to comply fully with all laws and regulations applicable to their business. Under our Supplier Code we may conduct an investigation or audit to confirm compliance and in some cases may terminate a business relationship due to non-compliance.

Our commitment to responsible sourcing and ethical business practices is also reflected in our Code of Business Conduct and Ethics (Ethics Code), which applies to all SBH employees. The Ethics Code makes clear that we intend to operate “with regard to the welfare of SBH employees and for the protection of the environment and the general public.” Our Ethics Code requires employees to comply with our hazard communications program and to comply fully with all laws, rules and regulations affecting our business, including the national and local environmental and labor laws of our host nations and communities.

 2024 Proxy Statement

DATA PROTECTION AND CYBERSECURITY

Our Board of Directors understands the critical importance of managing evolving risks associated with cybersecurity threats. Our Company is committed to protecting the privacy and security of customer information and the integrity of our information technology systems.

The Board has responsibility for overseeing risks related to the cybersecurity threat landscape, including data protection and security breach readiness. Our Chief Information Security Officer (CISO) reports directly to the Chief Information Officer and is responsible for the Company’s cybersecurity risk management program that is tailored to address specific risks in the retail industry, using a flexible approach informed by our deep understanding of attacker methodologies, targeted assets, and industry best practices. On at least a quarterly basis, the CISO delivers a detailed report to the full Board – including Erin Nealy Cox, a cybersecurity expert – on data protection and cybersecurity matters. The topics covered by these reports include risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, the Company’s ongoing risk mitigation activities, learnings from data security incidents of peer companies, results of third-party assessments and testing, updates on annual associate training and other specific training initiatives.

We believe this accountability and reporting structure helps maintain the independence of the CISO while giving the Board direct and meaningful line-of-sight governance.

Numerous times per year, all associates receive simulated phishing attacks and are measured on how they interact with the attack and how quickly they report it. All associates participate in security awareness training throughout the year.

BOARD-LEVEL CYBERSECURITY EXPERTISE In FY22 Erin Nealy Cox was re-elected by Stockholders as an independent director of the Company’s Board. In January 2023 the Board appointed Ms. Nealy Cox Chair of the Nominating, Governance and Corporate Responsibility Committee. The addition of Ms. Nealy Cox strengthens the Board’s governance of cybersecurity matters and enhances overall Board-level subject-matter expertise and competency. Ms. Nealy Cox is a cybersecurity expert and former federal prosecutor with deep expertise in information security issues and board governance. She is a partner at Kirkland & Ellis in their Government, Regulatory and Internal Investigations Group, and from 2003-2016 was executive managing director at Stroz Friedberg, a cybersecurity and investigation consulting firm, where she ultimately led the firm’s incident response business. In 2017 she served briefly as senior advisor to McKinsey & Company in the firm’s cybersecurity and risk practice.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently comprised of eight non-management directors and Ms. Paulonis, who is our President and Chief Executive Officer. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and such director also satisfies the other independence requirements of the NYSE. Our Board of Directors has affirmatively determined that Ms. Perelman (a director nominee), as well as all of our current directors other than Ms. Paulonis, satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Company or its affiliates.

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All of our directors who serve as members of the Audit Committee, Compensation and Talent Committee and Nominating, Governance and Corporate Responsibility Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation and Talent Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

NOMINATION OF DIRECTORS

The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating, Governance and Corporate Responsibility Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. The Nominating, Governance and Corporate Responsibility Committee considers recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating, Governance and Corporate Responsibility Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating, Governance and Corporate Responsibility Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate’s judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that sound governance of the Company requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating, Governance and Corporate Responsibility Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating, Governance and Corporate Responsibility Committee considers such factors when reviewing potential director nominees.

STOCKHOLDER RECOMMENDATIONS OR

NOMINATIONS FOR DIRECTOR CANDIDATES

Our Corporate Governance Guidelines provide that our Nominating, Governance and Corporate Responsibility Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating, Governance and Corporate Responsibility Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 or Section 1.07, as applicable, of our By-Laws or as otherwise provided by law. Nominations pursuant to our By-Laws are made by delivering to our Corporate Secretary, within the time frame described in our By-Laws, all of the materials and information that our By-Laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) such person’s written consent to serve as a director if elected, (d) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (e) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (f) such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or whether such nominee would be

 2024 Proxy Statement

independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Company’s publicly disclosed Corporate Governance Guidelines. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.06 or Section 1.07, as applicable, of our By-Laws; any nominee proposed by a stockholder not nominated in accordance with Section 1.06 or Section 1.07, as applicable, shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

DIRECTOR QUALIFICATIONS

In order to be recommended by the Nominating, Governance and Corporate Responsibility Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors. The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other corporate boards and skill sets that add to the value of our business.

ANNUAL ELECTION OF DIRECTORS

In 2014, the Board of Directors began the process of declassifying the Board to provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification of the Board at our 2014 annual meeting of stockholders. At the annual meeting each year, all directors of the Board will be elected for one-year terms.

At the 2025 annual meeting, our stockholders will elect nine individuals to serve on our Board.

MANDATORY RETIREMENT OF DIRECTORS

Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity, although the Board may request that a director who would otherwise be due to retire continue his or her service if (a) the policy would result in multiple retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders. The Board remains committed to intentional, responsible succession planning and to maintaining an appropriate balance of outstanding qualifications, experience, professional skills and tenure.

DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITIES

Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit an offer of resignation to the Board. The remaining directors, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, will then determine the appropriateness of continued Board membership.

BOARD SELF EVALUATIONS

The Nominating, Governance and Corporate Responsibility Committee oversees a self-evaluation of the Board each year to determine whether the Board is functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

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BOARD MEETINGS AND ATTENDANCE

Pursuant to our Corporate Governance Guidelines, our directors are expected to:

•	regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);
•	spend the time needed to properly discharge their responsibilities;
•	with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate, which sessions are chaired by the Chair of the Board;
•	with respect to our independent directors, meet at least once a year in an executive session without management, which session is chaired by the Chair of the Board.

In FY24, all but one director attended 100% of the meetings of the Board (during his or her time of service on the Board) and of the committees on which he or she served. Of our current nine directors, eight attended 100% of their meetings and none attended fewer than 75%. In FY24 our Board of Directors met six times, our Audit Committee met six times, our Compensation and Talent Committee met five times, our Nominating, Governance and Corporate Responsibility Committee met five times and our Executive Committee met one time. Our independent directors met in executive session four times and the full Board met in executive session seven times. In 2024, all members of the Board except one who were up for election or re-election attended the Company’s annual meeting of stockholders.

BOARD LEADERSHIP STRUCTURE

In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chair, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chair and Chief Executive Officer should be separate and, if it is to be separate, whether the Chair should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chair of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chair of the Board is responsible for chairing Board meetings and meetings of stockholders, establishing the agendas for Board meetings along with the Lead Independent Director, if any, and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director, if any, is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chair to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, reviewing and approving meeting schedules and information sent to the Board and liaising with the Chair and the Chief Executive Officer and the other independent directors.

Ms. Paulonis serves as our Chief Executive Officer and Ms. Ferguson serves as our independent Chair of the Board. Our Board has determined that this leadership structure is appropriate at this time. In particular, our Board believes that this structure streamlines decision making and enhances accountability. Furthermore, our Board believes that the presence of an independent Chair of the Board and a majority of independent directors provides effective oversight of management.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Chair of the Board, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary’s office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a

 2024 Proxy Statement

product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

BOARD’S ROLE IN THE RISK MANAGEMENT PROCESS

The Board’s role in the risk management process is to understand and oversee the Company’s strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, reporting to the Chair of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Company. This assessment is then presented to the full Board for development of action items and responsible parties for oversight and to ensure appropriate oversight of the identified risks. This approach is designed to enable the Board and management to establish a mutual understanding of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Company’s overall risk management strategy.

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to our By-Laws, our Board of Directors has established the following committees:

•	Executive Committee;
•	Audit Committee;
•	Compensation and Talent Committee; and
•	Nominating, Governance and Corporate Responsibility Committee.

The function of each committee is described below. Each committee, pursuant to its charter adopted by the Board of Directors, consists of at least three members and is led by a Chair.

Executive Committee. The Executive Committee consists of Mr. Head (Chair), Ms. Ferguson, Mr. Molloy, Ms. Nealy Cox, Ms. Paulonis and Mr. Conroy (who will not be standing for re-election at the annual meeting). The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Audit Committee. The Audit Committee consists of Mr. Molloy (Chair), Mr. Boyer, Ms. Flur and Mr. Head. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. Molloy, Mr. Boyer, Ms. Flur and Mr. Head qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

•	the quality and integrity of our financial statements, including oversight responsibility for management’s design and implementation, and the effectiveness of, internal controls;
•	the independent auditor’s qualifications and independence;

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•	the performance of our internal audit function and independent auditors;
•	our compliance with legal and regulatory requirements;
•	our information technology function;
•	preparation of the report of the Audit Committee required for our annual proxy statements; and
•	our financing strategy, financial policies and financial condition.

The Audit Committee is governed by the Audit Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Compensation and Talent Committee. The Compensation and Talent Committee consists of Ms. Ferguson (Chair), Ms. Bishop, Mr. Boyer, and Mr. Conroy (who will not be standing for re-election at the annual meeting). The Board has determined that each such member meets the independence requirements of the NYSE, as well as the “Non-Employee Director” requirements under Rule 16b-3 of the Exchange Act and the “outside director” requirements under Section 162(m) of the Internal Revenue Code. The purpose of the Compensation and Talent Committee is to, among other things:

•	discharges the Board’s responsibilities relating to oversight of the Company’s compensation and talent programs and policies;
•	establish our general compensation philosophy and objectives, in consultation with management, oversee and assess the development and implementation of compensation programs, policies and practices;
•	review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;
•	determine and approve the Chief Executive Officer’s compensation level (and forms thereof) based on this evaluation;
•	review and approve the compensation (and forms thereof) of the other executive officers and our non-employee, independent directors;
•	review and approve all compensation for all other executive officers;
•	consider the results of the most recent advisory vote on executive compensation in evaluating or making recommendations regarding executive compensation;
•	prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements;
•	establish the Company’s talent philosophy and objectives and, in consultation with management, oversee the development and implementation of talent programs, policies and practices; and
•

establish the Company’s diversity and inclusion philosophy and objectives, and, in consultation with management, oversee the development and implementation of diversity and inclusion programs, policies and practices.

The Compensation and Talent Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis – Compensation Decision-Making Process” of this Proxy Statement.

The Compensation and Talent Committee is governed by the Compensation and Talent Committee charter, which was amended in 2020 to reflect the Committee’s new name and its additional oversight over talent, diversity and inclusion policies and initiatives. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. Pursuant to its charter, the Compensation and Talent Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

 2024 Proxy Statement

Pursuant to its charter, the Compensation and Talent Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in “Compensation Discussion and Analysis – Compensation Decision-Making Process” of this Proxy Statement, the Compensation and Talent Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, FW Cook has participated in meetings of the Compensation and Talent Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. FW Cook has not performed any services for our management.

Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee consists of Ms. Nealy Cox (Chair), Ms. Bishop and Ms. Flur. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating, Governance and Corporate Responsibility Committee is to, among other things:

•	identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;
•	consider any director candidates recommended by our stockholders pursuant to the procedures described in this Proxy Statement and in our By-Laws;
•	recommend to our Board of Directors individual directors to serve on our various Board committees;
•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and
•	oversee the evaluation of the Board of Directors and management; and
•	assist the Board in overseeing the Company’s corporate responsibility and sustainability initiatives.

The Nominating, Governance and Corporate Responsibility Committee is governed by the Nominating, Governance and Corporate Responsibility Committee charter, which was revised in 2019 to reflect the Committee’s additional oversight over the Company’s corporate responsibility and sustainability initiatives. The Committee periodically reviews the Company’s strategies, activities, policies and communications regarding sustainability and other environmental, social and governance-related matters and makes recommendations to the Board. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Talent Committee consists of Ms. Ferguson (Chair), Ms. Bishop, Mr. Boyer, and Mr. Conroy. No member of our current Compensation and Talent Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during FY24, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another company, one of whose executive officers served on the Compensation and Talent Committee;

•	a director of another company, one of whose executive officers served on the Compensation and Talent Committee; or
•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another company, one of whose executive officers served as one of our directors.

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COMPENSATION RISK ASSESSMENT

The Compensation and Talent Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Company or the investments of our stockholders. The Compensation and Talent Committee considered compensation programs that apply to employees at all levels. In addition, the Compensation and Talent Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described under “Compensation Discussion and Analysis – Management of Compensation-Related Risk.”

Based on the foregoing, the Compensation and Talent Committee concluded in its April 2024 meeting that the Company’s compensation plans, programs and policies do not encourage risks that are likely to have a material adverse effect on the Company. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation and Talent Committee with regard to executive compensation programs.

RELATED PARTY TRANSACTIONS

Our Board of Directors recognizes that interested transactions with related parties present a heightened risk of conflicts of interest, or the perception thereof, and therefore it adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, an “interested transaction”, is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $20,000 in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee, an officer or a director also constitutes an interested transaction. A “related party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) (1) an officer (including at the Vice President level or above), director or nominee for election as a director of the Company or any of its subsidiaries, (2) a greater than five percent beneficial owner of any class of the Company’s Common Stock or other equity securities, or (3) an immediate family member of any of the foregoing individuals.

Subject to several exceptions (as described below), all interested transactions must be approved or ratified by the Audit Committee of the Board of Directors, taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. An interested transaction may be approved or ratified if it is determined in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the transaction.

No director participates in any discussion or approval of an interested transaction for which he or she is a related party, except to the extent the director provides material information concerning the transaction to the Audit Committee. If an interested transaction remains ongoing, the Audit Committee must review and assess, on at least an annual basis, ongoing relationships with the related party to ensure that the interested transaction remains appropriate. In addition, if an interested transaction involving a member of the Board may constitute an actual or

 2024 Proxy Statement

potential director conflict of interest, the General Counsel shall notify the Chair of the Nominating, Governance and Corporate Responsibility Committee of such interested transaction.

Under the policy, the following categories of interested transactions have been deemed by the Audit Committee to be pre-approved, even if in excess of $20,000, unless otherwise specifically determined by the committee: (1) any employment by the Company of an officer of the Company or any of its subsidiaries if the related compensation is approved (or recommended to the Board of Directors for approval) by the Company’s Compensation and Talent Committee, (2) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402, (3) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $120,000, or two percent of that company’s total annual revenues, and (4) any transaction where the related party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends). All interested transactions with related parties that are required to be disclosed under the SEC’s rules are disclosed in our Proxy Statement. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

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DIRECTORS’ COMPENSATION AND BENEFITS

FY24 Director Compensation Table (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)

Rachel R. Bishop, Ph.D.	105,000	187,496	292,496

Jeffrey Boyer	105,000	187,496	292,496

James Conroy	71,827	149,997	221,824

Diana S. Ferguson	280,000	187,496	467,496

Dorlisa K. Flur	105,000	187,496	292,496

James M. Head	105,000	187,496	292,496

Linda Heasley (2)	33,462	187,496	220,958

Lawrence “Chip” P. Molloy	135,000	187,496	322,496

Erin Nealy Cox	125,000	187,496	312,496

Denise A. Paulonis (3)	—	—	—

(1)

During FY24, we did not grant any stock options to, award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for members of our Board of Directors, and our directors did not receive any compensation that would constitute “All Other Compensation.”

(2)	Ms. Heasley did not stand for re-election at the 2024 Annual Meeting.

(3)	Ms. Paulonis did not receive compensation for her service as a director during FY24.

(4)

Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC 718”). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On January 25, 2024, Mr. Conroy received 12,376 RSUs, which stock award had a grant date fair value of $149,997, and each director other than Ms. Paulonis and Mr. Conroy received 15,470 RSUs, which stock award had a grant date fair value equal to $187,496. As of September 30, 2024, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Ms. Bishop, 6,229; (b) Mr. Boyer, 0; (c) Mr. Conroy, 0; (d) Ms. Ferguson, 44,312; (e) Ms. Flur, 15,401; (f) Mr. Head, 26,750; (g) Ms. Heasley, 0; (h) Mr. Molloy, 12,458; (i) Ms. Nealy Cox, 20,503; and (j) Ms. Paulonis, 0.

NARRATIVE DISCUSSION OF DIRECTOR COMPENSATION TABLE

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table. The Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy (the “Director Compensation Policy”) governs the compensation paid to our independent directors. Following FW Cook’s biennial review of our director compensation program in FY24, the Director Compensation Policy was amended with changes to take effect in FY25, beginning October 1, 2024. Under the revised Director Compensation Policy, the NEC additional cash retainer fee increased to $200,000, the NGCR committee chair fee increased to $22,500, and the annual Board equity retainer fee increased to $160,000, while the annual Board cash retainer fee remained unchanged.

Cash Compensation

In FY24, pursuant to the Director Compensation Policy, each of our independent directors received an annual cash retainer of $105,000, payable in advance in four quarterly installments. Directors were not paid a fee for in-person or telephonic attendance of Board or committee meetings during FY24.

 2024 Proxy Statement

Additional annual cash retainers were paid to each independent director who served as the Chair of the Board (Ms. Ferguson) or chair of the Audit Committee (Mr. Molloy), Compensation and Talent Committee (Ms. Ferguson) or the Nominating, Governance and Corporate Responsibility Committee (Ms. Nealy Cox). The following table sets forth the annual cash retainers for services rendered in FY24.

Board Role	Cash Retainer Amount

Non-Executive Chair	$150,000

Audit Committee Chair	$ 30,000

Compensation and Talent Committee Chair	$ 25,000

Nominating, Governance & Corporate Responsibility Committee Chair	$ 20,000

Equity-Based Compensation

For FY24, we transitioned the annual equity-based retainer award timing from November to January, to align with the Company’s annual meeting of stockholders (the “Annual Meeting”). To account for the change in timing, for FY24 only, existing Independent Directors received their annual equity-based retainer award with a value at the time of grant of $150,000 plus an additional $37,500 (for a total of $187,500), pursuant to our Director Compensation Policy. Independent Directors whose Board service began on the date of the Annual Meeting, only received their annual equity-based retainer award with a value at the time of grant of $150,000. These awards were granted on January 25, 2024, in accordance with the 2019 Omnibus Incentive Plan in the form of RSUs that vest on the earlier of the one-year anniversary of the date of grant or the next Annual Meeting, subject to the director’s continued service on the Board on such date. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director’s death or disability.

Stock Ownership and Retention Guidelines

Pursuant to our stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Chair of the Board and committee chairs, and all meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised stock options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of September 30, 2024, all of our independent directors, subject to the five-year grace period, were in compliance with our stock ownership and retention guidelines.

Travel Expense Reimbursement

Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

DIRECTOR INDEMNIFICATION AGREEMENTS

Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee’s

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corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

NO MATERIAL PROCEEDINGS

As of November 30, 2024 there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

 2024 Proxy Statement

BENEFICIAL OWNERSHIP OF

COMPANY’S STOCK

The following tables set forth certain information regarding the beneficial ownership, as of November 25, 2024, of: (i) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group; and (ii) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC) to beneficially own more than 5% of the total number of outstanding shares. The number of shares beneficially owned by each person or group as of November 25, 2024, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 25, 2024, including upon the exercise of stock options. The total number of outstanding shares on which the percentages of share ownership in the tables are based is 102,472,251. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

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SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class (2)

Marlo M. Cormier	132,507	(3)	*

Mary Beth Edwards	90,046	(4)	*

John H. Goss	160,474	(5)	*

Kim McIntosh	16,685	(6)	*

Denise A. Paulonis	487,708	(7)	*

Scott C. Sherman	191,504	(8)	*

Mark G. Spinks	331,612	(9)	*

Rachel R. Bishop	12,458	(10)	*

Jeffrey Boyer	12,458	(11)	*

James Conroy	—	(12)	*

Diana S. Ferguson	49,724	(13)	*

Dorlisa K. Flur	42,537	(14)	*

James M. Head	26,801	(15)	*

Lawrence “Chip” P. Molloy	12,458	(16)	*

Erin Nealy Cox	25,967	(17)	*

Debra Perelman	—	(18)	*

All directors and executive officers as a group (16 persons)	1,592,939		1.56%

(1)	Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)	Includes 42,771 shares of Common Stock underlying vested stock options.

(4)	Includes 41,775 shares of Common Stock underlying vested stock options and 100 shares held by trust.

(5)	Includes 86,340 shares of Common Stock underlying vested stock options.

(6)	Includes 0 shares of Common Stock underlying vested stock options.

(7)	Includes 125,343 shares of Common Stock underlying vested stock options.

(8)	Includes 149,073 shares of Common Stock underlying vested stock options.

(9)	Includes 241,703 shares of Common Stock underlying vested stock options and 2,283 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan.

(10)	Includes 6,229 vested and deferred restricted stock units.

(11)	Includes 0 vested and deferred restricted stock units.

(12)	Includes 0 vested and deferred restricted stock units.

(13)	Includes 44,312 vested and deferred restricted stock units.

(14)	Includes 15,401 vested and deferred restricted stock units.

(15)	Includes 26,750 vested and deferred restricted stock units.

(16)	Includes 12,458 vested and deferred restricted stock units.

(17)	Includes 20,503 vested and deferred restricted stock units.

(18)	Ms. Perelman beneficially owns no common stock of the Company.

 2024 Proxy Statement

PERSONS OWNING MORE THAN FIVE-PERCENT OF THE COMPANY’S COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	16,292,468 (1)	15.9%

FMR LLC 245 Summer Street, Boston, MA 02210	15,396,347 (2)	15.02%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	12,149,493 (3)	11.86%

(1)	Based solely on information provided on that certain Schedule 13F filed with the SEC on August 13, 2024.

(2)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 13, 2024.

(3)	Based solely on information provided on that certain Schedule 13F filed with the SEC on November 13, 2024.

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 2024 Proxy Statement

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, the Company is providing in this Proxy Statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 50 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 50, and cast a vote “FOR” the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis beginning on page 50, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program uses a balanced mix of base salary, and annual and long-term incentives to attract and retain highly qualified executives; the compensation program also maintains a strong relationship between executive compensation and performance, thereby aligning the interests of the Company’s executive officers with those of its stockholders.

This vote is advisory and will not be binding on the Company. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. The Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

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EXECUTIVE OFFICERS

The executive officers of Sally Beauty Holdings, Inc., their ages (as of December 11, 2024), and their positions for at least the last five years are as follows:

Denise A. Paulonis

President and Chief Executive Officer

Denise Paulonis, 52, has been our President and Chief Executive Officer since October 2021 and a member of our Board since May 2018. Prior to being appointed to her current role, Ms. Paulonis served as Executive Vice President and Chief Financial Officer of Sprouts Farmers Market, Inc.

Prior to joining Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo and McKinsey & Company, after starting her career at Procter & Gamble. She holds an M.B.A. from The Wharton School at the University of Pennsylvania and a Bachelors of Science in Finance and Economics from Miami University.

Marlo M. Cormier

Senior Vice President, Chief Financial Officer

Marlo Cormier, 53, has been our Senior Vice President, Chief Financial Officer and Chief Accounting Officer since November 2020. Prior to being appointed to her current role Ms. Cormier was Senior Vice President – Finance and Chief Accounting Officer since April 2020.

Prior to joining the Company, Ms. Cormier was the Senior Vice President, Corporate Finance and Chief Accounting Officer at Fossil Group, Inc. from 2013 to 2020. At Fossil Group, Ms. Cormier’s responsibilities included general accounting and SEC reporting, financial planning and analysis, taxes and treasury. Prior to her role at Fossil Group, Ms. Cormier was at Callaway Golf from 2001 to 2013 where she served in various executive roles including Vice President and Chief Accounting Officer. Prior to that Ms. Cormier was a Manager in Deloitte’s Accounting and Audit Services group. Ms. Cormier holds an active CPA license and a Bachelor’s of Science from Oregon State University with a double major in Financial Management and Accounting and a minor in Computer Science.

John H. Goss

President, Sally Beauty Supply

John Goss, 57, has been President of Sally Beauty Supply since November 2020. Prior to that he was our Group Vice President and Head of Stores and Operations for Sally Beauty Supply. His responsibilities included leading over 2,900 retail stores and supporting the operations team, and most recently he led the deployment of Ship-From-Store (SFS) and Buy Online/Pickup in Store (BOPIS) across the Sally Beauty store network. Prior to joining the Company in 2016, Mr. Goss served consecutively as Vice President of Operations and then Vice President of Transformation Management Office for Signet Jewelers. Mr. Goss has held various leadership roles at Zales Jeweler, T-Mobile, Gap Inc., and L Brands throughout his career. Mr. Goss holds a Bachelor’s degree in Business Management from The University of Phoenix.

 2024 Proxy Statement

Kim McIntosh

Group Vice President, Controller and Chief Accounting Officer

Kim McIntosh, 47, has been our Group Vice President, Controller, and Chief Accounting Officer since March 2021. Prior to joining the Company, Ms. McIntosh held various positions at Tailored Brands, Inc. including Chief Accounting Officer from 2020 to 2021, Vice President, Corporate

Controller from 2013 to 2020, and Assistant Controller from 2012 to 2013. Prior to that, Ms. McIntosh held various roles at Chico’s FAS, Inc. Ms. McIntosh received her Masters of Business Administration and her Bachelors of Science in Accounting from Florida Gulf Coast University.

Scott C. Sherman

Senior Vice President, Chief Legal and Human Resources Officer

Scott Sherman, 46, was named our Senior Vice President, Chief Legal and Human Resources Officer in February 2024. Prior to being appointed to his current role, Mr. Sherman was Chief Human Resources Officer since October 2017. Mr. Sherman has held various senior level positions with the Company since October 2012, including Group Vice President, Human Resources from November 2016 to September 2017, Vice President and Deputy General Counsel from October 2013 to November 2016 and Associate General Counsel, Employment and Litigation from October 2012 to October 2013. Prior to joining the Company, Mr. Sherman was a Shareholder/Attorney at Littler Mendelson, P.C. where he represented clients in all aspects of labor and employment law. Mr. Sherman received his J.D. from the University of Pittsburgh School of Law and his B.A. in Political Science from Pennsylvania State University.

Mark G. Spinks

President, Beauty Systems Group

Mark G. Spinks, 63, has been the President of Beauty Systems Group LLC since July 2015. Mr. Spinks previously held a number of positions of increasing responsibility with us. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group LLC, a position he served in since September 2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Company’s Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Company for almost four years. Mr. Spinks received a B.A. in Economics and Criminal Justice from Indiana University.

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EXECUTIVE COMPENSATION

50	Compensation Discussion and Analysis

51	Executive Summary

56	Compensation Philosophy and Objectives

57	FY24 Executive Compensation Program

59	Tying Compensation to Performance

60	Base Salary

61	Annual Incentive

64	Long-Term Incentives

69	Other Compensation

69	Change-in-Control Severance Protection

69	Additional Compensation Policies

71	Compensation Decision-Making Process

71	Role of Compensation and Talent Committee

71	Role of Independent Compensation Consultant

71	Role of Management

72	Market Data/Benchmarking

72	Total Compensation Review

73	Consideration of Stockholder Vote on Executive Compensation

73	Management of Compensation-Related Risk

74	Compensation and Talent Committee Report

75	Compensation Tables

75	Summary Compensation Table

77	Grants of Plan-Based Awards for FY24

79	Outstanding Equity Awards at 2024 Fiscal Year-End

83	Option Exercises and Stock Vested in FY24

83	Potential Payments Upon Termination or Change in Control

86	CEO Pay Ratio

87	Pay Versus Performance

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) explains how the Company’s executive compensation program is designed and operates with respect to the following named executive officers (“NEOs”) for the fiscal year 2024 (“FY24”):

NEOs

Denise A. Paulonis President and Chief Executive Officer

Marlo M. Cormier Senior Vice President, Chief Financial Officer

John H. Goss President, Sally Beauty Supply

Mark G. Spinks President, Beauty Systems Group

Scott C. Sherman Senior Vice President, Chief Legal and Human Resources Officer (1)
(1)	In February 2024, Mr. Sherman was named our Senior Vice President, Chief Legal and Human Resources Officer.

For a complete understanding of our executive compensation program, this CD&A should be read in conjunction with the “Executive Compensation — Compensation Tables” of this Proxy Statement.

 2024 Proxy Statement

EXECUTIVE SUMMARY

Overview	The retail and beauty industries have continued to be affected by a variety of factors driving change and uncertainty, including lingering impacts from the COVID-19 pandemic, economic instability, and inflation. Our team continues to work both smart and hard, overcoming supply chain issues, quickly changing priorities to account for shifting customer behaviors, cutting costs, updating our systems, enhancing personalization, building up our e-commerce, and looking for and implementing new and innovative ways to get and keep customers shopping online, in our stores and with our full service direct sales team. For FY24, we continued these efforts with enhancing our customer centricity, growing our own brands and amplifying innovation, increasing efficiency of our operations and optimizing our capabilities, and making meaningful, measurable progress on sustainability. We viewed FY24 as a year of continuation on key initiatives intended to drive long-term growth and enhance profitability during a time of uncertainty and adopted changes to the FY24 incentive compensation program to reflect this.
FY24 Company Strategies	Enhance Our Customer Centricity

✓   Build our BSG ecosystem to leverage digital tools to drive full service and expand B2B2C (a business model where one company sells to another that resells to consumers) business leveraging ‘Cosmo Prof Direct’ learnings

•   BSG sales force identified over 10,000 sales prospects and made over 2,350 conversions, far exceeding our goal, and is working on launching a new ordering platform

•   Defined a product roadmap and support model for ‘Cosmo Prof Direct’ and launched user experience enhancements

✓   Deliver inspiration at Sally through education and expertise

•   Expanded ‘Licensed Colorist on Demand’ to a total of 61 Licensed Colorists, serving 162,000 customers year-to-date and generating $5.1M total revenue

•   Continued learning through ‘Studio by Sally’ by measuring the performance of 6 pilot stores and refined our operating model based on these learnings

•   Developed and executed a Sally brand refresh test (marketing and store layout)

✓   Advance customer relationship management (“CRM”) activities to drive long-term growth

•   Delivered year-over-year CRM sales increases of 33.4% for BSG and 14.2% for Sally through app engagement, well exceeding our initial expectations

•   Delivered customer algorithm reporting for the organization

✓   Grow e-commerce / marketplace (DoorDash and Instacart) sales

•   Grew BSG e-commerce sales by $12M and Sally marketplaces by $13.1M, well exceeding our goal

•   Implemented an operational improvement roadmap

✓   Expand Mexico store base

•   Successfully opened 12 new locations in Mexico

Grow Own Brands and Amplify Innovation

✓   Expand BSG distribution footprint and launch new brands and new products to drive growth

•   Secured Amika store distribution including AMLP franchise locations in all remaining states, Morroccanoil in additional states and Briogeo product line in 500 stores

•   Continued momentum of FY23 expansions to achieve $49.9M growth, well exceeding our goal, in Amika, Color Wow, Danger Jones and Morroccanoil

•   Completed acquisition of Exclusive Beauty Supplies of Florida

✓   Grow our own brands (“OB”) and launch new branded color and care innovation in Sally

•   Grew OB penetration in the U.S. and Canada to 36.6% and 31.7% in Europe

•   Expanded Bondbar with new SKUs across color and care, leading to strong performance

•   Launched clean initiative with Inspired by Nature

✓   Continue the Happy Beauty pilot, innovating the concept as we learn

•   Approved 10 additional stores to be opened by late 2024

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Increase Efficiency of Our Operations and Optimize Our Capabilities

✓   Create ‘Fuel for Growth’ by thinking differently about how we operate

•   Delivered $24M+ in savings from adjustments to our transportation, shipping, etc.

•   On track for a run rate of at least $72M in savings during FY25, to be refined through the long-range planning process

✓   Advance our end-to-end supply chain capabilities to benefit customers and associates while also increasing flexibility for the future

•   Maintained 90%+ in-stocks for both Sally and BSG through the year, exceeding our goal

•   Maintained weeks of supply <26 for Sally and <22 for BSG

Make Meaningful, Measurable Progress on Sustainability

✓   Advance the following areas related to Sustainability

•   Culture & Belonging

○   Launched 2 additional Employee Resource Groups (Veterans and Disabilities / Neurodivergence)

○   Maintained our gender parity in leadership roles

○   Improved our BIPOC (black, indigenous, and people of color) representation in leadership roles

•   Philanthropy & Community Engagement

○   Launched our charitable foundation (SBH Inspires) externally and enabled payroll deductions for associates

•   Environmental Sustainability & Responsible Sourcing

○   On track for all new production runs, starting January 2025, fitting the regulated criteria will meet or exceed our goal of 25% PCR in componentry

○   Surpassed our 2% reduction goal in Co2 emissions for OB

○   Achieved a +25% year-over-year decline in electricity usage in stores with EMS (energy management system) / LED (light-emitting diode) investments

 2024 Proxy Statement

FY24 Company Financial Performance

(1)   Please see “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Annual Incentive” section of this CD&A for Comparable Sales and Adjusted Operating Income (“AOI”) definition.

(2)   Information in this Proxy Statement includes discussion of financial metrics that are not calculated in accordance with U.S. GAAP, including AOI, AOIM and Adjusted Diluted EPS. Please see Appendix 1 for a reconciliation of these measures to financial measures derived in accordance with U.S. GAAP.

(3)   3-Year Average Return on Invested Capital (“ROIC”) is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period.

(4)   Please see “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Long-Term Incentives” section of this CD&A for Total Shareholder Return (“TSR”) and Adjusted Operating Income Margin (“AOIM”) definition.

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FY24 Changes

Compensation Program Changes

Going into FY24, as we looked at program design, we were focused on additional improvements to our supply chain end-to-end and activating key initiatives aimed at driving long-term future growth and enhanced efficiencies and profitability. We also strived to balance retention, incentivizing associates on key growth and efficiency initiatives and growing our value for shareholders. As a result, we:

✓   Flattened our payout scales and continued to set challenging, yet achievable goals aligned with our annual plan;

✓   Returned our maximum payouts to 200% and changed our threshold payouts to 50% (except for Comparable Sales and Strategic Initiatives), consistent with market;

✓   Maintained the same metrics and weightings for the Annual Incentive Plan (“AIP”) (60% AOI, 20% Comparable Sales, and 20% Strategic Initiatives), but implemented two, six-month Comparable Sales performance periods (“H1 Comparable Sales” and “H2 Comparable Sales”) versus a one-year performance period, with any payout for this metric occurring after the end of FY24; and

✓   Continued long-term incentive (“LTI”) awards in the form of 50% performance stock units (“PSUs”) and 50% restricted stock units (“RSUs”), but changed the weighting of the PSU performance metrics to 60% AOIM over three, one-year performance periods and 40% relative TSR (“rTSR”) over a three-year performance (from 50% AOIM and 50% rTSR).

See “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Annual Incentive” section and “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Long-Term Incentives” section for specific goals.

FY24 NEO Pay

✓   The Committee increased base salaries for the NEOs between 4.8% to 7.2%, consistent with market data from our peer group. In addition to the annual merit and market-based increase in November 2023, Mr. Sherman received a larger increase in connection with his promotion in February 2024.

✓   The NEOs were eligible for annual bonuses under the AIP and were granted LTI awards in the form of 50% PSUs and 50% RSUs.

•   The Committee increased Ms. Paulonis’ AIP target award percentage from 150% to 160%, consistent with market data from our peer group. The Committee increased Mr. Sherman’s AIP target award percentage from 65% to 70% in connection with his promotion in February 2024.

✓   Our FY24 AOI performance was 88.3% performance achieved, H1 Comparable Sales performance was 98.4% performance achieved, and H2 Comparable Sales performance was 100.3% performance achieved. Accordingly, the weighted payout for the financial component of the AIP was 52.6% of target. Our teams remained focused on fueling growth through our core strategic initiatives – enhancing our customer centricity, amplifying innovation, increasing the efficiency of our operations and optimizing our capabilities (including our Fuel for Growth initiative to drive cost savings and allow for reinvestment in SBH’s future), and making progress on sustainability. The work done in FY24 to enhance and implement these growth strategies will continue to build upon our modern and dynamic retail / distribution platform, preparing us for a successful future. Importantly, we remain steadfast in our commitment to enhance value for our customers and shareholders over the long-term. As such, given the successful activation and enhancement of these long-term growth initiatives, as well as BSG’s strong results throughout FY24 and Sally Beauty gaining momentum through the back half of the fiscal year, the Committee determined a 150% payout for performance with respect to our strategic initiatives was appropriate (20% weighting, at target). Overall, after weighting the financial and strategic initiative components of the AIP, the AIP payouts were 82.6% of target.

✓   Following the completion of the performance period on September 30, 2024, the Committee determined that the FY22-24 relative total shareholder return PSUs (“FY22-24 rTSR PSUs”) granted in November 2021 were earned at 77.9% of the target award.

✓   Following the completion of the performance period on September 30, 2024, the Committee determined that the third one-year performance period of the FY22-24 adjusted operating income margin PSUs (“FY22-24 Y3AOIM PSUs”) granted in November 2021 were earned at 74.1% of the target award.

✓   Following the completion of the performance period on September 30, 2024, the Committee determined that the second one-year performance period of the FY23-25 adjusted operating income margin PSUs (“FY23-25 Y2AOIM PSUs”) granted in November 2022 were earned at 74.1% of the target award. The earned FY23-25 Y2AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2025, subject to the executive’s continued employment on such date.

✓   Following the completion of the performance period on September 30, 2024, the Committee determined that the first one-year performance period of the FY24-26 adjusted operating income margin PSUs (“FY24-26 Y1AOIM PSUs”) granted in November 2023 were earned at 74.1% of the target award. The earned FY24-26 Y1AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2026, subject to the executive’s continued employment on such date.

 2024 Proxy Statement

FY25 Changes

Compensation Program Changes

As we look at plan design for FY25, we are focused on additional improvements to our key initiatives aimed at driving long-term future growth and enhanced efficiencies and profitability. We, again, also strived to balance retention, incentivizing associates on key growth and efficiency initiatives and growing our value for shareholders. As a result, we made minor adjustments to our payout scales and continue to set challenging, yet achievable goals aligned with our annual plan. For AIP, we will keep the same metrics and weightings (60% Adjusted Operating Income, 20% Comparable Sales, and 20% Strategic Initiatives), with Comparable Sales continuing to be based on two, six-month performance periods versus a one-year performance period, with any payout for this metric occurring after the end of FY25. LTI awards will continue to be in the form of 50% PSUs and 50% RSUs, with the weighting of the PSU performance metrics continuing to be 60% AOIM over three, one-year performance periods and 40% rTSR over a three-year performance.

Corporate Governance	WHAT WE DO	WHAT WE DO NOT DO

✓  Closely align pay with performance

✓  Retain an independent compensation consultant

✓  Conduct an annual review of our peer group composition

✓  Conduct an annual review of our executive officer performance and compensation

✓  Conduct an annual review of our incentive compensation design

✓  Limit incentive compensation with a maximum payout/cap

✓  Maintain a comprehensive clawback policy

✓  Require a minimum vesting period for equity

✓  Maintain equity ownership policy and retention requirements

✘  No employment agreements for executive officers

✘  No discounting or repricing of stock options without stockholder approval

✘  No pledging or hedging transactions with respect to Company stock

✘  No “single trigger” change-in-control severance benefits

✘  No “single trigger” change-in-control equity acceleration for assumed awards

✘  No 280G excise tax “gross-ups”

✘  No excessive executive benefits or perquisites

✘  No tax “gross-ups” for executive benefits or perquisites (with certain limited exceptions in the case of new-hire or health-related benefits)

✘  No compensation programs that encourage excessive risk taking

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COMPENSATION PHILOSOPHY AND OBJECTIVES

Our Compensation and Talent Committee (“Committee”) designs our compensation programs with the following philosophies and objectives in mind:

Pay for Performance

✓  Link incentive compensation to performance through objectives that align with shareholder and other stakeholder interests and drive annual and long-term results.

✓  The higher the level in the organization, the greater the link to performance (more at-risk; making leaders more accountable).

Alignment with Shareholders

✓  Align executive and long-term shareholder interests by linking pay to achievement of performance objectives viewed as drivers of sustained value creation, delivering a significant portion of pay in equity compensation, and requiring executive officers to accumulate and hold a meaningful amount of SBH stock.

Drive Annual and Long-Term Results

✓  Ensure performance objectives are understandable and drive delivery of financial results and successful execution of strategic initiatives.

✓  Ensure performance goals align to our annual and long-term strategies and financial operating plans.

Pay Competitively

✓  Ensure pay remains competitive with peer companies in order to attract, motivate and retain associates.

✓  Target the 50th percentile of market for all compensation components, adjusted by various factors such as individual performance, responsibilities, experience, internal equity, and expected future contributions.

Mitigate Undue Risk

✓  Use a mix of annual and long-term incentives and financial and strategic metrics.

✓  Use caps for annual incentives and use vesting periods, caps, and restrictive covenants for long-term incentives.

✓  Maintain clawback and equity ownership policies.

✓  Review and approval of annual and long-term incentive performance goals, results and payouts by the Committee.

 2024 Proxy Statement

FY24 EXECUTIVE COMPENSATION PROGRAM

The following are the primary components of the FY24 compensation program for our executive officers, including our NEOs:

Component	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for increases.

AIP	Cash	Communicating and driving achievement of financial and strategic annual objectives that are important to our sustained success and stock value.	Earned based on achievement of AOI, comparable sales, and strategic initiative goals, with potential adjustment based on individual performance.

LTI 2019 Omnibus Incentive Plan	PSUs	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding performance, recognizing promotions, encouraging an equity stake in the Company, and aligning interests with those of our stockholders.	PSUs are eligible to vest based on achievement of goals related to AOIM over three, one-year periods and rTSR over a three-year period. In addition, realized value of PSUs at vesting is tied to SBH’s stock price.
	RSUs	Encouraging retention through multi-year vesting requirements.	RSUs vest ratably over a three-year period with continued employment providing a retention incentive. Realized value of RSUs at vesting is tied to SBH’s stock price.

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The Company also provides the following components of compensation:

Component		Form of Compensation	Purpose

Other Compensation	Health and Welfare Benefits	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executive officers.
	Retirement Plan	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.
	Executive Physical	Reimbursement for an annual physical exam.	Promoting the good health of our executive officers.
	New Hire Benefits	Limited new hire benefits (including Company-paid COBRA and relocation expenses).	Attracting new talent by providing a smooth transition to our Company.

Change-in-Control Severance Protection

Eligibility to receive cash severance (1.99 times base salary and a 5-year average AIP award payout) and post-termination health and welfare benefits (24 months) in connection with involuntary termination within two years after a change in control.

Providing a competitive compensation package for attraction and retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Company.

 2024 Proxy Statement

TYING COMPENSATION TO PERFORMANCE

Our executive compensation program closely links realized compensation to the achievement of financial objectives and changes in SBH’s stock price, with 54% of Ms. Paulonis’ and 46% of our other NEOs’ FY24 target compensation being performance-based and contingent upon the achievement of financial or strategic performance objectives or changes in our stock price.

We use five key performance metrics to measure results and determine annual incentive and PSU payouts:

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Use of these metrics supports the following objectives:

Generate sustainable growth. The Committee believes these performance components – incorporated into the Company’s annual budget and long-term planning – represent the metrics that can be used by our stockholders to assess the Company’s value. Using these metrics, together with overlapping performance periods for our PSUs, enables the Committee to evaluate the NEOs’ performance in generating sustainable growth.

Balance annual and long-term objectives. The Committee also believes these measures highlight the importance of leading the Company to achieve both annual and long-term financial and strategic goals. These measures also reduce the risk that actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

Accountability for controllable operating performance and long-term growth. The standards for determining performance against objectives established for these metrics are derived from the Company’s financial statements, which follow generally accepted accounting principles. The terms of our AIP and PSUs provide the Committee the ability to adjust results to exclude certain items, either positive or negative, that it considers extraordinary when determining performance against pre-established financial goals. The Committee believes that retaining the ability to make adjustments encourages management’s willingness to take actions that may limit annual Company performance yet support long-term growth.

BASE SALARY

The Committee determines the base salary of each NEO on an annual basis (unless market conditions or changes in responsibilities warrant a mid-year change) and targets the 50th percentile of our peer group. The Committee uses its judgment to vary executive officer pay based on factors such as an executive officer’s experience, performance and responsibilities, as well as internal parity. In evaluating the NEOs’ performance, the Committee relies primarily on our Chief Executive Officer’s performance review of each executive officer (other than herself). The subjective factors considered by our Chief Executive Officer (“CEO”) primarily consist of whether the executive officer met his or her developmental and operational goals and the financial performance within the executive officer’s area of responsibility.

In September 2023, the Committee reviewed market data provided by FW Cook, our independent compensation consultant, on our peer companies and the retail industry generally to determine whether changes to the base salaries for our executive officers were needed for FY24 to align our executive team with the market. The Committee increased base salary levels of the NEOs, with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position. The Committee believes that the base salaries paid to our NEOs during FY24, as reflected in the table below, were appropriate to retain and motivate the officers and were competitive with those offered by our peer companies.

Name	Start of FY24 Base Salary	% Increase	End of FY24 Base Salary

Denise A. Paulonis	$1,140,000	5.3%	$1,200,000

Marlo M. Cormier	$625,000	7.2%	$670,000

John H. Goss	$558,000	4.8%	$585,000

Mark G. Spinks	$491,500	5.8%	$520,000

Scott C. Sherman (1)	$432,500	17.9%	$510,000

(1)	Mr. Sherman’s base salary was increased by 6.1% in line with the other NEOs and an additional 11.1% in connection with his promotion, for a cumulative 17.9% increase from start to end of FY24.

For the actual base salaries paid to our NEOs during FY24, please see the “Summary Compensation Table” of this Proxy Statement.

 2024 Proxy Statement

ANNUAL INCENTIVE

Our AIP provides each NEO the opportunity to receive an annual cash incentive payout based on their base salary for the fiscal year, target award percentage and achievement of performance objectives:

FY24 Base Salary	X	Target Award Percentage	X	Performance Objectives Payout %	=	Award Payout

Target Award

TARGET AWARD

Our Chief Executive Officer made recommendations to the Committee for each NEO’s target award percentage (other than herself), based on job responsibilities and peer group data provided by FW Cook. After reviewing these recommendations, job responsibilities, peer group data, and ensuring an emphasis on performance-based / at-risk pay, the Committee approved the following FY24 target award percentages:

Name	FY23 Target Award Percentage (1)	FY24 Target Award Percentage (1)

Denise A. Paulonis (2)	150%	160%

Marlo M. Cormier	75%	75%

John H. Goss	75%	75%

Mark G. Spinks	75%	75%

Scott C. Sherman (3)	65%	68.3%

(1)	Reflected as a percentage of base salary paid for the fiscal year.

(2)	Ms. Paulonis’ AIP target award percentage was increased 10% (from 150% to 160%), consistent with market data from our peer group.

(3)	Mr. Sherman’s AIP target award percentage was prorated based on his prior target (65%) and his increased target (70%), in connection with his promotion in February 2024.

The target award opportunity for each NEO under the AIP in FY24 is as follows:

Name	FY24 Base Salary (1)	Target Award Percentage	Target Award (1)

Denise A. Paulonis	$1,183,847	160%	$1,894,156

Marlo M. Cormier	$657,885	75%	$493,414

John H. Goss	$577,731	75%	$433,299

Mark G. Spinks	$512,327	75%	$384,246

Scott C. Sherman (2)	$483,643	68.3%	$330,329

(1)	Base Salary and Target Award are rounded up to the nearest dollar per our plan.

(2)	Mr. Sherman’s AIP target award percentage was prorated based on his prior target (65%) and his increased target (70%), in connection with his promotion in February 2024.

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PERFORMANCE OBJECTIVES

Going into FY24, as we looked at program design, we were focused on additional improvements to our supply chain end-to-end and activating key initiatives aimed at driving long-term future growth and enhanced efficiencies and profitability. We also strived to balance retention, incentivizing associates on key growth and efficiency initiatives and growing our value for shareholders. As a result, we flattened our payout scales and continued to set challenging, yet achievable goals aligned with our annual plan; returned our maximum payouts to 200% and changed our threshold payouts to 50% (except for Comparable Sales and Strategic Initiatives), consistent with market; and kept the same metrics and weightings for AIP (60% Adjusted Operating Income, 20% Comparable Sales, and 20% Strategic Initiatives), but had two, six-month Comparable Sales performance periods versus a one-year performance period, with any payout for this metric occurring after the end of FY24.

In addition, the Committee determined that the primary emphasis should be on financial performance objectives. Accordingly, 80% of the NEOs’ AIP award payouts are based on achievement of two pre-established financial goals and 20% on achievement of strategic initiatives, subject to potential adjustment based on individual performance as described below. The Committee approved the following FY24 AIP performance objectives:

•

60% Adjusted Operating Income – Sally Beauty Holdings, Inc.’s operating income as reported in its audited consolidated financial statements at the end of the fiscal year, with adjustments as the Committee may provide for prior to the commencement of the fiscal year (such as effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis).

Payout Scale – AOI pays out between 0-200% of target based on performance achieved:

Payout Scale (1)	AOI (Millions)	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ $385.8	≥ 108.3%	200%	120%

Target	$356.2	100%	100%	60%

Threshold	$302.8	85%	50%	30%

Below Threshold	< $302.8	< 85%	0%	0%

(1)	Payouts between performance levels is determined based on straight-line interpolation.

•

20% Comparable Sales – Sally Beauty Holdings, Inc.’s store sales and digital commerce revenue that have been operating for 14 months or longer as of the last day of a month and sales to franchisees and full service sales through our Distributor Sales Consultants (“DSCs”) and wholesale business. Our comparable sales excludes the effect of changes in foreign exchange rates and generally sales from stores relocated until 14 months after the relocation. The sales from acquired stores are excluded from our comparable sales calculation until 14 months after the acquisition. Our calculation of comparable sales might not be the same as other retailers as the calculation varies across the retail industry.

Payout Scales – Comparable Sales pays out between 0-150% of target based on performance achieved:

First, six-month performance period (“H1 Comparable Sales”)

Payout Scale (1)	H1 Comparable Sales	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ 2.0%	≥ 101.5%	150%	15%

Target	0.5%	100%	100%	10%

Threshold	-2.0%	97.5%	25%	2.5%

Below Threshold	< -2.0%	< 97.5%	0%	0%

(1)	Payouts between performance levels is determined based on straight-line interpolation.

 2024 Proxy Statement

Second, six-month performance period (“H2 Comparable Sales”)

Payout Scale (1)	H2 Comparable Sales	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ 3.0%	≥ 101.5%	150%	15%

Target	1.5%	100%	100%	10%

Threshold	-1.0%	97.5%	25%	2.5%

Below Threshold	< -1.0%	< 97.5%	0%	0%

(1)	Payouts between performance levels is determined based on straight-line interpolation.

•

20% Strategic Initiatives – Company-wide initiatives applied to all officers set at the beginning of FY24 by the Committee and approved by the Board of Directors. These strategic initiatives focused on enhancing our customer centricity, growing our Own Brands and amplifying innovation, increasing the efficiency of our operations and optimizing our capabilities, and making meaningful, measurable progress on sustainability.

Payout Scale – Strategic Initiatives pay out between 0-150% of target based on assessment by the Committee:

Performance Achieved	Payout %	Weighted Payout %

Exceeds	101-150%	21-30%

Target	100%	20%

Not Fully Achieved	0-99%	0-19%

To provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Committee does not specify individual performance objectives for individual officers under the AIP. Instead, the Committee maintains discretion to use its qualitative judgment to reduce or increase the dollar value of an individual officer’s AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual’s performance, but the adjusted payout cannot exceed the maximum award for such individual. No individual adjustments were made for FY24.

PAYOUT

Actual results for FY24 were as follows:

		Performance Achieved	Payout %	Weighted Payout %

Adjusted Operating Income	$314.6M	88.3%	61.1%	36.6%

H1 Comparable Sales	-1.1%	98.4%	51.5%	5.1%

H2 Comparable Sales	1.8%	100.3%	108.8%	10.9%

Strategic Initiatives	—	Exceeds	150%	30%

Performance Objectives Payout %				82.6%

The Committee determined that the Company over-delivered on our strategic initiatives, each of which is discussed further in the “Compensation Discussion and Analysis – Executive Summary – FY24 Company Strategies” section of this Proxy Statement. Our teams remained focused on fueling growth through our core strategic initiatives – enhancing our customer centricity (with initiatives such as Cosmo Prof Direct, Moroccan Oil brand expansion, our

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Licensed Colorist on Demand at Sally, and Happy Beauty Co.), growing high margin Own Brands and amplifying innovation (expanding distribution and sales of Amika and Color Wow), increasing the efficiency of our operations and optimizing our capabilities (including our Fuel for Growth initiative to drive cost savings and allow for reinvestment in SBH’s future), and making progress on sustainability. The work done in FY24 to enhance and implement these growth strategies will continue to build upon our modern and dynamic retail / distribution platform, preparing us for a successful future. Importantly, we remain steadfast in our commitment to enhance value for our customers and shareholders over the long-term. As such, given the successful activation and enhancement of these long-term growth initiatives, as well as BSG’s strong results throughout FY24 and Sally Beauty gaining momentum through the back half of the fiscal year, the Committee determined a 150% payout for performance with respect to our strategic initiatives was appropriate for this component of the AIP (20% weighting, at target).

The table below shows the target awards under the AIP for the NEOs for FY24 and the award payouts:

Name	Target Award (1)	Performance Objectives Payout %	Award Payout (1)

Denise A. Paulonis	$1,894,156	82.6%	$1,564,573

Marlo M. Cormier	$493,414	82.6%	$407,560

John H. Goss	$433,299	82.6%	$357,905

Mark G. Spinks	$384,246	82.6%	$317,388

Scott C. Sherman	$330,329	82.6%	$272,852

(1)	Target Award and Award Payout are rounded up to the nearest dollar per our plan.

LONG-TERM INCENTIVES

The Committee’s policy is to approve and grant equity awards on the same day. Other than special one-time grants, such as at the time of a new hire or promotion, the Committee intends to grant equity awards to its executive officers once a year, and such grants are generally made at the same time that the Committee approves base salary increases and the AIP target awards for the fiscal year. These actions generally occur within the first quarter of the fiscal year.

Our Senior Vice President, Chief Legal and Human Resources Officer provides our Chief Executive Officer with a list of employees eligible for equity awards. Our Chief Executive Officer then makes a grant recommendation to the Committee for each of the proposed grantees, including the NEOs other than herself, based on consideration of the value of the grants that the employee received in prior years, the competitive market data provided to the Committee by FW Cook, and her views as to the employee’s expected future contribution to our business results. The Chair of the Committee recommends to the Committee the Chief Executive Officer’s proposed equity grant based on her review of competitive market data provided by FW Cook and the CEO’s performance. The Committee is ultimately responsible for approving the award grant value and the methodology for converting this value into number of shares. In making equity grants for eligible employees, the Committee considers the recommendations of the Chief Executive Officer and the competitive data provided by FW Cook regarding aggregate share usage and costs associated with equity grants.

 2024 Proxy Statement

FY24 EQUITY AWARDS

Consistent with its equity grant policy, the Committee granted RSUs and PSUs in November 1, 2023 to each of our executive officers. For more information regarding the equity awards granted to our NEOs during FY24, please see the “Grants of Plan-Based Awards” table of this Proxy Statement. The intended grant values of the NEOs’ FY24 equity awards are reflected in the following table:

Name	FY24 Equity Award Grant Value

Denise A. Paulonis	$5,000,000

Marlo M. Cormier	$1,000,000

John H. Goss	$ 900,000

Mark G. Spinks	$ 900,000

Scott C. Sherman	$ 575,000

•	RSUs comprised 50% of the equity award value. RSUs vest ratably over a three-year period, subject to continued employment.
•	PSUs comprised 50% of the equity award value. PSUs are eligible to vest based on the following FY24-26 PSU performance objectives (and continued employment):

–	60% AOIM measured over three, one-year performance periods.

◾	AOIM is defined as Sally Beauty Holdings, Inc.’s adjusted operating income divided by total sales for the AOIM Performance Period.
◾	AOIM Performance Period means:

•	Year 1: Fiscal year of the Company beginning on October 1, 2023 and ending on September 30, 2024 (“Y1AOIM”);
•	Year 2: Fiscal year of the Company beginning on October 1, 2024 and ending on September 30, 2025 (“Y2AOIM”); and
•	Year 3: Fiscal year of the Company beginning on October 1, 2025 and ending on September 30, 2026 (“Y3AOIM”).

◾

AOIM Payout Scale – AOIM for the FY24-26 PSUs pays out between 0-200% of target based on the Company’s performance. The payout scale for each tranche is determined at the beginning of each AOIM performance period. See “Determination of FY24-26 Y1AOIM PSUs” for the payout scale of the first, one-year performance period.

–	40% rTSR measured over a three-year performance period.

◾	TSR means the change in a company’s stock price plus dividends paid to shareholders (assumed to be reinvested) over the rTSR Performance Period, and is measured as follows:

TSR =	Ending Stock Price – Beginning Stock Price + Reinvested Dividends

Beginning Stock Price

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–	Beginning and Ending Stock Price Determination: A 30-day trading average at the beginning and ending of the rTSR Performance Period.
–

Dividend Reinvestment: Dividends will be determined using the Ex-Dividend date with the sum of all dividends paid throughout the performance period added to the difference between the Ending Stock Price and Beginning Stock Price.

•	Sally Beauty Holdings, Inc.’s TSR is measured on a relative basis compared to the rTSR Comparator Companies.
•	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY24-26 PSU grants) is negative, then the payout or rTSR PSUs will be capped at 100%.

◾	rTSR Performance Period means fiscal years of the Company beginning on October 1, 2023 and ending on September 30, 2026.
◾	rTSR Comparator Companies are the companies comprising the S&P Composite 1500 Specialty Stores Index.

•	The S&P Composite 1500 Specialty Stores Index companies are locked in as of the grant date and remain the same throughout the rTSR Performance Period even if the Index composition changes.
•	Award treatment if the following situations occur during the rTSR Performance Period:

	Situation	Plan Treatment

Adjustments	Stock splits and recapitalizations	Opening share price adjusted for recapitalizations
	rTSR Comparator Company bankruptcy / delisting / liquidation	Company not removed from rTSR Comparator Companies; Company considered to be at the bottom of the rTSR Comparator Companies
	rTSR Comparator Company acquired or taken private	Company removed from the rTSR Comparator Companies from the beginning of the performance period
rTSR Comparator Company announcement of being acquired but not yet closed

No Adjustments	Stock buybacks or issuance	No special adjustments made
	Significant acquisition or divestiture	Acquisition or divestiture would impact the company’s TSR, so no adjustment needed
	rTSR Comparator Company financial restatements which occur after the performance period ends	No adjustments made; Captured in the next annual grant cycle as reflected in stock price

◾	rTSR Payout Scale – rTSR pays out between 0-200% of target based on Sally Beauty Holdings, Inc.’s percentile rank:

Payout Scale (1)(2)	Percentile Rank Achieved	Payout %

Maximum	≥ 85th %ile	200%

Target	55th %ile	100%

Threshold	25th %ile	50%

Below Threshold	< 25th %ile	0%

 2024 Proxy Statement

(1)	Payouts between performance levels will be determined on a straight-line interpolation.

(2)	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY24-26 rTSR PSUs) is negative, then the payout will be capped at 100%.

Any FY24-26 PSUs earned are banked and paid out after the completion of all performance periods on November 15, 2026, subject to the executive’s continued employment.

DETERMINATION OF FY22-24 RTSR PSUS

Following the completion of the performance period on September 30, 2024, the Committee determined that the FY22-24 rTSR PSUs granted in November 2021 were earned at 77.9% of the target award:

Payout Scale (1)(2)	Percentile Rank Achieved	Payout %

Maximum	≥ 85th %ile	200%

Target	55th %ile	100%

Threshold	25th %ile	25%

Below Threshold	< 25th %ile	0%

Performance Achieved & Payout %	46.2th %ile	77.9%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

(2)	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY22-24 rTSR PSUs) is negative, then the payout will be capped at 100%.

The earned FY22-24 rTSR PSUs were banked and paid out after completion of all performance periods on November 15, 2024, subject to the executive’s continued employment on such date.

DETERMINATION OF FY22-24 Y3AOIM PSUS

Following the completion of the performance period on September 30, 2024, the Committee determined that the FY22-24 Y3AOIM PSUs granted in November 2021 were earned at 74.1% of the target award:

Payout Scale (1)	Y3AOIM	Performance Achieved	Payout %

Maximum	≥ 10.2%	≥ 100.7%	200%

Target	9.5%	100%	100%

Threshold	7.5%	98%	50%

Below Threshold	< 7.5%	< 98%	0%

Performance Achieved & Payout %	8.5%	99.0%	74.1%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY22-24 Y3AOIM PSUs were banked and paid out after completion of all performance periods on November 15, 2024, subject to the executive’s continued employment on such date.

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With the completion of the performance periods for the FY22-24 rTSR PSUs and the FY22-24 Y3AOIM PSUs, all performance periods for the FY22-24 PSUs have now concluded and the total weighted payout for this grant was 65.1% of target:

Grant	Metrics and Weighting	Performance Period(s)	FY22	FY23	FY24
FY22-24
	50% rTSR	3-Year	rTSR 77.9% Payout

	50% AOIM	3, 1-Year	Y1AOIM 0% Payout	Y2AOIM 82.9% Payout	Y3AOIM 74.1% Payout

All earned and banked PSUs paid out on November 15, 2024, subject to the executive’s continued employment on such date.

DETERMINATION OF FY23-25 Y2AOIM PSUS

Following the completion of the performance period on September 30, 2024, the Committee determined that the FY23-25 Y2AOIM PSUs granted in November 2022 were earned at 74.1% of the target award:

Payout Scale (1)	Y2AOIM	Performance Achieved	Payout %

Maximum	≥ 10.2%	≥ 100.7%	150%

Target	9.5%	100%	100%

Threshold	7.5%	98%	50%

Below Threshold	< 7.5%	< 98%	0%

Performance Achieved & Payout %	8.5%	99.0%	74.1%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY23-25 Y2AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2025, subject to the executive’s continued employment on such date.

DETERMINATION OF FY24-26 Y1AOIM PSUS

Following the completion of the performance period on September 30, 2024, the Committee determined that the FY24-26 Y1AOIM PSUs granted in November 2023 were earned at 74.1% of the target award:

Payout Scale (1)	Y1AOIM	Performance Achieved	Payout %

Maximum	≥ 10.2%	≥ 100.7%	200%

Target	9.5%	100%	100%

Threshold	7.5%	98%	50%

Below Threshold	< 7.5%	< 98%	0%

Performance Achieved & Payout %	8.5%	99.0%	74.1%

(1)	Payouts between performance levels were determined based on straight-line interpolation.

The earned FY24-26 Y1AOIM PSUs were banked and will be paid out after completion of all performance periods on November 15, 2026, subject to the executive’s continued employment on such date.

 2024 Proxy Statement

OTHER COMPENSATION

Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited executive benefits and perquisites. Our NEOs are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, vision, life insurance, and disability plans. In addition, our NEOs (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our NEOs. Under the 401(k) plan, our employees may contribute (on a pre-tax basis) up to 50% of eligible compensation, subject to Internal Revenue Code limitations. After a year of service, we match each employee’s contribution (including our NEOs) at a rate of 100% on the first 4% of the employee’s eligible compensation. Employees are immediately vested in the matching contributions made by us. Our NEOs are also eligible for reimbursement of an annual physical exam. In addition, we may offer Company-paid COBRA and relocation expenses for new executive officers.

The Committee believes that offering the above-described benefits and perquisites to our NEOs is consistent with the terms and benefits offered by other similarly-situated public companies and enhances our ability to retain our NEOs. Given the fact that these items represent a relatively insignificant portion of our NEOs’ total compensation, the availability of such items does not materially influence the decisions made by the Committee with respect to the other elements of the total compensation payable to our NEOs.

CHANGE-IN-CONTROL SEVERANCE PROTECTION

Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage our senior executive officers to remain employed with the Company during an important time when their prospects for continued employment can be uncertain, we are parties to change-in-control severance agreements with each of our NEOs, which provide payments and benefits in the event of the executive’s termination of employment by the Company without cause or by the executive for “good reason” within two years following a change in control. Because a termination by the executive for good reason is effectively a “constructive termination” by the Company without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Committee has determined that our change-in-control agreements are generally consistent with those in place at similarly-situated public companies, are designed to keep our executive officers focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control and are necessary to retain and recruit our executive officers. The Committee also deemed it important from a retention perspective to treat all of the NEOs similarly with respect to their change-in-control arrangements.

Under the terms of our 2010 and 2019 Omnibus Incentive Plans, and as proposed under our 2025 Omnibus Incentive Plan, stock options, PSUs and RSUs have “double trigger” change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder’s involuntary separation from service within two years following the change in control, or such other period specified by the Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. In either case, PSUs for which the performance period has not commenced will be forfeited.

ADDITIONAL COMPENSATION POLICIES

COMPENSATION RECOUPMENT POLICY

The Company maintains a mandatory compensation recoupment policy that complies with the parameters described in Rule 10D-1 under the Securities Exchange Act of 1934, as amended and the NYSE listing standards. If we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, then we will recover reasonably promptly from any current or former executive officer incentive-based compensation (including incentive-based equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for

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the restatement. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data.

Our policy also requires the Company, to the extent permitted by governing law, to seek reimbursement of incentive-based compensation (including cash and equity compensation) paid to any current or former employee, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Committee’s view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Company. In each such instance, the Company will seek to recover the person’s entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Committee’s determination that the person engaged in misconduct.

In addition, our policy also includes a discretionary recoupment provision which provides that in the event that the Committee determines that any current or former employee engages in misconduct (as defined in the policy), then the Committee may, in its sole discretion, require (i) cancellation or forfeiture of such current or former employee’s unvested equity awards, and/or (ii) such current or former employee to reimburse the Company for their most recently received non-equity incentive compensation.

EQUITY OWNERSHIP POLICY AND RETENTION REQUIREMENT

Consistent with our commitment to aligning the interests of our executive officers with stockholders, the Company maintains an equity ownership policy that applies to our executive officers. Pursuant to these guidelines, executive officers are expected to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive officer’s level in the Company.

The policy provides that shares owned outright by the executive officer or indirectly (e.g., owned or held in trust by an immediate family member), shares the receipt of which has been deferred, shares held in company sponsored benefit or retirement plans, as well as 50% of RSUs which have not yet vested / been settled, count towards the executive officer’s equity ownership totals. Stock options (whether vested or unvested), restricted shares, 50% of RSUs which have not yet vested / been settled, as well as unearned PSUs, do not count towards the executive officer’s equity ownership totals under the policy. The amount of equity required to be retained (“Retention Amount”), as applicable to the NEOs, is as follows:

Position	Retention Amount (Multiple of Base Salary)

Chief Executive Officer	6x

Presidents and Senior Vice Presidents	3x

Until such time as the executive officer reaches their Retention Amount, the executive officer will be required to retain 50% of the shares of Common Stock received upon vesting of restricted stock, settlement of RSUs, payout of PSUs and exercise of stock options (net of any shares utilized to pay for the exercise price of the stock option and/or tax withholding for the stock option, restricted stock, RSUs or PSUs, as applicable).

Because executive officers must retain a percentage of shares resulting from any exercise of stock options, settlement of RSUs or PSUs or the vesting of restricted stock until they achieve the specified Retention Amount, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of September 30, 2024, all of our executive officers were in compliance with our equity retention requirements.

 2024 Proxy Statement

USE OF PRE-APPROVED TRADING PLANS

We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under SEC rules, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise stock options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan.

POLICY AGAINST MARGIN TRADING, PLEDGING OR HEDGING COMPANY STOCK

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Company’s other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions. Our insider trading policy also prohibits transactions in puts, calls or other derivative securities, on an exchange or in any other organized market.

COMPENSATION DECISION-MAKING PROCESS

ROLE OF COMPENSATION AND TALENT COMMITTEE

The Committee reviews each component of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

The Chair of our Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee retained the services of an independent consultant, FW Cook, to assist in its annual review of our executive compensation program and biennial review of our non-employee director compensation program. As part of this engagement, FW Cook assisted the Committee in the design of our current programs and continues to advise the Committee on our programs. The Committee has directly engaged FW Cook to assist with these same services for FY24, based on FW Cook’s experience, expertise and knowledge of the Company’s programs. FW Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Committee’s executive compensation consultant.

The Committee determined that FW Cook is independent and the work FW Cook performed on behalf of the Committee did not raise any conflicts of interest in FY24. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that FW Cook does not provide any other services to the Company, the level of fees received from the Company as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether the individual FW Cook advisers to the Committee own any stock of the Company or have any business or personal relationships with members of the Committee or our executive officers.

ROLE OF MANAGEMENT

The Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. Our Chief Executive Officer recommends to the Committee the base pay levels

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and individual compensation targets for each executive officer (other than herself) based on each executive’s experience, as well as our Chief Executive Officer’s view as to the strategic importance of that executive’s role, knowledge and performance. Our Chief Executive Officer’s unique insight into our business and day-to-day interaction with our executive officers provides a valuable resource to the Committee with respect to our executive compensation programs. In addition, the Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for FY24 incentive awards.

Our Chief Executive Officer as well as other members of management generally attend Committee meetings, as appropriate, to provide input on executive contributions, but no member of management participates in discussions with the Committee concerning their own compensation. The Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Committee with input on our financial performance and operational issues, and our Chief Legal and Human Resources Officer provides input to the Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

MARKET DATA/BENCHMARKING

FW Cook assisted the Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. FW Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of retail companies.

The following 15 specialty retail companies comprised our peer group for FY24 and was used to set FY24 compensation for our NEOs, which we refer to as our “peer companies” or “peer group”:

Abercrombie & Fitch	Genesco	Signet Jewelers
American Eagle Outfitters	Guess?	Ulta Beauty
Caleres	Hibbett Sports	Urban Outfitters
Carter’s	Kontoor Brands	Williams-Sonoma
Foot Locker	Petco Health & Wellness	Wolverine World Wide

The Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. At the time of approval, in terms of size, our revenues were near the median and our market capitalization was between the 25th percentile and median of these peer companies. The peer group differs from our peer group for FY23 as described below:

•	The Committee approved the removal of Party City as it was no longer listed on a major exchange.

TOTAL COMPENSATION REVIEW

As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in FY24, the Committee reviewed tally sheets prepared by FW Cook containing information for each executive officer regarding, among other things:

•	compensation (base salary, bonus, types and amounts of long-term incentives), perquisites, and benefits for the last two fiscal years;
•	target pay mix;
•	equity ownership as of the end of the most recently completed fiscal year;
•	outstanding long-term incentive awards and benefits as of the end of the most recently completed fiscal year; and
•	potential payments upon termination as of the end of the most recently completed fiscal year.

 2024 Proxy Statement

The Committee believes that this comprehensive annual review is important to understanding the total compensation paid and, in certain circumstances, payable to, our executive officers. The Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation strategy. Based on its review for FY24, the Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

The Committee strives to make decisions on each component of executive compensation within the context of an officer’s entire compensation package, meaning that a decision on one compensation component (such as base salary) impacts decisions made on other compensation components (such as annual and long-term incentives). Based upon input received from FW Cook, the Committee believes that this program balances both the mix of cash and equity compensation, the mix of annual and long-term incentives, and the security of change-in-control severance benefits in a way that furthers the compensation objectives discussed above.

CONSIDERATION OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

At the annual meeting of stockholders on January 26, 2023, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2029 annual meeting. Therefore, the last advisory vote was held in 2024 and the next advisory vote on executive compensation will occur at this annual meeting. Please refer to “Proposal 2 – Advisory Vote on Executive Compensation” section of this Proxy Statement for information regarding the advisory (non-binding) resolution regarding the compensation of the Company’s NEOs, including the Company’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement.

At the annual meeting of stockholders on January 25, 2024, in the advisory vote on executive compensation, over 92% of the shares voted were voted in support of the compensation of the Company’s NEOs. The Committee appreciates and values the views of our stockholders. As part of its compensation review, the Committee considered both the results of the 2024 advisory vote on executive compensation and feedback from our stockholders, and concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong stockholder support and have been effective in implementing the Company’s stated compensation philosophy and objectives. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board. Please refer to “Corporate Governance, the Board and Its Committees — Communications with the Board” section of this Proxy Statement for information about communicating with the Board.

MANAGEMENT OF COMPENSATION-RELATED RISK

We design our executive compensation program to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing complementary performance measures linked to growth, profitability and shareholder returns;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
•

An assortment of vehicles for delivering compensation, including cash and equity-based incentives with different time horizons, to focus our executive officers on specific objectives that help us achieve our business plan and create an alignment with long-term stockholder interests;

•	A compensation clawback policy;
•	Standardized equity grant procedures; and
•	Equity ownership policy and retention requirement applicable to all executive officers.

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COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Talent Committee

Diana S. Ferguson (Chair)

Rachel R. Bishop, Ph.D.

Jeffrey Boyer

James Conroy

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 2024 Proxy Statement

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains compensation information for our NEOs. The information included in this table reflects compensation earned by the NEOs for services rendered to us for the fiscal years ended September 30, 2024, September 30, 2023, and September 30, 2022.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)

Denise A. Paulonis	2024	1,183,846	—	4,775,838	—	1,564,573	14,640	7,538,897

President and Chief Executive Officer	2023	1,129,231	—	4,701,885	—	1,377,935	21,884	7,230,935

	2022	1,083,077	400,000	5,357,400	999,999	330,000	192,678	8,363,154

Marlo M. Cormier	2024	657,885	—	953,125	—	407,560	14,308	2,032,878

Senior Vice President, Chief Financial Officer	2023	618,269	—	964,884	—	377,251	17,539	1,977,943
	2022	586,538	—	768,259	—	82,216	22,245	1,459,258

John H. Goss	2024	577,731	—	846,771	—	357,905	14,622	1,797,029

President, Sally Beauty Supply	2023	549,115	—	760,339	—	335,169	17,870	1,662,493

	2022	507,231	—	578,453	—	71,146	16,546	1,173,376

Mark G. Spinks	2024	512,327	—	846,771	—	317,388	14,877	1,691,363

President, Beauty Systems Group	2023	487,058	—	769,440	—	297,156	22,450	1,576,104

	2022	470,692	—	589,050	—	65,929	21,128	1,146,799

Scott C. Sherman	2024	483,642	—	551,372	—	272,852	15,380	1,323,246

Senior Vice President, Chief Legal and Human Resources Officer

(1)	Reflects principal positions held as of September 30, 2024.

(2)

Reflects a cash sign-on bonus intended to compensate Ms. Paulonis for amounts forfeited upon termination from her prior employer (50% of which was subject to repayment if Ms. Paulonis resigned or if the Company terminated her employment for cause within her first year of employment with the Company).

(3)	Reflects the grant date fair value of the stock awards (RSUs and PSUs), determined in accordance with ASC 718. The PSUs granted:

(a)

In FY24 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY24-26 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOIM (referred to herein as the FY24-26 Y1AOIM PSUs, FY24-26 Y2AOIM PSUs and FY24-26 Y3AOIM PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2026. The AOIM goals for the FY24-26 Y2AOIM PSUs and FY24-26 Y3AOIM PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY24-26 rTSR PSUs and FY24-26 Y1AOIM PSUs are reported in the Stock Awards column for 2024, but the grant date fair value of the FY24-26 Y2AOIM PSUs and FY24-26 Y3AOIM PSUs will not be reported in the Stock Awards column until 2025 and 2026, respectively.

(b)

In FY23 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY23-25 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOIM (referred to herein as the FY23-25 Y1AOIM PSUs, FY23-25 Y2AOIM PSUs and FY23-25 Y3AOIM PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2025. The AOIM goals for the FY23-25 Y2AOIM PSUs and FY23-25 Y3AOIM PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the

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grant date fair value of the FY23-25 rTSR PSUs and FY23-25 Y1AOIM PSUs were reported in the Stock Awards column for 2023, and the grant date fair value of the FY23-25 Y2AOIM PSUs are reported in the Stock Awards column for 2024. The grant date fair value of the FY23-25 Y3AOIM PSUs will not be reported in the Stock Awards column until 2025.

(c)

In FY22 are comprised of PSUs with one, three-year performance period with goals related to rTSR (referred to herein as the FY22-24 rTSR PSUs) and PSUs with three, one-year performance periods with goals related to AOI (referred to herein as the FY22-24 Y1AOIM PSUs, FY22-24 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs), in each case with the number of shares earned paid out at the end of the three-year performance period on November 15, 2024. The AOIM goals for the FY22-24 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY22-24 rTSR PSUs and FY22-24 Y1AOIM PSUs were reported in the Stock Awards column for 2022, the grant date fair value of the FY22-24 Y2AOIM PSUs were reported in the Stock Awards column for 2023, and the grant date fair value of the FY22-24 Y3AOIM PSUs are reported in the Stock Awards column for 2024.

(4)

The fair value of the FY24 RSUs is calculated using the closing price for shares of our Common Stock on the date of grant (November 1, 2023). The fair value of the FY24-26 Y1AOIM PSUs, FY23-25 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs is calculated using the closing price for shares of our Common Stock on the date the Committee approved the performance objectives of the awards (November 1, 2023). The fair value of the FY24-26 rTSR PSUs is based on the Monte Carlo valuation as of the grant date (November 1, 2023). The assumptions used in the Monte Carlo valuation of the FY24-26 rTSR PSUs are included in Note 6 to our audited financial statements for the fiscal year ended September 30, 2024, included in our Form 10-K filed with the SEC on November 14, 2024. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded to each NEO, which was the assumed probable outcome as of the grant date. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values would have been as follows:

Name	FY24 PSUs ($)(a)	FY23 PSUs ($)(b)	FY22 PSUs ($)(c)

Denise A. Paulonis	4,412,119	4,408,517	3,564,846

Marlo M. Cormier	878,355	930,745	736,536

John H. Goss	771,522	731,964	556,920

Mark G. Spinks	771,522	750,167	578,114

Scott C. Sherman	510,855	—	—

(a)	Includes the FY24-26 rTSR PSUs, FY24-26 Y1AOIM PSUs, FY23-25 Y2AOIM PSUs, and FY22-24 Y3AOIM PSUs.

(b)	Includes the FY23-25 rTSR PSUs, FY23-25 Y1AOIM PSUs, FY22-24 Y2AOIM PSUs, and FY21-23 Y3AOI PSUs.

(c)	Includes the FY22-24 rTSR PSUs, FY22-24 Y1AOIM PSUs, and FY21-23 Y2AOI PSUs.

(5)

Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the stock option awards are included in Note 6 to our audited financial statements for the fiscal years ended September 30, 2024, September 30, 2023, and September 30, 2022, included in our Form 10-K filed with the SEC on November 14, 2024, November 16, 2023, and November 17, 2022, respectively.

(6)

The amounts reported reflect AIP awards earned for the respective fiscal year. For information regarding the AIP, please see “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Annual Incentive” of this Proxy Statement.

(7)	Amounts reported as “All Other Compensation” for FY24 include the following:

Name	Company Matching Contributions to 401(k) ($)	Life Insurance Premiums ($)	Total ($)

Denise A. Paulonis	13,800	840	14,640

Marlo M. Cormier	13,048	1,260	14,308

John H. Goss	13,782	840	14,622

Mark G. Spinks	13,800	1,077	14,877

Scott C. Sherman	14,358	1,022	15,380

 2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS FOR FY24

The following table contains information regarding plan-based awards provided during FY24 to the NEOs:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Denise A. Paulonis

AIP		828,693	1,894,156	3,409,481

RSUs	11/01/23							294,464	2,499,999

FY24-26 rTSR PSUs	11/01/23				58,893	117,786	235,572		1,323,915

FY24-26 Y1AOIM PSUs	11/01/23				29,446	58,892	117,784		499,993

FY23-25 Y2AOIM PSUs	11/01/23				16,438	32,876	49,314		279,117

FY22-24 Y3AOIM PSUs	11/01/23				10,178	20,355	40,710		172,814

Marlo M. Cormier

AIP		215,869	493,414	888,145

RSUs	11/01/23							58,892	499,993

FY24-26 rTSR PSUs	11/01/23				11,779	23,557	47,114		264,781

FY24-26 Y1AOIM PSUs	11/01/23				5,889	11,778	23,556		99,995

FY23-25 Y2AOIM PSUs	11/01/23				3,288	6,575	9,863		55,822

FY22-24 Y3AOIM PSUs	11/01/23				1,916	3,832	7,664		32,534

John H. Goss

AIP		189,568	433,299	779,938

RSUs	11/01/23							53,003	449,995

FY24-26 rTSR PSUs	11/01/23				10,601	21,202	42,404		238,310

FY24-26 Y1AOIM PSUs	11/01/23				5,300	10,600	21,200		89,994

FY23-25 Y2AOIM PSUs	11/01/23				2,596	5,191	7,787		44,072

FY22-24 Y3AOIM PSUs	11/01/23				1,437	2,874	5,748		24,400

Mark G. Spinks

AIP		168,108	384,246	691,643

RSUs	11/01/23							53,003	449,995

FY24-26 rTSR PSUs	11/01/23				10,601	21,202	42,404		238,310

FY24-26 Y1AOIM PSUs	11/01/23				5,300	10,600	21,200		89,994

FY23-25 Y2AOIM PSUs	11/01/23				2,596	5,191	7,787		44,072

FY22-24 Y3AOIM PSUs	11/01/23				1,437	2,874	5,748		24,400

Scott C. Sherman

AIP		144,519	330,329	594,592

RSUs	11/01/23							33,863	287,497

FY24-26 rTSR PSUs	11/01/23				6,773	13,546	27,092		152,257

FY24-26 Y1AOIM PSUs	11/01/23				3,386	6,772	13,544		57,494

FY23-25 Y2AOIM PSUs	11/01/23				1,990	3,980	5,970		33,790

FY22-24 Y3AOIM PSUs	11/01/23				1,198	2,395	4,790		20,334

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(1)

As described in footnotes 2 and 3 in the “Summary Compensation Table” of this Proxy Statement, the FY22-24 Y3AOIM PSUs were granted during FY22 (grant date of November 3, 2021), the FY23-25 Y2AOIM PSUs were granted during FY23 (grant date of November 2, 2022) and the FY24-26 Y1AOIM PSUs were granted during FY24 (grant date of November 1, 2023), but the Committee established the applicable performance objectives for such awards during FY24 (on November 1, 2023). Equity award grant values are converted into RSUs and target PSUs using the closing stock price on the date of grant.

(2)

Reflects potential cash award payouts under the AIP. Thresholds are based on financial measures only (no threshold for Strategic Initiatives). See “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Annual Incentive” of this Proxy Statement for more details. FY24 AIP payouts are shown in the “Summary Compensation Table” of this Proxy Statement under “Non-Equity Incentive Plan Compensation”.

(3)

Reflects potential payouts of the PSUs described in footnote (1), in each case under the 2019 Omnibus Incentive Plan. See “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Long-Term Incentives” and footnotes 2 and 3 in the “Summary Compensation Table” of this Proxy Statement for more details.

(4)

Reflects RSUs granted in FY24, in each case under the 2019 Omnibus Plan. The restrictions upon these awards lapse ratably over three years. See “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(5)

Reflects a grant date fair value of $8.49 per RSU (granted on November 1, 2023), $11.24 per rTSR PSU (granted on November 1, 2023), $8.49 per Y1AOIM PSU (granted on November 1, 2023 – performance objectives established on November 1, 2023), $8.49 per Y2AOIM PSU (granted on November 2, 2022 – performance objectives established on November 1, 2023)) and $8.49 per Y3AOIM PSU (granted on November 3, 2021 – performance objectives established on November 1, 2023).

 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table contains information about outstanding stock option and stock awards held by the NEOs on September 30, 2024:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(4)

Denise A. Paulonis

RSUs	11/01/23					294,464	3,995,876

FY24-26 rTSR PSUs	11/01/23							117,786	1,598,356

FY24-26 Y1AOIM PSUs	11/01/23					43,639	592,181

RSUs	11/02/22					131,507	1,784,550

FY23-25 rTSR PSUs	11/02/22							98,629	1,338,396

FY23-25 Y1AOIM PSUs	11/02/22					27,255	369,850

FY23-25 Y2AOIM PSUs	11/02/22					24,362	330,592

RSUs	11/03/21					40,709	552,421

FY22-24 rTSR PSUs	11/03/21					47,569	645,511

FY22-24 Y2AOIM PSUs	11/03/21					16,874	228,980

FY22-24 Y3AOIM PSUs	11/03/21					15,084	204,690

Options & RSUs	10/01/21	83,562	41,781	17.09	10/01/31	28,282	383,787

Marlo M. Cormier

RSUs	11/01/23					58,892	799,164

FY24-26 rTSR PSUs	11/01/23							23,557	319,668

FY24-26 Y1AOIM PSUs	11/01/23					8,728	118,439

RSUs	11/02/22					26,301	356,905

FY23-25 rTSR PSUs	11/02/22							19,725	267,668

FY23-25 Y1AOIM PSUs	11/02/22					5,451	73,970

FY23-25 Y2AOIM PSUs	11/02/22					4,873	66,127

RSUs	11/03/21					7,663	103,987

FY22-24 rTSR PSUs	11/03/21					8,954	121,506

FY22-24 Y2AOIM PSUs	11/03/21					3,176	43,098

FY22-24 Y3AOIM PSUs	11/03/21					2,840	38,539

Options	11/23/20	11,747	—	11.78	11/23/30

Options	11/04/20	31,024	—	9.09	11/04/30

John H. Goss

RSUs	11/01/23					53,003	719,251

FY24-26 rTSR PSUs	11/01/23							21,202	287,711

FY24-26 Y1AOIM PSUs	11/01/23					7,855	106,592

RSUs	11/02/22					20,765	281,781

FY23-25 rTSR PSUs	11/02/22							15,573	211,326

FY23-25 Y1AOIM PSUs	11/02/22					4,304	58,405

FY23-25 Y2AOIM PSUs	11/02/22					3,847	52,204

RSUs	11/03/21					5,747	77,987

FY22-24 rTSR PSUs	11/03/21					6,715	91,123

FY22-24 Y2AOIM PSUs	11/03/21					2,382	32,324

FY22-24 Y3AOIM PSUs	11/03/21					2,130	28,904

Options	11/23/20	7,608	—	11.78	11/23/30

Options	11/04/20	15,364	—	9.09	11/04/30

Options	11/05/19	5,002	—	16.65	11/05/29

Options	11/01/18	14,505	—	18.14	11/01/28

Options	11/01/17	17,516	—	17.42	11/01/27

Options	11/01/16	26,345	—	25.53	11/01/26

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		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(4)

Mark G. Spinks

RSUs	11/01/23					53,003	719,251

FY24-26 rTSR PSUs	11/01/23							21,202	287,711

FY24-26 Y1AOIM PSUs	11/01/23					7,855	106,592

RSUs	11/02/22					20,765	281,781

FY23-25 rTSR PSUs	11/02/22							15,573	211,326

FY23-25 Y1AOIM PSUs	11/02/22					4,304	58,405

FY23-25 Y2AOIM PSUs	11/02/22					3,847	52,204

RSUs	11/03/21					5,747	77,987

FY22-24 rTSR PSUs	11/03/21					6,715	91,123

FY22-24 Y2AOIM PSUs	11/03/21					2,382	32,324

FY22-24 Y3AOIM PSUs	11/03/21					2,130	28,904

Options	11/04/20	17,728	—	9.09	11/04/30

Options	11/05/19	36,013	—	16.65	11/05/29

Options	11/01/18	34,812	—	18.14	11/01/28

Options	11/01/17	42,040	—	17.42	11/01/27

Options	11/01/16	57,959	—	25.53	11/01/26

Options	10/28/15	53,151	—	23.45	10/28/25

Options	10/29/14	34,204	—	29.20	10/29/24

Scott C. Sherman

RSUs	11/01/23					33,863	459,521

FY24-26 rTSR PSUs	11/01/23							13,546	183,819

FY24-26 Y1AOIM PSUs	11/01/23					5,019	68,108

RSUs	11/02/22					15,919	216,021

FY23-25 rTSR PSUs	11/02/22							11,939	162,012

FY23-25 Y1AOIM PSUs	11/02/22					3,299	44,767

FY23-25 Y2AOIM PSUs	11/02/22					2,950	40,032

RSUs	11/03/21					4,789	64,987

FY22-24 rTSR PSUs	11/03/21					5,596	75,938

FY22-24 Y2AOIM PSUs	11/03/21					1,985	26,936

FY22-24 Y3AOIM PSUs	11/03/21					1,775	24,087

Options	11/04/20	39,888	—	9.09	11/04/30

Options	11/05/19	27,010	—	16.65	11/05/29

Options	11/01/18	26,109	—	18.14	11/01/28

Options	11/01/17	28,026	—	17.42	11/01/27

Options	11/01/16	14,753	—	25.53	11/01/26

Options	10/28/15	13,287	—	23.45	10/28/25

Options	10/29/14	6,840	—	29.20	10/29/24

(1)	The unvested option awards vest as follows:

	Grant Date	Vest Date
Name		10/01/24	Total
Denise A. Paulonis
Options	10/01/21	41,781	41,781

 2024 Proxy Statement

(2)	The unvested time-based stock awards (including RSUs and earned and banked PSUs) vest as follows:

	Grant Date	Vest Date
Name		10/01/24	11/15/24	11/15/25	11/15/26	Total

Denise A. Paulonis

RSUs	11/01/23		98,153	98,154	98,157	294,464

FY24-26 Y1AOIM PSUs (a)	11/01/23				43,639	43,639

RSUs	11/02/22		65,752	65,755		131,507

FY23-25 Y1AOIM PSUs (b)	11/02/22			27,255		27,255

FY23-25 Y2AOIM PSUs (b)	11/02/22			24,362		24,362

RSUs	11/03/21		40,709			40,709

FY22-24 rTSR PSUs (c)	11/03/21		47,569			47,569

FY22-24 Y2AOIM PSUs (c)	11/03/21		16,874			16,874

FY22-24 Y3AOIM PSUs (c)	11/03/21		15,084			15,084

RSUs	10/01/21	28,282				28,282

Marlo M. Cormier

RSUs	11/01/23		19,630	19,630	19,632	58,892

FY24-26 Y1AOIM PSUs (a)	11/01/23				8,728	8,728

RSUs	11/02/22		13,150	13,151		26,301

FY23-25 Y1AOIM PSUs (b)	11/02/22			5,451		5,451

FY23-25 Y2AOIM PSUs (b)	11/02/22			4,873		4,873

RSUs	11/03/21		7,663			7,663

FY22-24 rTSR PSUs (c)	11/03/21		8,954			8,954

FY22-24 Y2AOIM PSUs (c)	11/03/21		3,176			3,176

FY22-24 Y3AOIM PSUs (c)	11/03/21		2,840			2,840

John H. Goss

RSUs	11/01/23		17,667	17,667	17,669	53,003

FY24-26 Y1AOIM PSUs (a)	11/01/23				7,855	7,855

RSUs	11/02/22		10,382	10,383		20,765

FY23-25 Y1AOIM PSUs (b)	11/02/22			4,304		4,304

FY23-25 Y2AOIM PSUs (b)	11/02/22			3,847		3,847

RSUs	11/03/21		5,747			5,747

FY22-24 rTSR PSUs (c)	11/03/21		6,715			6,715

FY22-24 Y2AOIM PSUs (c)	11/03/21		2,382			2,382

FY22-24 Y3AOIM PSUs (c)	11/03/21		2,130			2,130

Mark G. Spinks

RSUs	11/01/23		17,667	17,667	17,669	53,003

FY24-26 Y1AOIM PSUs (a)	11/01/23				7,855	7,855

RSUs	11/02/22		10,382	10,383		20,765

FY23-25 Y1AOIM PSUs (b)	11/02/22			4,304		4,304

FY23-25 Y2AOIM PSUs (b)	11/02/22			3,847		3,847

RSUs	11/03/21		5,747			5,747

FY22-24 rTSR PSUs (c)	11/03/21		6,715			6,715

FY22-24 Y2AOIM PSUs (c)	11/03/21		2,382			2,382

FY22-24 Y3AOIM PSUs (c)	11/03/21		2,130			2,130

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	Grant Date	Vest Date
Name		10/01/24	11/15/24	11/15/25	11/15/26	Total

Scott C. Sherman

RSUs	11/01/23		11,287	11,288	11,288	33,863

FY24-26 Y1AOIM PSUs (a)	11/01/23				5,019	5,019

RSUs	11/02/22		7,959	7,960		15,919

FY23-25 Y1AOIM PSUs (b)	11/02/22			3,299		3,299

FY23-25 Y2AOIM PSUs (b)	11/02/22			2,950		2,950

RSUs	11/03/21		4,789			4,789

FY22-24 rTSR PSUs (c)	11/03/21		5,596			5,596

FY22-24 Y2AOIM PSUs (c)	11/03/21		1,985			1,985

FY22-24 Y3AOIM PSUs (c)	11/03/21		1,775			1,775

(a)	The FY24-26 Y1AOIM PSUs are included in this table based on actual performance of 74.1% and will vest on November 15, 2026, subject to continued employment on such date.

(b)

The FY23-25 Y1AOIM PSUs and FY23-25 Y2AOIM PSUs are included in this table based on actual performance of 82.9% and 74.1%, respectively, and will vest on November 15, 2025 subject to continued employment on such date.

(c)

The FY22-24 rTSR PSUs, FY22-24 Y2AOIM PSUs and FY22-24 Y3AOIM PSUs are included in this table based on actual performance of 77.9%, 82.9%, and 74.1%, respectively, which will vest on November 15, 2024, subject to continued employment on such date. The FY22-24 Y1AOIM PSUs are not included in this table because they were not earned and were canceled without payout following the conclusion of the performance period on September 30, 2023.

(3)

The potential payout dates for the unearned PSUs are as follows (shown at target). See “Compensation Discussion and Analysis – FY24 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details. The FY24-26 Y2AOIM PSUs, FY24-26 Y3AOIM PSUs, and FY23-25 Y3AOIM PSUs are not included in this table because the performance goals for such awards have not been established and, as a result, are not considered granted for accounting and disclosure purposes until the respective performance goals are established.

	Grant Date	Performance Period	Potential Payout Date		Total
Name			11/15/25	11/15/26

Denise A. Paulonis

FY24-26 rTSR PSUs	11/01/23	FY24-26		117,786	117,786

FY23-25 rTSR PSUs	11/02/22	FY23-25	98,629		98,629

Marlo M. Cormier

FY24-26 rTSR PSUs	11/01/23	FY24-26		23,557	23,557

FY23-25 rTSR PSUs	11/02/22	FY23-25	19,725		19,725

John H. Goss

FY24-26 rTSR PSUs	11/01/23	FY24-26		21,202	21,202

FY23-25 rTSR PSUs	11/02/22	FY23-25	15,573		15,573

Mark G. Spinks

FY24-26 rTSR PSUs	11/01/23	FY24-26		21,202	21,202

FY23-25 rTSR PSUs	11/02/22	FY23-25	15,573		15,573

Scott C. Sherman

FY24-26 rTSR PSUs	11/01/23	FY24-26		13,546	13,546

FY23-25 rTSR PSUs	11/02/22	FY23-25	11,939		11,939

(4)	Value based on the closing price for shares of our Common Stock on September 30, 2024 of $13.57.

 2024 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN FY24

The following table contains information about stock options exercised, stock vested and the value realized by the NEOs during FY24:

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Valued Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Denise A. Paulonis	—	—	134,742	1,206,854

Marlo M. Cormier	—	—	30,636	280,303

John H. Goss	—	—	24,100	220,726

Mark G. Spinks	—	—	27,907	254,233

Scott C. Sherman	—	—	21,582	196,612

(1)

Value realized on vesting for RSUs and earned PSUs is equal to the closing price for shares of our Common Stock on the date of vesting multiplied by the number of shares acquired upon vesting. The “Number of Shares Acquired on Vesting” and the “Value Realized on Vesting” include shares that were withheld for taxes at the time of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated value of the payments and benefits that each of our NEOs would receive upon termination of employment under various circumstances or a change in control. The amounts shown assume that the triggering event (termination of employment or a change in control) occurred on September 30, 2024.

The amounts presented in the following table do not reflect amounts the NEO earned or accrued prior to the triggering event, such as previously vested equity awards. For information about these previously earned and accrued amounts, see the “Summary Compensation Table”, “Outstanding Equity Awards at 2024 Fiscal Year-End” table and “Option Exercises and Stock Vested in FY24” table of this Proxy Statement.

Name and Potential Payment Type	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(9)	Termination for Any Other Reason ($)(10)

Denise A. Paulonis

FY24 Bonus (4)	1,564,573	—	—	1,564,573	—

Severance (5)	—	—	—	4,087,394	—

Equity Awards (6)	6,957,254	—	—	12,208,304	—

Health and Welfare Benefits (7)	—	—	—	16,033	—
Total	8,521,827	—	—	17,876,304	—

Marlo M. Cormier

FY24 Bonus (4)	407,560	—	—	407,560	—

Severance (5)	—	—	—	1,883,497	—

Equity Awards (6)	1,295,494	—	—	2,343,539	—

Health and Welfare Benefits (7)	—	—	—	41,832	—

Total	1,703,054	—	—	4,676,428	—

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Name and Potential Payment Type	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(9)	Termination for Any Other Reason ($)(10)

John H. Goss

FY24 Bonus (4)	357,905	357,905	—	357,905	—

Severance (5)	—	—	—	1,606,941	—

Equity Awards (6)	1,064,952	—	—	1,973,458	—

Health and Welfare Benefits (7)	—	—	—	31,316	—

Total	1,422,857	357,905	—	3,969,620	—

Mark G. Spinks

FY24 Bonus (4)	317,388	317,388	—	317,388	—

Severance (5)	—	—	—	1,508,884	—

Equity Awards (6)	1,064,952	1,685,359	—	1,973,458	—

Health and Welfare Benefits (7)	—	—	—	31,820	—

Total	1,382,340	2,002,747	—	3,831,550	—

Scott C. Sherman

FY24 Bonus (4)	272,852	—	—	272,852	—

Severance (5)	—	—	—	1,384,387	—

Equity Awards (6)	775,307	—	—	1,387,763	—

Health and Welfare Benefits (7)	—	—	—	42,196	—

Total	1,048,159	—	—	3,087,198	—

(1)	Mr. Spinks was eligible for retirement for purposes of both AIP and stock awards, and Mr. Goss was eligible for retirement for purposes of AIP only, in each case as of September 30, 2024.

(2)

For purposes of the severance agreements, a “change in control” generally includes: (i) the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock; (ii) a change in the majority of the incumbent Board of Directors; (iii) certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our Common Stock or sales of substantially all of our assets; or (iv) stockholder approval of our complete liquidation or dissolution.

(3)

For purposes of this table, a qualified termination means termination without cause or a resignation for good reason within 24 months following a change in control. “Good reason” generally includes: (i) a material diminution in authority, duties or responsibilities of the executive or the supervisor to whom the executive reports; (ii) a material reduction in the executive’s base salary; (iii) a material reduction in the budget over which the executive retains authority; (iv) a relocation of the executive’s principal location by more than 20 miles; or (v) any other material breach of the severance agreement. “Cause” generally includes: (i) the executive’s uncured demonstrably willful and deliberate material breach of duties and responsibilities, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company; and (ii) the executive’s commission of a felony involving moral turpitude.

(4)	Reflects the current fiscal year AIP award payout, which was not yet paid as of September 30, 2024.

(5)

Reflects a severance payment of 1.99 times the NEO’s base salary as of the end of FY24 plus 1.99 times the average of the NEO’s AIP award payouts for the previous five fiscal years (excluding FY24), payable in a lump sum. Because she commenced employment in FY20, an annualized bonus was used for FY20 for Ms. Cormier.

(6)

Reflects the estimated value of unvested in-the-money stock options, PSUs and RSUs based on the closing price per share of our Common Stock on September 30, 2024 of $13.57. For purposes of this calculation, unvested stock options having a value less than $13.57 have a value of $0. For PSUs, calculations are based on the following: (i) in the case of death, disability, or retirement, 100% of the target number of units for the FY24-26 rTSR PSUs and FY23-25 rTSR PSUs, 77.9% of the target number of units for the FY22-24 rTSR PSUs, 0% of the target number of units for the FY22-24 Y1AOIM PSUs, 82.9% of the target number of units for the FY22-24 Y2AOIM PSUs, 74.1% of the target number of units for the FY22-24 Y3AOIM PSUs,

 2024 Proxy Statement

82.9% of the target number of units for the FY23-25 Y1AOIM PSUs, 74.1% of the target number of units for the FY23-25 Y2AOIM PSUs, and 74.1% of the target number of units for the FY24-26 Y1AOIM PSUs; and (ii) in the case of a change in control with qualified termination, 100% of the target number of units for the FY24-26 rTSR PSUs, FY23-25 rTSR PSUs and FY22-24 rTSR PSUs, 0% of the target number of units for the FY22-24 Y1AOIM PSUs, 82.9% of the target number of units for the FY22-24 Y2AOIM PSUs, 74.1% of the target number of units for the FY22-24 Y3AOIM PSUs, 82.9% of the target number of units for the FY23-25 Y1AOIM PSUs, 74.1% of the target number of units for the FY23-25 Y2AOIM PSUs, and 74.1% of the target number of units for the FY24-26 Y1AOIM PSUs, per the terms of the award agreements. The impact of each scenario on outstanding stock options, PSUs and RSUs is described in the following table:

Equity Award Type	Death or Disability	Retirement (a)	Change in Control with Qualified Termination	Termination for Any Other Reason

Options	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)	Forfeited

PSUs	In Progress, Prorated (Based on Actual Performance); Not in Progress, Forfeited	In Progress, Prorated (Based on Actual Performance); Not in Progress, Forfeited	rTSR PSUs, Accelerated Vesting (All at Target); All Other PSUs (In Progress, Based on Actual Performance; Not in Progress, Forfeited)	Forfeited

RSUs	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)	Forfeited

(a)	Assuming the NEO agrees to restrictive covenants. If the NEO does not agree to restrictive covenants, then the NEO will forfeit his or her unvested equity awards.

(7)

Reflects the cost of continued health and welfare benefits for 24 months, based on (i) our portion of the projected cost of the benefits (the NEO pays the employee cost for such coverage) and (ii) the level of coverage selected by the NEO.

(8)

Assuming stock options, RSUs and PSUs awarded pursuant to the 2010 and 2019 Omnibus Incentive Plans are assumed by the acquirer. If, instead, the stock options, RSUs and PSUs were not assumed by the buyer, then such awards would be canceled in in exchange for a cash payment (based upon the difference between the price per share offered in connection with the change in control and the exercise price, in the case of stock options). The estimated value of such awards is reflected in the “Change in Control with Qualified Termination” column of this table.

(9)

Pursuant to the terms of the severance agreements, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other “parachute payments” as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive’s average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

(10)

If the executive terminates employment with the Company for any reason other than death or disability, retirement or a change in control with a qualified termination, then such executive will not be entitled to any payments or benefits in connection with such termination.

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CEO PAY RATIO

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

The employee we identified as the median employee in FY23 experienced a significant change in their circumstances in FY24. As a result, we identified a new median employee for FY24.

Our median employee determination date was July 1, 2024, which was within the last three months of FY24, as required by the pay ratio rule. We determined that the Company and its consolidated subsidiaries had 26,885 employees as of July 1, 2024. To determine our median employee, we used W-2 “gross pay” as our consistently applied compensation measure. We then annualized gross pay for permanent employees who commenced work during FY24 and any employees who were on temporary leave for a portion of FY24. From the considered population, we identified the median employee and determined their annual total compensation using the same methodology we use for our NEOs as set forth in the Summary Compensation Table included in this Proxy Statement.

For FY24, the total annual compensation of our CEO was $7,538,897 and the median employee’s total annual compensation was $16,599. Accordingly, the ratio of CEO pay to median employee pay was 454:1.

 2024 Proxy Statement

PAY VERSUS PERFORMANCE
The following table shows the compensation actually paid (“CAP”) (as defined by the SEC in Item 402(v) of Regulation
S-K)
for our NEOs and our financial performance for the fiscal years shown.

	CEO (1)		Other NEOs (1)
Fiscal Year	Summary Compensation Table Total (2)	Compensation Actually Paid (3)	Average Summary Compensation Table Total (2)	Average Compensation Actually Paid (3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (5)	Net Income (Millions) (6)	AOI (Millions) (7)

2024	$7,538,897	$12,772,501	$1,711,129	$2,546,032	$156.16	$143.51	$153.4	$314.6

2023	$7,230,935	$2,854,742	$1,634,032	$ 857,188	$96.43	$94.71	$184.6	$340.8

2022	$8,363,154	$6,267,042	$1,286,427	$ 575,679	$144.99	$82.42	$183.6	$391.3

2021	$6,723,259	$5,734,028	$1,407,832	$1,781,613	$193.90	$124.60	$239.9	$461.1

(1)	NEOs included in these columns reflect the following individuals:

Fiscal Year	CEO	Other NEOs

2024	Denise A. Paulonis	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Scott C. Sherman

2023	Denise A. Paulonis	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Mary Beth Edwards

2022	Denise A. Paulonis	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Mary Beth Edwards, Pam K. Kohn

2021	Christian A. Brickman	Marlo M. Cormier, John H. Goss, Mark G. Spinks, Pam K. Kohn, Aaron E. Alt

(2)	Amounts reflect Summary Compensation Table Total for our NEOs for each corresponding year.

(3)
The following table illustrates the adjustments to the Summary Compensation Table Total for our CEO as well as
the average for our other NEOs (“Other NEOs”), to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our
NEO
s during the applicable year.

Reconciliation of Fiscal Year 2024 Summary Compensation Table Total to Compensation Actually Paid	CEO	Average Other NEOs

Summary Compensation Table Total	$7,538,897	$1,711,129

Minus: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$4,775,838	$799,510

Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$7,562,663	$1,268,605

Plus: Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$2,369,069	$339,814

Plus: Fair Value at Vesting of Option and Stock Awards Granted and Vested in Same Fiscal Year	$—	$—

Plus: Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$77,711	$25,993

Minus: Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—

Compensation Actually Paid	$12,772,501	$2,546,032
For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718. For more information, please see the notes to our financial statements in our Annual Report on Form
10-K
and the footnotes to the Summary Compensation Table of this proxy statement. The assumptions used in calculating the fair value of the Option and Stock Awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value

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87

calculations of (i) the options granted on or between November 4, 2020 and October 1, 2021 used an estimated term between 2.97 years and 6.00 years in FY24, as compared to an estimated term of 6.00 years used to calculate the grant date fair value of such awards, and (ii) the
FY22-24
AOIM PSU,
FY23-25
AOIM PSU, and
FY24-26
AOIM PSU awards had payouts below target in FY24, in each case as compared to the grant date fair value calculations which assumed a payout at target.

(4)
Total Shareholder Return (“TSR”) represents the cumulative return on a fixed investment of $100 in the common stock of Sally Beauty Holdings, Inc., for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Dow Jones U.S. Specialty Retailers Index for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

(7)
Adjusted Operating Income (“AOI”) is our Company Selected Measure. Please see
“Compensation Discussion and Analysis – FY24 Executive Compensation Program – Annual Incentive”
section of this CD&A for AOI definition. Please see
Appendix 1
for a reconciliation to the most directly comparable GAAP financial measure.

RELATIONSHIP BETWEEN CAP VERSUS CUMULATIVE TSR OF THE COMPANY AND PEER GROUP
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our TSR, as well as the relationship between our TSR and the TSR of our Peer Group:

 2024 Proxy Statement

RELATIONSHIP BETWEEN CAP VERSUS NET INCOME
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our Net Income:

RELATIONSHIP BETWEEN CAP VERSUS AOI
The following chart illustrates the relationship between CAP for our CEO and the average CAP for our Other NEOs against our AOI:

MOST IMPORTANT PERFORMANCE MEASURES
The following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our NEOs for the most recently completed fiscal year:

•	AOI
•	AOIM
•	Comparable Sales
•	TSR

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89

PROPOSAL 3

APPROVAL OF THE

SALLY BEAUTY HOLDINGS, INC.

2025 OMNIBUS INCENTIVE PLAN

On December 5, 2024, our Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”). The 2025 Omnibus Plan will become effective as of the date it is approved by our stockholders.

The 2025 Omnibus Plan is intended to serve as the successor to the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”). As of November 25, 2024, there were approximately 3,219,321 shares of our common stock reserved and available for future awards under the 2019 Omnibus Plan. The 2019 Omnibus Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2019, and during such time we have never sought stockholder approval of any increase in the number of shares available for issuance under the 2019 Omnibus Plan. If our stockholders approve the 2025 Omnibus Plan, all future equity awards will be made from the 2025 Omnibus Plan, and we will not grant any additional awards under the 2019 Omnibus Plan.

A summary of the 2025 Omnibus Plan is set forth below. This summary is qualified in its entirety by the full text of the 2025 Omnibus Plan, which is attached to this proxy statement as Appendix 2.

PROMOTION OF SOUND CORPORATE GOVERNANCE PRACTICES

We have designed the 2025 Omnibus Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•	No Evergreen. The 2025 Omnibus Plan does not provide for automatic annual increases in the share reserve without stockholder approval.
•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted under the 2025 Omnibus Plan will generally either (i) be subject to a minimum vesting period of one year from the date of grant, or (ii) be granted solely in exchange for foregone cash compensation.

•

Limit on Non-Employee Director Compensation. Under the 2025 Omnibus Plan, the sum of the aggregate grant date fair value of all equity-based grants and cash fees paid to a single non-employee director, for services as a non-employee director, in a fiscal year may not exceed $675,000.

•	No Dividends on Unearned or Unvested Awards. The 2025 Omnibus Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.
•	Awards Subject to Clawback Policy. Awards under the 2025 Omnibus Plan will be subject to any compensation clawback policy that the company may adopt from time to time.
•	No Tax Gross-Ups. The 2025 Omnibus Plan does not provide for any tax gross-ups.

 2024 Proxy Statement

PROPOSED SHARE RESERVE

Subject to adjustment in the event of stock splits or similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2025 Omnibus Plan is 9,500,000 (which is equal to 6,280,679 new shares plus the number of shares that remained available for future grants under the Prior Plans), less one (1) share for every one (1) share granted under the Prior Plans after November 25, 2024 and prior to the Effective Date of the 2025 Omnibus Plan. After November 25, 2024, any shares subject to an award under the Prior Plans that are terminated or expire unexercised, are settled for cash, or are canceled, forfeited or lapse for any reason, then in each such case, the shares subject to the awards under the Prior Plans shall, to the extent of such termination, expiration, cash settlement, cancellation, forfeiture or lapse, be added to the shares available for grant under the 2025 Omnibus Plan on a one-for-one basis. From and after the Effective Date, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

KEY DATA RELATING TO OUTSTANDING EQUITY AWARDS AND SHARES AVAILABLE

The following table includes information regarding outstanding equity awards and shares available for future awards under the 2019 Omnibus Plan and the 2010 Omnibus Incentive Plan (the “2010 Omnibus Plan” and, together with the 2019 Omnibus Plan, the “Prior Plans”) as of November 25, 2024 (and without giving effect to approval of the 2025 Omnibus Plan under this Proposal):

	2019 Omnibus Plan (1)		2010 Omnibus Plan (1)

Total shares underlying outstanding stock options and SARs	980,443		938,103

Weighted-average exercise price of outstanding stock options and SARs	$13.80		$21.13

Weighted-average remaining contractual life of outstanding stock options and SARs	5.8 years		2.5 years

Total shares underlying time-based outstanding unvested full value awards	2,564,882		—

Total shares underlying performance-based outstanding full value awards	2,011,911	(2)	—

Total shares currently available for grant	3,219,321	(3)	—	(4)

Common Stock Outstanding as of the Record Date, November 25, 2024	102,472,251

Market Price of Common Stock as of the Record Date, November 25, 2024	$14.09

(1)	Includes information regarding all outstanding equity awards under the Prior Plans and shares available for future awards under the 2019 Omnibus Plan, as of November 25, 2024.

(2)	Assumes performance-based awards will vest and pay out based on target performance levels being achieved.

(3)	If our stockholders approve the 2025 Omnibus Plan, no further awards will be made under the 2019 Omnibus Plan.

(4)	No further awards may be granted under the 2010 Omnibus Plan following the effective date of the 2019 Omnibus Plan.

SUMMARY OF THE 2025 OMNIBUS PLAN

Purpose. The purpose of the 2025 Omnibus Plan is to promote the success and enhance the value of the company by linking the personal interests of employees, officers, and directors of the company and its stockholders, as well as by providing flexibility for the company to attract, motivate, and retain certain individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the company largely depend.

Administration. The 2025 Omnibus Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2025 Omnibus Plan; interpret the terms and intent of the 2025 Omnibus Plan and any award certificate; and make all other decisions and determinations that may be required under the

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2025 Omnibus Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2025 Omnibus Plan.

Eligibility. The 2025 Omnibus Plan permits the grant of awards to employees, officers, non-employee directors, and consultants of the company and its affiliates as selected by the Committee. As of November 25, 2024, approximately 197 employees and 8 non-employee directors would be eligible to participate in the 2025 Omnibus Plan.

Permissible Awards. The 2025 Omnibus Plan authorizes the granting of awards in any of the following forms:

•

market-priced stock options to purchase shares of our common stock (for a term not to exceed 10 years), which may be designated under the Internal Revenue Code (the “Code”) as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•

SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•

restricted stock awards (including performance shares), which are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee, including time-based and/or performance-based vesting conditions;

•

RSUs (including performance units), which represent the right to receive shares of common stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to time-based and/or performance-based vesting conditions set by the Committee;

•	deferred stock units, which represent a vested right to receive shares of common stock at a designated time in the future;
•	other stock-based awards that are denominated in, or valued by reference to, shares of our common stock; and
•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment in the event of stock splits or similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2025 Omnibus Plan is 9,500,000 (which is equal to 6,280,679 new shares plus the number of shares that remained available for future grants under the Prior Plans), less one (1) share for every one (1) share granted under the Prior Plans after November 25, 2024 and prior to the Effective Date of the 2025 Omnibus Plan. After November 25, 2024, any shares subject to an award under the Prior Plans that are terminated or expire unexercised, are settled for cash, or are canceled, forfeited or lapse for any reason, then in each such case, the shares subject to the awards under the Prior Plans shall, to the extent of such termination, expiration, cash settlement, cancellation, forfeiture or lapse, be added to the shares available for grant under the 2025 Omnibus Plan on a one-for-one basis. From and after the Effective Date, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

Share Counting. Shares of common stock reserved and available for issuance pursuant to awards granted under the 2025 Omnibus Plan shall be counted against the 2025 Omnibus Plan reserve as follows:

•

Shares withheld or repurchased from an award other than an option or stock appreciation right to satisfy tax withholding requirements will be added back to the 2025 Omnibus Plan share reserve and again be available for issuance under the 2025 Omnibus Plan. Shares delivered to satisfy tax withholding requirements related to an award other than an option or stock appreciation right shall be added to the 2025 Omnibus Plan reserve.

•

The full number of shares subject to a stock option shall count against the shares remaining available under the 2025 Omnibus Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

 2024 Proxy Statement

•	The full number of shares originally subject to an award of SARs shall count against the shares remaining available under the 2025 Omnibus Plan.
•

To the extent an award granted under the 2025 Omnibus Plan is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to achieve maximum performance goals, any unissued or forfeited shares will be added back to the 2025 Omnibus Plan share reserve and again be available for issuance under the 2025 Omnibus Plan.

•	Shares subject to awards settled in cash will be added back to the 2025 Omnibus Plan share reserve and again be available for issuance under the 2025 Omnibus Plan.
•

The Committee may grant awards under the 2025 Omnibus Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the 2025 Omnibus Plan share reserve.

Limitations on Non-Employee Director Awards. The aggregate compensation that may be granted or awarded to any non-employee director in respect of his or her services as a non-employee director, including all cash retainers and retainers granted in the form of awards, shall not exceed $675,000. For purposes of such limit, the value of awards will be determined based on the aggregate grant date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules).

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, awards granted under the 2025 Omnibus Plan will generally either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of full-value awards in the event of a participant’s termination of service, or (ii) grant awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2025 Omnibus Plan.

Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise determined by the Committee, if a participant’s service terminates by reason of death or disability:

•

all of such participant’s outstanding options and stock appreciation rights that would have vested on the next vesting date after such termination of service will become vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or stock appreciation right;

•

the time-based vesting restrictions with respect to that participant’s restricted stock or restricted stock units that would have lapsed on the next vesting date after such termination of service will lapse as of the date of termination of service; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise determined by the Committee, if a participant’s service terminates by reason of retirement and the participant agrees to be bound by and continues to comply with certain restrictive covenants during a three-year period following retirement:

•

such participant’s outstanding options and stock appreciation rights will continue to vest in accordance with their respective terms during the three-year period as if the participant’s service had not terminated and such awards may be exercised until the earlier of (i) the third anniversary of the participant’s retirement, (or if the participant dies prior to such third anniversary, 12 months after the participant’s death), and (ii) the expiration of the original term of the option or stock appreciation right;

•

all time-based vesting restrictions with respect to that participant’s restricted stock or restricted stock units will continue to lapse in accordance with their respective terms during such three-year period as if the participant’s service had not terminated; and

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•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement.

If the retiring participant elects not to be bound by the restrictive covenants, then:

•

such participant’s outstanding options and stock appreciation rights that were vested as of the date of retirement may be exercised until the earlier of the first anniversary of the participant’s retirement or the expiration of the original term of the option or stock appreciation right, and

•

any awards held by the participant (including options, stock appreciation rights, restricted stock, restricted stock units and performance awards) that were not vested as of the date of retirement will be forfeited.

Unless otherwise determined by the Committee, if a participant’s service is terminated for cause (or if, following the date of termination for any reason, the Committee determines that circumstances exist such that the participant’s service could have been terminated for cause), any awards held by that participant, whether or not then exercisable, will be immediately forfeited as of the date of such termination.

Treatment of Awards upon a Change in Control. In connection with a change in control (as defined in the 2025 Omnibus Plan), the Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Committee (a “Qualifying Termination”), the award will vest. Any outstanding performance award will first convert to a time-based restricted stock unit award as follows, and each such time-based restricted stock unit award will be treated as described above: (X) if the change in control occurs during a performance period, then the performance award will convert, on a one-for-one basis, to a number of time-based restricted stock units based upon an assumed achievement of one hundred percent (100%) of the target award opportunity (the “Converted Performance Award”), and the Converted Performance Award will vest on the earlier of (i) the scheduled vesting date specified in the award certificate absent a change in control, subject to the participant’s continued employment with the surviving entity on such date, or (ii) the participant’s Qualifying Termination; and (Y) if the change in control occurs following completion of a performance period but prior to settlement of the performance award, then the performance award will convert, on a one-for-one basis, to a number of time-based restricted stock units based upon actual performance, as determined by the Committee, and such time-based restricted stock unit will vest as of the scheduled vesting date specified in the award certificate absent a change in control.

If the Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then generally, upon the occurrence of a change in control:

•	all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;
•	all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;
•	shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and
•

performance awards will first convert to a time-based restricted stock units as follows, and each such time-based restricted stock unit will be treated as described above: (i) if the change in control occurs during a performance

 2024 Proxy Statement

period, then the performance award will convert, on a one-for-one basis, to a number of time-based restricted stock units based upon an assumed achievement of one hundred percent (100%) of the target award opportunity; and (ii) if the change in control occurs following completion of a performance period but prior to settlement of the award, then the performance award will convert, on a one-for-one basis, to a number of time-based restricted stock units based upon actual performance, as determined by the Committee; or

•	at the Committee’s discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2025 Omnibus Plan, based on the change in control price.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. In the event of a transaction between the company and its stockholders that causes the per-share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2025 Omnibus Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2025 Omnibus Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2025 Omnibus Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2025 Omnibus Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2025 Omnibus Plan will terminate on the tenth anniversary of its adoption by the Board or, if the stockholders approve an amendment to the 2025 Omnibus Plan that increases the number of shares subject to the 2025 Omnibus Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2025 Omnibus Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time.

CERTAIN U.S. FEDERAL INCOME TAX EFFECTS

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2025 Omnibus Plan. It is based upon laws,

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regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2025 Omnibus Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2025 Omnibus Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt

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of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2025 Omnibus Plan.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

As of December 11, 2024, no awards had been granted under the 2025 Omnibus Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2025 Omnibus Plan in the future.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of September 30, 2024, about our common stock that may be issued under all of our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (a)) (c)

Equity compensation plans approved by security holders	6,198,322	$17.84	4,678,311

Equity compensation plans not approved by security holders	—	—	—

Total	6,198,322	$17.84	4,678,311

(a)

Includes 2,032,982 shares issuable upon exercise of stock options and 4,165,340 shares that may be issued upon settlement of RSUs, including shares that may be issued pursuant to outstanding PSUs, assuming the target award is met.

(b)	Calculation of weighted-average exercise price of outstanding awards includes stock options but does not include RSUs or PSUs.

(c)

Represents shares that are available for issuance pursuant to the 2019 Omnibus Plan, all of which are available as full value awards. No further awards may be granted under the 2010 Omnibus Plan following the effective date of the 2019 Omnibus Plan.

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The following table gives information as of November 25, 2024, about our common stock that may be issued under all of our existing equity compensation plans. We have not granted any additional awards under the 2019 Omnibus Plan after November 25, 2024 and will not approve any additional awards under the 2019 Omnibus Plan through the date of our upcoming annual meeting of stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Column (a)) (c)

Equity compensation plans approved by security holders	6,495,339	$17.39	3,219,321

Equity compensation plans not approved by security holders	—	—	—

Total	6,495,339	$17.39	3,219,321

(a)

Includes 1,918,546 shares issuable upon exercise of stock options and 4,576,793 shares that may be issued upon settlement of RSUs, including shares that may be issued pursuant to outstanding PSUs, assuming the target award is met.

(b)	Calculation of weighted-average exercise price of outstanding awards includes stock options but does not include RSUs or PSUs.

(c)

Represents shares that are available for issuance pursuant to the 2019 Omnibus Plan, all of which are available as full value awards. No further awards may be granted under the 2010 Omnibus Plan following the effective date of the 2019 Omnibus Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3.

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PROPOSAL 4

RATIFICATION OF SELECTION

OF AUDITORS

Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2025. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

FEES PAID TO KPMG

The fees billed by KPMG with respect to the years ended September 30, 2024 and September 30, 2023 were as follows:

	Year Ended September 30, 2024	Year Ended September 30, 2023

Audit Fees (1)	$2,920,395	$2,699,580

Audit-Related Fees (2)	$15,024	$9,827

Tax Fees (3)	$954,836	$1,276,531

All Other Fees	$1,780	$1,780

Total Fees (4)	$3,892,035	$3,987,718

(1)

Aggregate fees billed for professional services for the audit of annual financial statements, reviews of registration statements and certain periodic reports filed with the SEC, and financial statements filed with certain statutory and regulatory filings.

(2)	Audit-related fees primarily consist of fees for services related to certain agreed-upon procedures.

(3)

Tax fees consist of fees for services related to the preparation of the U.S. and associated state and local income tax returns, foreign tax return preparation, transfer pricing assistance, tax audit assistance, state income tax planning, and other ad hoc federal, state, and international/foreign tax matter assistance.

(4)	The Audit Committee pre-approved all fees.

The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2024 is compatible with maintaining KPMG’s independence.

Pre-Approval Policy. Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2024. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the Chair of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 4.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are “independent” (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Lawrence “Chip” Molloy, the Chair of the Audit Committee, Jeffrey Boyer, Dorlisa K. Flur, and James M. Head as audit committee financial experts under the SEC’s guidelines.

The Audit Committee’s purposes and responsibilities are described in its charter, available on the corporate governance section of the Company’s website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Company’s internal audit function; (b) deciding whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG LLP, the Company’s independent auditors, including that of KPMG LLP’s lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Company’s pre-approval policy is more fully described in this Proxy Statement under the caption “Proposal 4 — Ratification of Selection of Auditors.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG LLP. In this context, the Audit Committee has reviewed and discussed, with management and the independent auditors, the Company’s audited financial statements for the year ended September 30, 2024. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Lawrence “Chip” Molloy (Chair) Jeffrey Boyer Dorlisa K. Flur James M. Head

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PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING DIRECTOR RESIGNATION

The North Atlantic States Carpenters Pension Fund (“Proponent”), 29 Endicott Street Worcester, MA 01610, has represented that it has beneficially owned the requisite amount of Common Stock for more than one year and has notified us that a representative will present the following stockholder proposal at the 2025 Annual Meeting.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the Proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.

The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the Proponent.

The Board of Directors opposes the stockholder proposal for the reasons stated after the proposal.

Proposal 5—Director Election Resignation Guideline Proposal

Resolved: The shareholders of Sally Beauty Holdings, Inc. (the “Company”) request that the Board adopt a new Director Election Resignation Guideline (“Resignation Guideline” or “Guideline”) provision to address those situations when one or more incumbent Board nominees fail to receive the required majority vote for re-election. The Resignation Guideline shall provide that each director upon joining the Board tender an irrevocable conditional resignation conditioned on the director’s failure to receive the required majority vote support in an uncontested election. The Guideline shall provide that the resignation will be effective ninety days following the certification of the election vote.

Supporting Statement: Delaware corporate law provides that a director remains on the board until his or her successor is elected and qualified, or until he or she resigns or is removed from office. An incumbent director who fails to receive the required vote for election continues to serve as a “holdover director.” Delaware corporate law was amended in 2006 to provide for director resignations conditioned on an incumbent director’s failure to be re-elected under the majority vote standard that was broadly adopted in the market. The law provided that the resignation could be conditional and irrevocable and was designed to effectuate the majority vote election standard as incumbent directors in uncontested director elections could now be unelected but continue to serve.

The Company has in place a director resignation guideline that requires incumbent directors to tender an irrevocable resignation conditioned on their failure to be re-elected in an annual election. Rather than providing for the resignation to be effective on a date certain following the vote certification, the current guideline sets a process and timeline for Board members to determine whether to accept or reject the tendered resignation. This process affords the Board the opportunity to override the shareholder vote. The proposed Resignation Guideline would establish a straightforward process for effectuating the election outcome determined by shareholders.

Shareholder voting rights to elect the corporate board of directors established under Delaware corporate law are foundational rights in the governance of corporations. The majority vote director election standard adopted by the Company gives shareholders voting rights that have legal effect. It is important that corporate director resignation guidelines and bylaws not undermine shareholder voting rights. The proposed Resignation Guideline establishes shareholder voting in director elections as a more consequential governance right.

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BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

The Board has thoughtfully considered the Proposal and has concluded that its adoption would not be in the best interests of the Company or its stockholders. The Board therefore recommends a vote AGAINST the Proposal for the following reasons:

Our current Director Resignation Policy effectively addresses the Proponent’s concern by prescribing an orderly process that ensures accountability in the rare instance where a Director nominee fails to receive the required vote for re-election.

Our current Director Resignation Policy requires Director nominees to tender irrevocable resignations that will be effective only upon (i) the failure to receive the required vote at a stockholder meeting at which they face re-election and (ii) acceptance of such resignation by the Board. In the event that a Director fails to receive the required vote for re-election, within 90 days following certification of the stockholder vote for the annual meeting, the Nominating, Governance and Corporate Responsibility Committee must recommend to the Board whether to accept or reject a tendered resignation, and the Board must act on such recommendation and hold itself accountable to stockholders by publicly disclosing its decision and rationale. The current Director Resignation Policy states that the Nominating, Governance and Corporate Responsibility Committee and the Board “may consider any factors they deem relevant in deciding whether to accept a director’s resignation.” We believe that the current Director Resignation Policy constitutes a best practice, aligns with market standard and already ensures accountability in the rare instance where a Director nominee fails to receive the required vote for re-election.

Our current Director Resignation Policy allows the Board to exercise its fiduciary duties in determining the best course of action for the Company and its stockholders.

The current Director Resignation Policy also enables the Board to exercise its responsibility as a fiduciary for stockholders. Under the current Director Resignation Policy, the Board is afforded appropriate time and discretion to consider whether, under the circumstances, it is in the best interests of stockholders and the Company to accept the resignation of a Director who does not receive majority support for re-election. Under the Proposal, the Board would be required to accept a resignation even if the Board concluded that rejecting the resignation under the circumstances would be in the best interests of the Company and its stockholders. We believe the Board needs the freedom to act in the best interests of the Company and its stockholders under then-existing circumstances, and subsequently remain accountable to stockholders for their action, rather than prescribing a rule that may have unintended consequences.

We are committed to sound corporate governance and are responsive to stockholder feedback.

The Proposal states that its purpose is “to address those situations when one or more incumbent Board nominees fail to receive the required majority vote for re-election.” Consequently, the Proposal is a “solution in search of a problem,” because, since going public in 2006, the Company has never had an incumbent director that did not obtain the required vote for re-election.

Additionally, our Board regularly seeks stockholder input on important questions of corporate governance and has demonstrated that it is responsive to stockholder feedback, including feedback that impacts Director elections. For example, when stockholders voted to declassify the Board in 2013, the Company amended its Bylaws accordingly the following year.

Based on the foregoing, the Board believes the adoption of this proposal is unnecessary and not in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5

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DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS

PROPOSALS FOR INCLUSION IN PROXY MATERIALS FOR OUR 2026 ANNUAL MEETING

Under SEC Rule 14a-8, if you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2026 annual meeting, such submission must be in writing and received by our Corporate Secretary at our corporate headquarters no later than August 13, 2025. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2026 annual meeting.

OTHER PROPOSALS OR NOMINATIONS FOR THE 2026 ANNUAL MEETING

Our By-Laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2026 annual meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2025 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-Laws must be received no earlier than September 26, 2025, and no later than the close of business on October 26, 2025, and must otherwise comply with the requirements of our By-Laws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

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QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING

AND VOTING

1.	Q: What is a proxy?

A: A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Marlo M. Cormier, our Chief Financial Officer, and Scott Sherman, our Chief Legal and Human Resources Officer, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting.

2.	Q: What is a proxy statement?

A: A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.	Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

A: If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.	Q: What is the record date and what does it mean? Who can vote at the annual meeting?

A: The record date for our annual meeting is November 25, 2024. The record date is established by our Board of Directors as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting and any adjournment or postponements of the meeting on the items of business described in this Proxy Statement. As of the record date there were 102,472,251 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

5.	Q: What different methods can I use to vote?

A: It depends on how your shares are held.

Stockholders of Record. If your shares are registered in your own name, you may vote by proxy or by attending the annual meeting. To vote by proxy, you may select one of the following options:

•	By Written Proxy – You may vote by mailing the written proxy card.

•

By Telephone or Internet Proxy – You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders’ identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

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Street Name Holders. If your shares are held in the name of a bank, broker or other similar holder of record, check your proxy card or the information provided to you by such holder of record to determine which electronic voting options are available until 11:59 p.m., Eastern Time, on January 23, 2025. Please follow their instructions carefully. As a beneficial holder, you are also invited to attend the annual meeting, which will be held virtually. However, since you are not the stockholder of record, you may not vote your shares or ask questions at the annual meeting unless you obtain a signed legal proxy from your bank, broker or other similar holder of record giving you the right to vote the shares and send it to the tabulation agent, Computershare, to obtain a control number to enter the meeting as a validated stockholder.

6.	Q: What constitutes a quorum for the annual meeting?

A: A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to cast votes at the annual meeting are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted as “present” for purposes of establishing a quorum at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

7.	Q: How are abstentions and broker non-votes counted?

A: Votes will be counted and certified by an independent inspector of elections. Abstentions and broker non-votes (as defined below) will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal. If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (“NYSE”). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks, brokers and other similar holders of record may not vote shares (referred to as “broker non-votes”) without your instruction.

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8.	Q: What proposals are we voting on at this meeting? What are the voting recommendations of the Board and what vote is required to approve the proposals?

A:

The Proposals That You are Being Asked to Vote on at the Annual Meeting	Our Board’s Voting Recommendations	Vote Required to Approve each Nominee

Proposal 1: Election of Nine Directors to Serve for One-Year Terms	FOR EACH NOMINEE	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 2

Proposal 2: Advisory Approval of the Compensation of our NEOs	FOR	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 3

Proposal 3: Approve the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan	FOR	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 4

Proposal 4: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal 2025	FOR	Affirmative Vote of a Majority of Votes Cast by Stockholders

Vote Required to Approve Proposal 5

Proposal 5: Vote on Stockholder Proposal (Director Election Resignation Guideline)	AGAINST	Affirmative Vote of a Majority of Votes Cast by Stockholders

A “majority of the votes cast” means the number of “For” votes exceeds the number of “Against” votes. If a nominee who currently is serving as a director does not receive the required vote for re-election, Delaware law provides that such director will continue to serve on the Board as a “holdover” director. However, pursuant to the Company’s Governance Guidelines, each holdover director must tender, or has already tendered, an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, the Company’s Nominating, Governance and Corporate Responsibility Committee would consider the resignation and make a recommendation to the Board about whether to accept or reject such resignation and publicly disclose its decision and the rationale behind it within 90 days following certification of the stockholder vote.

Proposals 1, 2, 3 and 5 are considered non-routine, and therefore banks, brokers and other similar holders of record cannot vote shares on the proposals without your instructions. Thus, abstentions (withheld votes) and broker non-votes will have no effect in determining whether the proposals have been approved.

Proposal 4 is considered a routine matter. Thus, banks, brokers and other similar holders of record may vote shares on this proposal without your instructions. As such, there will be no broker non-votes with respect to this proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A.

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9.	Q: Could other matters be voted on at the meeting?

A: We do not know of any other business that will be presented at the 2025 annual meeting. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by a majority of the votes cast at the annual meeting, unless otherwise provided in our Third Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended and Restated By-Laws (“By-Laws”), the Delaware General Corporation Law or the rules and regulations of the New York Stock Exchange. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

10.	Q: What happens if a stockholder does not specify a choice for a matter when returning a signed proxy?

A: If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, “FOR” the proposal set forth in Proposal 2, “FOR” the proposal set forth in Proposal 3, “FOR” the proposal set forth in Proposal 4, and “AGAINST” the proposal set forth in Proposal 5.

11.	Q: Can I revoke my proxy?

A: At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting online at the virtual annual meeting.

12.	Q: How can I attend the annual meeting?

A: Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.

Registered stockholders will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/M4WVJMF and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. You also will be able to vote your shares online by attending the annual meeting by webcast.

To participate in the annual meeting, you will need to enter the 15-digit control number included on your Notice, on your proxy card.

If you hold your shares beneficially through an intermediary, such as a bank or broker, and you intend to vote or ask questions, you must register in advance by following the instructions outlined in Question 13 below.

A control number will not be required to participate in the meeting as a guest. However, please note that guests will not have the ability to vote or ask questions during the meeting.

The online meeting will begin promptly at 9:00 a.m., local time (Central). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

13.	Q: How do I register to attend the annual meeting virtually on the Internet?

A: If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

If you hold your shares beneficially through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.

 2024 Proxy Statement

To register to attend the annual meeting online by webcast you must submit proof of your proxy power in the form of a legal proxy from your broker reflecting your Sally Beauty Holdings, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 21, 2025.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker with your legal proxy information attached or send a separate email with your legal proxy information attached to legalproxy@computershare.com

By mail:

Computershare

Sally Beauty Holdings Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Upon receipt of your confirmation of registration to participate in the meeting from Computershare, go to meetnow.global/M4WVJMF to log into the meeting.

14.	Q: What if I have trouble accessing the annual meeting virtually?

A: The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

15.	Q: Who pays the cost of this proxy solicitation?

A: The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Company, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $10,000, plus normal expenses not expected to exceed $5,000.

16.	Q: What is “householding” and how does it affect me as a stockholder?

A: To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders of Record: If you vote on the Internet at www.envisionreports.com/SBH, simply follow the prompts for enrolling in the electronic proxy delivery service.

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Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

17.	Q: How will stockholders know the outcome of the proposals considered at the annual meeting?

A: We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the SEC on Form 8-K.

 2024 Proxy Statement

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the annual meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Cade Newman Corporate Secretary
December 11, 2024

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APPENDIX 1

NON-GAAP FINANCIAL NUMBERS RECONCILIATION

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

(In Millions - Unaudited)

	FY21	FY22	FY23	FY24

Operating Income (as Reported GAAP)	$418.4	$337.6	$325.0	$282.7

Restructuring Charges	$6.1	$45.9	$12.0	($ 0.1)

COVID-19	$36.6	$6.2	$3.7

Fuel for Growth and Other		$1.5		$ 32.0

Adjusted Operating Income (non-GAAP)	$461.1	$391.3	$340.8	$314.6

	FY21	FY22	FY23	FY24

Net Sales (as Reported GAAP)	$3,875.0	$3,815.6	$3,728.1	$3,717.0

Operating Income Margin (as Reported GAAP)	10.8%	8.8%	8.7%	7.6%

Adjusted Operating Income Margin (non-GAAP)	11.9%	10.3%	9.1%	8.5%

	FY21	FY22	FY23	FY24

Diluted EPS (as Reported GAAP)	$2.10	$1.66	$1.69	$1.43

Restructuring Charges	$0.05	$0.33	$0.08

COVID-19	$0.25	$0.04	$0.02

Loss on Debt Extinguishment		$0.12	$0.04	$0.03

Fuel for Growth and Other		$0.01		$0.23

Adjusted Diluted EPS (non-GAAP)	$2.40	$2.16	$1.83	$1.69

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APPENDIX 2

SALLY BEAUTY HOLDINGS, INC.

2025 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan (the “Plan” or “2025 Omnibus Plan”) is to promote the success, and enhance the value, of the Sally Beauty Holdings, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts, as determined in good faith by the Committee or the Board:

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(i) the continued and willful failure of the Participant substantially to perform the duties of his employment or other service for the Company or any Subsidiary (other than any such failure due to the Participant’s Disability); (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the Company or any of its Subsidiaries or Affiliates, including, but not limited to, by way of damage to the Company’s or a Subsidiary’s or Affiliate’s reputation or public standing; (iii) the Participant’s commission of a felony involving the business, assets, customers or clients of the Company or any Affiliate, or charge with, indictment for, conviction of, pleading guilty to, confession to, or entering of a plea of nolo contendere by Participant for any other felony or any crime involving fraud, dishonesty, moral turpitude, or a breach of trust; or (iv) the Participant’s material violation or breach of the Company’s or any Subsidiary’s code of conduct or ethics or other Company or Subsidiary policy or rule or the material breach by the Participant of any of his obligations under any written covenant or agreement with the Company or any of its Subsidiaries or Affiliates.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related

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trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) stockholders approve a complete liquidation or dissolution of the Company, other than a Non-Qualifying Transaction.

(h) “Change in Control Price” means the price per Share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(j) “Committee” means the committee of the Board described in Article 4.

(k) “Company” means Sally Beauty Holdings, Inc., a Delaware corporation, or any successor corporation.

(l) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Unless otherwise defined in the applicable Award Certificate, Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n) “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any

 2024 Proxy Statement

medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer, director or consultant of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means the closing sales price on the Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Certificate, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t) “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(v) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w) “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

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(cc) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff) “Plan” means the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan, as amended from time to time

(gg) “Prior Plans” means the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan, as amended (the “2010 Omnibus Plan”) and the Sally Beauty Holdings, Inc. 2019 Omnibus Incentive Plan, as amended (the “2019 Omnibus Plan”).

(hh) “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ii) “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj) “Retirement” shall be reached, except as otherwise provided in an Award Agreement, when a Participant’s employment with the Company and any Subsidiary terminates and at the time of such termination the sum of such Participant’s age and years of service as an employee of the Company or any Subsidiary equals or exceeds 75 years, and the Participant has at least attained the age of 55. In the case of a Non-Employee Director, “Retirement” means termination as a director after reaching the mandatory retirement age for directors as prescribed by the Company from time to time.

(kk) “Shares” means shares of Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(ll) “Stock” means the Company’s Common Stock, $0.01 par value and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(mm) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(nn) “Subsidiary means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(oo) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(pp) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

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3.2 TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth (10th) anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth (10th) anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3 AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 hereof, the Committee has the exclusive power, authority and discretion to:

(a) grant Awards;

(b) designate Participants;

(c) determine the type or types of Awards to be granted to each Participant;

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(d) determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) determine the terms and conditions of any Award granted under the Plan;

(f) prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including but not limited to short-term incentive programs, and any special plan documents;

(i) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) amend the Plan or any Award Certificate as provided herein; and

(l) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4 DELEGATION. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. In addition, the Committee may, by resolution, expressly delegate to one or more of its members or to one or more officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

 2024 Proxy Statement

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2025 Omnibus Plan is 9,500,000 less one (1) share for every one (1) share granted under the Prior Plans after November 25, 2024 and prior to the Effective Date of the 2025 Omnibus Plan. After November 25, 2024, any shares subject to an award under the Prior Plans that are terminated or expire unexercised, are settled for cash, or are canceled, forfeited or lapse for any reason, then in each such case, the shares subject to the awards under the Prior Plans shall, to the extent of such termination, expiration, cash settlement, cancellation, forfeiture or lapse, be added to the shares available for grant under the 2025 Omnibus Plan on a one-for-one basis. From and after the Effective Date, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2 SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (g) of this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason (including by reason of failure to achieve maximum performance goals), any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award other than an Option or Stock Appreciation Right to satisfy tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d) The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e) The full number of Shares subject to a stock-settled SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f) Substitute Awards granted pursuant to Section 13.11 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not directors or employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 14), during the term of the Plan, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 10,000,000.

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5.5 LIMITATION ON COMPENSATION FOR NON-EMPLOYEE DIRECTORS. With respect to any one calendar year, the aggregate compensation that may be granted or awarded to any one Non-Employee Director in respect of his or her services as a Non-Employee Director, including all meeting fees, cash retainers and retainers granted in the form of Awards, shall not exceed $675,000. For purposes of such limit, the value of Awards will be determined based on the aggregate Grant Date fair value of all awards issued to the director in such year (computed in accordance with applicable financial accounting rules). For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

ARTICLE 6

ELIGIBILITY

6.1 GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be canceled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 7.1(e) and 13.6, and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date

 2024 Proxy Statement

the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other “cashless exercise” arrangement.

(e) Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g) No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which for any SAR (other than a SAR issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Prohibition on Repricing. Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be canceled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 13.6, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. No SAR shall be exercisable for more than ten years from the Grant Date.

(d) No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e) No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

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(f) Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1 GRANT OF RESTRICTED STOCK AND STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines, subject to Section 13.6, at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3 DIVIDENDS ON RESTRICTED STOCK. Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4 FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance- based vesting criteria are referred to herein as

 2024 Proxy Statement

Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Notwithstanding anything to the contrary, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1 hereof), which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

ARTICLE 12

STOCK OR OTHER STOCK-BASED AWARDS

12.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards with such Awards being subject to the provisions of Article 11.

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ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2 FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3 LIMITS ON TRANSFER.

(a) Each Award and each right under any Award shall be exercisable only by the holder thereof during such holder’s lifetime, or, if permissible under applicable law, by such holder’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in Section 414(p)(1)(B) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Certificate, Awards (other than Incentive Stock Options and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any grantee means any member of the Immediate Family of such grantee, any trust of which all of the primary beneficiaries are such grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such grantee or members of his or her Immediate Family; and the “Immediate Family” of a grantee means the grantee’s spouse, any person sharing the grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Certificate.

(d) Nothing herein shall be construed as requiring the Company or any Affiliate to honor a QDRO except to the extent required under applicable law.

13.4 BENEFICIARIES. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A Permitted Transferee, beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the

 2024 Proxy Statement

Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5 STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop- transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6 MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted pursuant to Section 13.11, (ii) Shares delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 14.1); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Certificate or otherwise.

13.7 SEPARATION FROM SERVICE.

(a) Death or Disability. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant’s separates from service by reason of such Participant’s death or Disability:

(i) the portion of that Participant’s Stock Options and Stock Appreciation Rights that would have become vested and exercisable on the next vesting date after the date of such Participant’s termination shall become immediately exercisable in full and the Award as so vested may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (i) the twelve-month anniversary of the date of such separation from service, and (ii) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such separation from service;

(ii) the time-based vesting restrictions with respect to any Awards of Restricted Stock or Restricted Stock Units then held by such Participant that would have lapsed on the next vesting date after the date of such Participant’s separation from service shall lapse as of the date of such separation from service, and the unvested portion of each such Award shall be forfeited and canceled as of the date of such separation from service; and

(iii) the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of the Participant’s separation from service, and the denominator of which is the number of days in such Performance Period (each a “Retained Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such separation from service. The Retained Award shall vest upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

(b) Retirement. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant separates from service by reason of such Participant’s Retirement, then

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(i) if the Participant agrees to be bound by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants as determined in the sole discretion of the Company, during the three-year period following the Participant’s Retirement:

(1) such Participant’s unvested Options and Stock Appreciation Rights shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant’s employment or other service had not terminated, and all of such Participant’s exercisable Options and Stock Appreciation Rights (including those that become exercisable pursuant to the immediately preceding clause) may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (A)(i) the third anniversary of the Participant’s Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant’s Retirement, the twelve-month anniversary following the date of the Participant’s death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled;

(2) any time-based vesting restrictions with respect to such Participant’s Restricted Stock and Restricted Stock Units shall continue to lapse in accordance with their respective terms during such three-year period as if such Participant’s employment or other service had not terminated;

(3) such Participant shall retain a portion of his Performance Awards equal to the number of shares or units underlying each Performance Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his Retirement, and the denominator of which is the number of days in such Performance Period (each a “Retained Retirement Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant’s compliance with such covenants, the Retained Retirement Awards shall vest upon completion of the applicable Performance Period for such Retained Retirement Award to the extent that applicable performance objectives are attained; and

(4) if (A) the Participant violates any such restrictive covenants during the applicable three-year period, as determined by the Committee in its sole discretion, or (B) following the date of the Participant’s Retirement, circumstances exist such that the Participant’s employment or other service could have been terminated for Cause, in each case, then, as of the date of such violation, (1) all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled, (2) all unvested time-based Restricted Stock and Restricted Stock Units held by the Participant shall be immediately forfeited and canceled, and (3) all unvested Performance Awards shall be immediately forfeited and canceled.

(ii) if the Retiring Participant elects not to be bound by the restrictive covenants described in subsection (a) above, then

(1) any Options and Stock Appreciation Rights held by the Participant that are exercisable as of the date of Retirement may be exercised until the earlier of (A) the twelve-month anniversary of the date of Retirement, and (B) the expiration of the term of such Award, and any additional portion of such Award that is not then exercisable shall be forfeited and canceled as of the date of such Retirement;

(2) any unvested Restricted Stock and Restricted Stock Units held by the Participant shall be forfeited and canceled as of the date of such Retirement; and

(3) any unvested Performance Awards held by the Participant shall be forfeited and canceled as of the date of such Retirement.

(c) For Cause. Unless otherwise determined by the Committee at or after the Grant Date, if a Participant’s employment or other service is terminated by the Company or any Subsidiary for Cause (or if, following the date of termination of the Participant’s service for any reason, the Committee determines that circumstances exist such that

 2024 Proxy Statement

the Participant’s service could have been terminated for Cause), any Awards granted to such Participant, whether or not then exercisable in the case of Options and Stock Appreciation Rights, shall be immediately forfeited and canceled as of the date of such termination.

13.8 EFFECT OF A CHANGE IN CONTROL. Unless otherwise provided in an Award Certificate, this Section 13.8 governs the treatment of Awards upon a Change in Control.

(a) Accelerated Vesting and Payment of Awards That Are Not Assumed.

(i) Time-Based Awards. Unless the Committee otherwise determines in the manner set forth in Section 13.8(b), in the event of a Change in Control (1) all Options and Stock Appreciation Rights shall become fully vested and exercisable immediately prior to such Change in Control, (2) the time-based vesting restrictions on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (3) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units shall be issued immediately prior to such Change in Control to each Participant then holding such Award, or (4) at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and Deferred Stock Unit shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price or base price, respectively, for such Award, and (II) in the case of Restricted Stock Units and Deferred Stock Units, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award. For the avoidance of doubt, Options and Stock Appreciation Rights having an exercise or base price, respectively, that is equal to or greater than the Change in Control Price may be cancelled without any payment with respect to such cancelled Option or Stock Appreciation Right.

(ii) Performance Awards. Unless the Committee otherwise determines in the manner set forth in Section 13.8(b), any outstanding Performance Award shall first convert to a time-based Restricted Stock Unit Award as follows, and each such time-based Restricted Stock Unit Award shall be treated in accordance with Section 13.8(a)(i) above: (X) if the Change in Control occurs during a performance period, then the Performance Award shall convert, on a one-for-one basis, to a number of time-based Restricted Stock Units based upon an assumed achievement of one hundred percent (100%) of the target award opportunity; and (Y) if the Change in Control occurs following completion of a performance period but prior to settlement of the Performance Award, then the Performance Award shall convert, on a one-for-one basis, to a number of time-based Restricted Stock Units based upon actual performance, as determined by the Committee (as constituted immediately prior to the Change in Control).

(iii) Timing of Payments. Payment of any amounts calculated in accordance with Sections 13.8(a)(i) and 13.8(a)(ii) shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control, subject to Section 16.3.

(b) Assumed Awards. Notwithstanding Section 13.8(a), no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control (such assumed, converted or substituted Award being hereinafter referred to as an “Assumed Award”), provided that to constitute an Assumed Award under this Section 13.8(b):

(i) any Assumed Award must be based on shares of common stock that are traded on an established U.S. securities market;

(ii) any Assumed Award must provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or more favorable to the Participant than the rights, terms

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and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment;

(iii) any Assumed Award must have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) any Assumed Award must have terms and conditions which provide that in the event that the Participant suffers an involuntary separation from service from the surviving entity within two years following the Change in Control, or such other period specified by the Committee (a “Qualifying Termination”), any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be, upon such separation from service; and

(v) any outstanding Performance Award shall first convert to a time-based Restricted Stock Unit Award as follows, and each such time-based Restricted Stock Unit Award shall be treated as an Assumed Award in accordance with the above: (X) if the Change in Control occurs during a performance period, then the Performance Award shall convert, on a one-for-one basis, to a number of time-based Restricted Stock Units based upon an assumed achievement of one hundred percent (100%) of the target award opportunity (the “Converted Performance Award”), and the Converted Performance Award shall vest on the earlier of (i) the scheduled vesting date specified in the Award Certificate absent a Change in Control, subject to the Participant’s continued employment with the surviving entity on such date, or (ii) the Participant’s Qualifying Termination; and (Y) if the Change in Control occurs following completion of a performance period but prior to settlement of the Performance Award, then the Performance Award shall convert, on a one-for-one basis, to a number of time-based Restricted Stock Units based upon actual performance, as determined by the Committee (as constituted immediately prior to the Change in Control), and such time-based Restricted Stock Units shall vest as of the scheduled vesting date specified in the Award Certificate absent a Change in Control.

13.9 DISCRETION TO ACCELERATE AWARDS. Regardless of whether an event has occurred as described in Section 13.7 or 13.8 above, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, or any other reason, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee’s determination in exercising its discretion pursuant to this Section 13.9 need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

13.10 FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy. Nothing contained herein or in any Award Certificate prohibits the Participant from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any

 2024 Proxy Statement

other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities and Exchange Commission.

13.11 SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

13.12.  CLAWBACK. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; (iv) adjustment to the performance objectives applicable to outstanding awards; and (v) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

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14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan (other than pursuant to Article 14), (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be canceled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) Except as otherwise provided in Section 14.1 or in connection with a Change in Control, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be canceled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(c) No termination, amendment, or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

 2024 Proxy Statement

15.3 COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16

GENERAL PROVISIONS

16.1 RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d) No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3 SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax

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treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “Change in Control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Timing of Release of Claims Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such

 2024 Proxy Statement

payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific circumstances.

16.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10 GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or

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receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

16.12 SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan as adopted by the Board on December 5, 2024, and approved by the Company’s stockholders on January 24, 2025.

SALLY BEAUTY HOLDINGS, INC.

Denise Paulonis

President, Chief Executive Officer & Director

 2024 Proxy Statement

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 2024 Proxy Statement

ion
SUN CARE
sun care
sea salt
spray
VAPORISATEUR
AU SEL DE MER
ION SUN CARE
SPRAY DE SAL
MARINA ION
SUN CARE
VEGAN
CRUELTY FREE

REPAIR · PROTECT · HYDRATE

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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SBH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SBH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and AGAINST Proposal 5. 1. Election of Directors For Against Abstain For Against Abstain For Against Abstain 01 - Rachel R. Bishop Ph. D. 04 - Dorlisa K. Flur 07 - Erin Nealy Cox 02 - Jeffrey Boyer 05 - James M. Head 08 - Denise Paulonis 03 - Diana S. Ferguson 06 - Lawrence “Chip” P. Molloy 09 - Debra Perelman 2. Approval of an advisory vote on executive compensation. For Against Abstain 3. Approval of 2025 Omnibus Incentive Plan. For Against Abstain 4. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025. 5. Vote on shareholder proposal (Director Election Resignation Guideline). B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 042BEA 1 P C F

The Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. will be held on Friday, January 24, 2025 at 9:00 A.M. Central Time, virtually via the internet at meetnow.global/M4WVJMF. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT Whether or not you plan to attend the Annual Meeting virtually, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend virtually. Voting early will not prevent you from voting during the virtual Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SBH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Sally Beauty Holdings, Inc. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints Scott Sherman and Marlo Cormier, or either of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 24, 2025, or any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposal 5. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side. C Non-Voting Items Change of Address — Please print new address below.